As filed with the Securities and Exchange Commission on June 14, 2006
                          Registration No. 333-127815


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          PRE-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                COMPUPRINT, INC.
                 (Name of small business issuer in its charter)

      North Carolina                     7380                   56-1940918
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
    of incorporation or        Classification Code Number)   Identification No.)
      organization)

                           99 Park Avenue, 16th Floor
                            New York, New York 10016
                                  212-286-9197
          (Address and telephone number of principal executive offices)

                    Roman Rozenberg, Chief Executive Officer
                                COMPUPRINT, INC.
                           99 Park Avenue, 16th Floor
                            New York, New York 10016
                                  212-286-9197
            (Name, address and telephone number of agent for service)

                                 With copies to:
                                Dan Brecher, Esq.
                           Law Offices of Dan Brecher
                           99 Park Avenue, 16th Floor
                            New York, New York 10016
                                  212-286-0747
                              (212) 808-4155 (fax)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

Title of each class of                          Proposed              Proposed
securities to be              Amount to be      maximum offering      maximum aggregate       Amount of
registered                    Registered (1)    price per share (2)   offering price (2)      registration fee (2)(3)
----------                    --------------    -------------------   ------------------      -----------------------

Common stock,                 2,411,138         $1.875                $4,520,883.75           $532.11
   $0.0001 par value
Common stock,                 2,000,000         $1.875                $3,750,000.00           $441.38
   $0.0001 par value,
   issuable upon
  conversion of
  $2,000,000 in 6%
  convertible debentures

Total                         4,411,138         $1.875                $8,270,993.75           $973.49


(1) The amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and asked price as reported on the OTC Bulletin Board on August 23, 2005, which was $1.875 per share.
(3)   Previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 14, 2006


                                COMPUPRINT, INC.
                        4,411,138 SHARES OF COMMON STOCK

This prospectus relates only to the resale of 4,411,138 shares of common stock of CompuPrint, Inc., a North Carolina corporation, that may be offered and sold from time to time by the selling stockholders identified in this prospectus, of which:

o 2,411,138 shares of common stock were sold to two persons in private securities transactions with our company; and

o 2,000,000 shares of common stock underlie 8% convertible debentures sold to one person in a private securities transaction with our company.

The selling stockholders may from time to time sell their shares of common stock to or through one or more underwriters, directly to other purchasers or through agents, in ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the then-prevailing market price or at negotiated prices. We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. The selling stockholders will pay all brokerage fees and commissions and similar sale-related expenses. We are paying expenses relating to the registration of the shares with the Securities and Exchange Commission.


Our common stock is quoted on the OTC Bulletin Board under the symbol "CPPT". The last reported sales price per share of our common stock as reported by the OTC Bulletin Board on May 26, 2006, was $1.25.


Investing in these securities involves significant risks. SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is [June__], 2006.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THIS REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS


Recent Developments                                                            3
Prospectus Summary                                                             6
Risk Factors                                                                   7
Forward-Looking Statements                                                    16
Use of Proceeds                                                               16
Management's Discussion and Analysis or Plan of Operations                    17
Description of Business                                                       28
Management                                                                    36
Security Ownership of Certain Beneficial Owners and Management                45
Certain Relationships and Related Transactions                                48
Description of Securities                                                     54
Market for Common Equity and Related Stockholder Matters                      55
Selling Stockholders                                                          59
Plan of Distribution                                                          61
Legal Matters                                                                 62
Experts                                                                       62
Indemnification for Securities Act Liabilities                                62
Report to Stockholders                                                        62
Available Information                                                         63
Index to Financial Statements                                                 63

                               RECENT DEVELOPMENTS

Modification to Davidson Leasehold Farmout Agreement

On March 22, 2006, the Farmout Agreement between Davidson Energy, L.L.C., Johnson Children's Trust No. 1, and TexTerra Exploration Partners, LP, dated January 10, 2006 was modified. Our subsidiary, Terra Resources, Inc., is the general partner of TexTerra Exploration Partners, LP. The Farmout Agreement relates to the development of the Richard Bellows 1280-acre oil and gas lease, covering two 640 acre tracts in La Salle County, Texas. Davidson selected the location of a second well on the lease, and pursuant to the modification, TexTerra waived its interest in the second well to the lesser of the maximum depth drilled or 8,000 feet, and TexTerra is not paying the drilling costs of the second well. In consideration of TexTerra's limited waiver as to the second well, with respect to drilling of a third and fourth well, Davidson and Johnson Children's Trust reduced their working interests in the third and fourth wells from 50% to 25% should they choose to participate.

Expiration of Statement of Understanding Agreement with Esterna

Prior to March 31, 2006, we had entered into an agreement, the Statement of Understanding for Purchase of Shares of CompuPrint, Inc., dated December 28, 2005, with Esterna Limited, a Cyprus limited company. Subject to various conditions precedent, including Esterna purchasing from us 500,000 shares of our common stock at $1 per share, which were purchased on December 29, 2005, the Statement of Understanding provided for the sale to Esterna of an additional 49,500,000 shares of our common stock, on an "all or none" basis, for $49,500,000, at a closing that was required to be held by March 31, 2006. We had made no representation that a closing with Esterna would be effected by March 31, 2006, or at any other date. Among other things, we had not received any representation that Esterna had the funds or ability to pay the purchase price, and the transactions contemplated by the Statement of Understanding were subject to due diligence investigations by the parties and various other conditions precedent, which included entering into such contracts of sale and other ancillary agreements that are commonly associated with similar transactions, for example, a shareholders' agreement, voting proxies, and certain other agreements. In the event that the transactions contemplated by the Statement of Understanding were consummated, we were to nominate to the Board of Directors three designees of Esterna. The rights and obligations under the Statement of Understanding expired on March 31, 2006 when no closing had occurred.

Protocol Agreement - Modification to Tierra Nevada Exploration Agreement and Securities Purchase Agreement with Enficon

On April 6, 2006, we entered into an agreement with Kiev Investment Group, pursuant to a Protocol Agreement dated April 5, 2006. Kiev Investment Group is an affiliate of Enficon Establishment, a holder of our debentures. Kiev Investment Group has stated its intention to assign its obligations under the Protocol Agreement. This Protocol Agreement relates to, modifies and supplements the terms of our Securities Purchase Agreement with Enficon dated June 30, 2005 and of our exploration agreement with Enficon dated June 30, 2005. Certain matters governed by those two agreements dated June 30, 2005 remain subject to negotiations.

Under the Protocol Agreement, Kiev Investment Group undertook the following obligations:

      (1) to purchase, pursuant to the Securities Agreement, the fourth tranche of $1 million of convertible debentures, which was purchased on April 12, 2006, and to purchase of the fifth and final tranche of $1 million of convertible debentures by May 15, 2006;
      (2) by June 15, 2006, along with Enficon, to convert their aggregate $5 million of convertible debentures at $1 per share into an aggregate of 5,000,000 shares of common stock;
      (3) to make capital contributions, pursuant to the exploration agreement with Enficon, in the aggregate amount of $3 million to our subsidiary, Tierra Nevada Exploration Partners, with a $1 million capital contribution made on April 13, 2006, and additional contributions of $600,000 and $1.4 million to be made by June 15, 2006 and July 5, 2006, respectively; and
      (4) by June 29, 2006, to purchase from us 5,000,000 shares of our common stock at $1.05 per share.

The Protocol Agreement also provides that, by June 29, 2006, the parties are to enter into a stock option agreement that would grant Kiev Investment Group the right to purchase such additional amount of our common stock that when combined with 5 million shares issuable upon conversion of the debentures by June 15, 2006 and the purchase of 5 million shares by June 29, 2006, would equal 25% of our then outstanding shares of common stock. The stock option is to be exercisable, on an all or none basis, until October 1, 2006 at $1.20 per share, and thereafter, exercisable until December 31, 2006 at a price of the greater of
(a) $1.50 per share or (b) 60% of the average trading price of our common stock for the 20 day period preceding such exercise, with an upper cap on the exercise price of $1.75 per share. Other terms for the stock options are yet to be fully negotiated, and Kiev Investment Group does not have such a stock option until a definitive stock option agreement is executed.

Under the Protocol Agreement, we undertook the following obligations:

      (1) to use certain of the funds invested by Kiev Investment Group in accordance with the terms of the agreement, and in accordance with a business plan for 2006/2007 and a strategic development plan for the next three to five years, which plans are yet to be written;
      (2)   subject to fulfillment of certain Kiev Investment Group obligations under the Protocol Agreement, to grant a seat on our Board of
            Directors to one nominee of Kiev Investment Group that is acceptable to us. The seat shall be forfeited if Kiev Investment Group does not exercise its stock option in its entirety by October 1, 2006, or if Kiev Investment Group does not exercise its stock option to purchase at least 50% of the underlying shares by December 31, 2006.

Subject to fulfillment of Kiev Investment Group's obligations under the Protocol Agreement, Kiev Investment Group will have the right and obligation to finance certain future joint projects for a period of five years. The right to finance joint projects will be forfeited if the stock option is not exercised in its entirety by October 1, 2006, or if the stock option is not exercised as to at least 50% of the underlying shares by December 31, 2006, or if Kiev Investment Group breaches the terms of the Protocol Agreement or any future agreements to be entered into in connection with the joint projects. Kiev Investment Group is to provide 75% of the financing for such joint projects and is to receive a variable net profit participation right, after accounting for our entitlement to a 5% overriding royalty and reimbursement of expenses and return of investment capital. Kiev Investment Group's net profit participation right shall be: 70% for the first year after reimbursement, 60% for the second year after reimbursement, and 50% for the third to fifth years after reimbursement.. We will be able to pursue other third party financing as to such joint projects if we obtain a financing commitment for at least 90% of the project costs on terms more favorable to us than the terms on which Kiev Investment Group is willing to provide financing.

We also agreed to give Kiev Investment Group the opportunity to finance our interests in the development and exploitation of a third and fourth well on a leasehold in LaSalle County, Texas, in which our lease rights are pursuant to a Farmout Agreement with Davidson Energy, L.L.C. and Johnson Children's Trust No. 1, dated January 10, 2006. Kiev Investment Group is to provide 80% of the future financing in connection with those wells, and it will be entitled to a 65% net profit participation right, after accounting for our entitlement to a 5% overriding royalty and reimbursement of expenses and return of investment capital.

EXPLORATION AGREEMENT WITH CALIK ENERJI

On April 11, 2006, we entered into an Exploration Agreement with Calyk Enerji Sanayi ve Ticaret A.<222>., a corporation formed under the laws of Turkey, to jointly explore eight onshore blocks in the Erzurum area of eastern Turkey, comprising approximately 961,875 acres. Pursuant to the agreement, we will provide certain services to identify hydrocarbon exploration targets. We are to receive a 20% working interest in the project.


AMENDMENT TO CONSULTANT AGREEMENT

On April 15, 2006, the Company entered into a second amendment to a consultant agreement, pursuant to which the Company agreed to issue 325,000 shares of common stock if it does not opt to terminate the agreement prior to May 1, 2006. As amended, the Company is required to issue such shares of common stock if it does not opt to terminate the agreement prior to September 30, 2006.

CERTAIN ORGANIZATIONAL MATTERS

On January 4, 2006, we formed an entity named TexTerra Exploration Partners, LP, a Delaware limited partnership, in contemplation of an exploration project. Our wholly-owned subsidiary, Terra Resources, Inc., is the general partner of the entity.

On January 17, 2006, we acquired a 95% equity interest in Namterra Mineral Resources (Proprietary) Limited, an entity organized under the laws of the Republic of Namibia. The entity has not engaged in any material operations to date.

On March 20, 2006, we formed an entity named Terra Resources Operations Co., Inc., a Texas corporation. Our wholly-owned subsidiary, Terra Resources, Inc., is the sole shareholder of the entity. The entity has not engaged in any material operations to date.

CERTAIN ISSUANCES OF SECURITIES

On March 7, 2006, we issued to Norman Sheresky, a legal consultant, stock options to purchase 15,000 shares of the Company's common stock. The stock options are exercisable until March 6, 2011 at $0.50 per share.

On March 14, 2006, we granted to two employees, Eric Weiss and Susan Fox, stock options under our 2005 Stock Incentive Plan to purchase an aggregate of 400,000 shares of our common stock. The stock options are to vest over one year in increments of 25% per fiscal quarter. The stock options are exercisable until March 13, 2011 at $0.90 per share.

Effective April 1, 2006, Dmitry Vilbaum, our Chief Operating Officer, commenced working on a full-time basis. Effective April 1, 2006, Mr. Vilbaum's annual base salary for fiscal year 2006 is at the rate of $150,000 per year.

On April 5, 2006, we granted to two employees, Kimberly Reilly and Eric Robins, stock options under our 2005 Stock Incentive Plan to purchase an aggregate of 35,000 shares of our common stock. The stock options are to vest over one year in increments of 25% per fiscal quarter. The stock options are exercisable until April 4, 2011 at $1.07 per share.

On April 17, 2006, we granted to Dmitry Vilbaum, our Chief Operating Officer, stock options under our 2005 Stock Incentive Plan to purchase an aggregate of 50,000 shares of our common stock. The stock options are to vest over one year in increments of 25% per fiscal quarter. The stock options are exercisable until April 16, 2011 at $1.38 per share.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

ABOUT COMPUPRINT, INC.

We are a North Carolina corporation named CompuPrint, Inc. Prior to May 19, 2005, we were essentially a shell company with no material assets or operations. On May 19, 2005, we split off all of our former business and operations, and acquired Terra Insight Corporation.

Terra Insight Corporation is a Delaware corporation, incorporated on January 7, 2005, that provides mapping and analytic services to exploration, drilling and mining companies, using an integrated approach with proprietary attributes to gather, manage and interpret geologic and satellite data to improve the assessment of resources. The services provided by Terra Insight Corporation include those supplied pursuant to a services agreement with The Institute of Geoinformational Analysis of the Earth, a foreign related party of Terra Insight Corporation. The Institute of Geoinformational Analysis of the Earth is owned and operated by Ivan Railyan, President and Chairman of CompuPrint.

We provide our services to customers for a cash fee, on a per service transaction basis to our customers. Our services are not available to the general public. Our business model for the future places greater emphasis on: seeking joint venture and similar relationships with third parties to map and analyze certain geographic areas in exchange for oil or mineral rights; acquiring licenses for targeted oil and mineral rights; and, acquiring stock, royalties or working interests in exploration projects.

Our principal corporate office is located at 99 Park Avenue, 16th Floor, New York, New York 10016. Our telephone number is 212-286-9197. Our web site address is www.terrainsight.com.

THE OFFERING

Common stock offered for resale     Resale of up to 4,411,138 shares, of which:
to the public by selling
stockholders

                                    o        2,411,138 shares of common stock
                                             were sold to two persons in private
                                             securities transactions with our
                                             company; and
                                    o        2,000,000 shares of common stock
                                             underlie convertible debentures
                                             sold to one person in a private
                                             securities transaction with our
                                             company.

Total shares outstanding            43,008,338

Common stock to be outstanding      45,008,338 shares, assuming the issuance of
after the offering                  shares underlying convertible debentures
                                    included in this prospectus

Use of proceeds                     We will not receive any of the proceeds from
                                    the sale of the shares of common stock
                                    offered by the selling stockholders.

Over-The-Counter Bulletin Board     CPPT
Symbol

                                  RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock. If any of the following risks occurs, our actual results could differ significantly, and the trading price of our common stock could decline, and you may lose all or part of your investment. You should also keep these risk factors in mind when you read forward-looking statements. We have identified all of the material risks which we believe may affect our business and the principal ways in which we anticipate that they may affect our business or financial condition.

                          RISKS CONCERNING OUR BUSINESS

OUR GROWTH WILL DEPEND ON OUR ABILITY TO ACCURATELY ASSESS THE PRESENCE OF AND QUANTITY OF NATURAL RESOURCES.

The success of our business will depend on our ability to accurately detect and quantify the existence of natural resources in a certain territory. If we are unable to provide our mapping and analysis services with an accuracy at least equal to the industry custom and at a price competitive with prevailing industry custom, we will find it difficult to attract new customers and generate any revenues. And, if competitors develop or provide services based upon technology that proves more effective than ours, then we may need to expend significant capital to improve our licensed technology.

OUR LACK OF OPERATING FINANCIAL DATA MAKES PREDICTING OUR FUTURE PERFORMANCE DIFFICULT.

We have only recently commenced our commercial operations so that we have no prior operating history upon which you may forecast our business and prospects. Our proposed services are unproven in the marketplace. As a result of these factors, it is difficult to evaluate our prospects, and our future success is more uncertain than if we had a longer or more proven history of operations.

WE EXPECT TO ENCOUNTER POTENTIAL FLUCTUATIONS IN ANNUAL OPERATING RESULTS.

We have generated very little revenues from operations to date, and as a company with a limited operating history, and limited number of customers, our annual operating results may fluctuate significantly in the future as a result of a variety of factors, including: the demand for our services, the amount and timing of capital expenditures and other costs relating to exploration and development activities, price competition or pricing changes in the market, general economic conditions and economic conditions specific to the oil industry.

WE ARE CHANGING OUR BUSINESS MODEL TO INCLUDE ACTIVITIES THAT MAY NOT GENERATE REVENUES IN THE NEAR TERM AND MAY REQUIRE SIGNIFICANT CAPITAL RESOURCES.

Through 2005, we offered our services for a cash fee, but in the future we may offer our services in exchange for oil or mineral rights, licenses for oil and mineral rights, or royalties and working interests in exploration projects. We may also be required to, or we may elect to invest in, arrange for third party investment, or contribute capital to, such exploration projects. If we do this, this would make forecasting our revenues difficult and unpredictable, as we may generate little or no revenues for a significant period of time, depending on the success of such exploration projects. Our management has limited experience in exploration projects or in the operational risks associated with such projects, so we may participate in projects where there are costs substantially higher than contemplated.

AS WE ARE IN THE EARLY EXPLORATION STAGES OF CERTAIN OIL AND GAS PROPERTIES, AND HAVE ONLY RECENTLY COMMENCED TEST DRILLING ON ONE PROPERTY, WE DO NOT KNOW THAT WE WILL ESTABLISH COMMERCIAL DISCOVERIES ON OUR PROPERTIES.

We hold certain rights to oil and gas leases, and are in the early stages of exploratory activities with respect to one property. Our properties are without proven reserves of oil and gas. We may not establish commercial discoveries on any of our properties, and we may incur significant expenditures that produce little, if any, revenues. Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil or gas wells.


THE MARKETABILITY OF NATURAL RESOURCES WILL BE AFFECTED BY NUMEROUS FACTORS BEYOND OUR CONTROL WHICH MAY RESULT IN US NOT RECEIVING AN ADEQUATE RETURN ON INVESTED CAPITAL TO BE PROFITABLE OR VIABLE.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING TO FINANCE EXPLORATION COSTS, OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

Additional capital will be required to effectively support our operations and to implement our overall business strategy. In addition, we may be required to expend significant capital for future projects long before we realize any revenues from such projects. We estimate that to fund three contemplated exploration projects just in the states of Nevada, Texas and Montana this year and next year, we will need a total of approximately $13 million of capital or other participation during the next twelve to twenty four months. However, there can be no assurance that financing will be available when needed on terms that are acceptable to us. The inability to obtain additional capital will restrict our ability to continue in business, let alone to grow, and may force us to discontinue business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR PROFITABILITY WILL BE HIGHLY DEPENDENT ON AND AFFECTED BY CONDITIONS AND TRENDS IN THE ENERGY AND THE NATURAL RESOURCES EXPLORATION INDUSTRIES, SUCH AS THE PRICES OF CRUDE OIL AND OTHER NATURAL RESOURCES, WHICH HAVE HISTORICALLY BEEN VERY VOLATILE.

We derive substantially all of our revenue from customers primarily in the energy and natural resource industries. As a result, our revenues, profitability, operating cash flows and future rate of growth are highly dependent on the conditions and trends affecting these industries. For example, prices of crude oil and other natural resources may affect the willingness of natural resources exploration, drilling, and mining companies to pay third parties, such as us, for geological analysis, to expand existing exploration opportunities, or to engage in new ones. A significant downward trend in commodity prices would have a material adverse effect on our revenues, profitability and cash flow as natural resources exploration, drilling, and mining companies elect not to engage in expanded or new exploration projects. International oil prices, which are out of our control, can vary as a result of changes in supply and demand and may be influenced by factors such as economic conditions, weather conditions or actions taken by major oil exporting countries. Political developments, including war, embargos and political strife in oil producing regions can also affect oil supply, and thus affect international oil prices. Changes in oil prices typically result in changes in the price of oil products. International oil prices have fluctuated widely over the last ten years.

COMPETITION IN THE OIL AND GAS INDUSTRY IS HIGHLY COMPETITIVE, AND WE CANOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN ACQUIRING ADDITIONAL LEASES OR WE WILL HAVE THE REQUISITE FINANCIAL RESOURCES TO EXPLOIT OBTAINED LEASES.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed. We intend to acquire additional acreage in Texas, Nevada and elsewhere. This acreage may not become available or, if it is available for leasing, we may not be successful in acquiring the leases. There are other competitors that have operations in the Texas and Nevada areas and the presence of these competitors could adversely affect our ability to acquire additional leases.

OIL AND GAS OPERATIONS ARE SUBJECT TO COMPREHENSIVE REGULATION WHICH MAY CAUSE SUBSTANTIAL DELAYS OR REQUIRE CAPITAL OUTLAYS IN EXCESS OF THOSE ANTICIPATED CAUSING AN ADVERSE EFFECT ON OUR COMPANY.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

EXPLORATION AND PRODUCTION ACTIVITIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL REGULATIONS WHICH MAY PREVENT OR DELAY THE COMMENCEMENT OR CONTINUANCE OF OUR OPERATIONS.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations.

Our operating partners maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

EXPLORATORY DRILLING INVOLVES MANY RISKS AND WE MAY BECOME LIABLE FOR POLLUTION OR OTHER LIABILITIES WHICH MAY HAVE AN ADVERSE EFFECT ON OUR FINANCIAL POSITION.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

ANY CHANGE TO GOVERNMENT REGULATION/ADMINISTRATIVE PRACTICES MAY HAVE A NEGATIVE IMPACT ON OUR ABILITY TO OPERATE AND OUR PROFITABILITY.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

SEVERAL OF OUR OFFICERS ALSO HAVE OUTSIDE BUSINESS AND PROFESSIONAL INTERESTS THAT MAY PRESENT A CONFLICT OF TIME COMMITMENT, AND A POTENTIAL CONFLICT OF INTEREST, THAT MAY NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

We currently have two full-time officers, our Chief Executive Officer and Chief Operating Officer, and all of our other officers have outside business and professional interests to which they devote a significant level of time. Ivan Railyan, our President and Chairman, owns and operates The Institute of Geoinformational Analysis of the Earth, and will continue to devote time to that business while he works for us. Dan Brecher, an officer and director, is an attorney and the principal of Law Offices of Dan Brecher. Kenneth Oh, Secretary, is an attorney with Law Offices of Dan Brecher.

OUR AGREEMENT WITH THE INSTITUTE REQUIRES SUBSTANTIAL ANNUAL PAYMENTS, AND IN THE ABSENCE OF REVENUES FROM OPERATIONS, OUR AVAILABLE WORKING CAPITAL WILL BE SIGNIFICANTLY REDUCED.

Pursuant to our licensing agreement and a services agreement with The Institute of Geoinformational Analysis of the Earth, we are presently required to pay the Institute minimum annual fees of at least $600,000. This represents a significant continuing obligation that may reduce our available working capital, as our cash flow from operating activities may not be sufficient to finance the minimum annual fees. If our operating activities do not generate enough revenues to finance the minimum annual fees, we will need to use our available working capital to pay such minimum annual fees.

In the event that we become unable to pay the minimum annual fees, our business will be irreparably impaired, as most of our mapping and analytic services are performed with the use of technology and services obtained from the Institute. Ivan Railyan, our President and Chairman, owns and operates the Institute.

WE HAVE BEEN DEPENDENT UPON PRIVATE PLACEMENTS OF OUR SECURITIES FOR WORKING CAPITAL AND WE MAY HAVE DIFFICULTY IN OBTAINING ADDITIONAL FUNDING, IF REQUIRED, AND THEREFORE IT MAY BE DIFFICULT FOR US TO CONTINUE OUR OPERATIONS.

We have been dependent upon proceeds from private sales of our securities offerings for our operating capital. If additional funds are needed, we may have difficulty obtaining them, and we may have to accept terms that would adversely affect our shareholders. For example, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Also, lending institutions or private investors may impose restrictions on future decisions by us to make capital expenditures, acquisitions or asset sales. Therefore it may be difficult for us to continue our operations, which may result in a complete loss of value of our shares. We may not be able to locate additional funding sources at all or on acceptable terms. If we cannot raise funds on acceptable terms, if and when needed, we may not be able to grow our business or respond to competitive pressures or unanticipated requirements, which could seriously harm our business.

IF WE ARE NOT ABLE TO PROTECT OUR PROPRIETARY TECHNOLOGIES, OUR BUSINESS MAY SUFFER DUE TO COMPETITION.

We rely on copyright laws and nondisclosure, license, and confidentiality arrangements to protect our proprietary rights as well as the intellectual property rights of third parties whose content we license. However, it is not possible to prevent all unauthorized uses of these rights. We cannot assure you that the steps we have taken to protect our intellectual property rights, and the rights of those from whom we license intellectual property, are adequate to deter misappropriation or that we will be able to detect unauthorized uses and take timely and effective steps to remedy this unauthorized conduct. In particular, a significant portion of our revenues may be derived internationally where protecting intellectual property rights is even more challenging. To prevent or respond to unauthorized uses of our intellectual property, we might be required to engage in costly and time-consuming litigation and we may not ultimately prevail. In addition, our offerings could be less differentiated from those of our competitors, which could adversely affect the fees we are able to charge.

WE WILL NEED TO RECRUIT QUALIFIED MANAGERIAL AND TECHNICAL PERSONNEL, AS OUR CURRENT MANAGEMENT HAS VERY LITTLE EXPERIENCE RELATED TO THE NATURAL RESOURCE INDUSTRY, AND WE DO NOT KNOW IF WE WILL BE ABLE TO MANAGE ANY SUBSTANTIAL EXPANSION OF OUR BUSINESS.

Our success will require significant expansion of our business. In order to successfully implement and manage our business plan, we will be dependent upon successfully recruiting qualified managerial and technical personnel having relevant natural resource industry experience, as our present officers have little experience in exploration activities or in the natural resource industry, so that we need to rely upon the experience and advice of outside professionals and consultants, which we have done to date, but which is costly.

OUR CURRENT MANAGEMENT TEAM HAS VERY LITTLE EXPERIENCE IN FINANCIAL ACCOUNTING AND IN MAINTAINING INTERNAL CONTROLS.

We currently do not have a financial officer, and rely on the services of an outside, accounting firm to maintain certain books and records, which is costly. We may experience growth, which will place a strain on our managerial, operational and financial systems resources. To accommodate and manage growth, if it occurs, we must devote management attention and resources to improve our financial strength and our operational systems.

                        RISKS RELATED TO OUR COMMON STOCK

UNLESS A PUBLIC MARKET DEVELOPS FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO SELL YOUR SHARES, THEREFORE YOUR INVESTMENT WOULD BE A COMPLETE LOSS.

There has been no material public market for our common stock and you may be unable to sell your shares. An active trading market may never develop or, if developed, it may not be maintained. Failure to develop or maintain an active trading market could negatively affect the price of our common stock, and you may be unable to sell your shares, and therefore your investment would be a complete loss.

WE NEED TO REMAIN ELIGIBLE FOR QUOTATION ON THE OTC BULLETIN BOARD, BECAUSE REMOVAL FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Our common stock is quoted on the OTC Bulletin Board, which requires that we be current in our reports filed with the SEC in order to maintain price quotation privileges on the OTC Bulletin Board. If we become delinquent in our filings with the SEC, our common stock could be removed from quotation on the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR DIRECTORS AND EXECUTIVE OFFICERS BENEFICIALLY OWN APPROXIMATELY 82% OF OUR OUTSTANDING COMMON STOCK. THEIR INTERESTS COULD CONFLICT WITH YOURS AND OTHER STOCKHOLDERS MAY BE UNABLE TO EXERCISE CONTROL.


As of June 12, 2006, our executive officers, directors and affiliated persons beneficially owned approximately 82% of our issued and outstanding common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:


      o     elect or defeat the election of our directors;
      o amend or prevent amendment of our articles of incorporation or bylaws;
      o effect or prevent a merger, sale of assets or other corporate transaction; and
      o control the outcome of any other matter submitted to the stockholders for vote.

As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We intend to submit one or more of the following proposals for stockholder approval in the near future:

      o     proposal to change corporate name to "Terra Insight Corporation;
      o proposal to increase in the number of shares of authorized shares of common and preferred stock;
      o proposal to change in the state of incorporation from North Carolina to Delaware; and
      o proposal to effect a parent-subsidiary merger of CompuPrint, the parent holding company, and its wholly-owned operating company, Terra Insight Corporation.

Our directors and executive officers collectively have the necessary votes to approve such proposals and other stockholder matters.

WE HAVE ENTERED INTO A PROTOCOL AGREEMENT WITH HOLDERS OF OUR DEBENTURES THAT MAY RESULT IN SUCH DEBENTURE HOLDERS HAVING A SIGNIFICANT VOTING INTEREST IN OUR COMMON STOCK. THE DEBENTURE HOLDER'S INTERESTS COULD CONFLICT WITH YOURS AND WITH THE INTERESTS OF OUR MANAGEMENT.

Kiev Investment Group's potential stock ownership and voting power may conflict with our intended plans of our present management, may influence our choices of oil and gas projects in the future, how we utilize available capital, and may discourage potential investors and financiers from providing funds to our company. On April 6, 2006, we entered into an agreement with Kiev Investment Group pursuant to a Protocol Agreement dated April 5, 2006. Kiev Investment Group is an affiliate of Enficon Establishment, and they hold all of our outstanding debentures. The Protocol Agreement provides that we and Kiev Investment Group are to enter into a stock option agreement, the terms of which have not yet been finalized, that would grant Kiev Investment Group, when combined with other securities it beneficially owns or controls, a right to beneficially own 25% of our then outstanding shares of common stock. Subject to fulfillment of certain Kiev Investment Group obligations under the Protocol Agreement, we also agreed to grant a seat on our Board of Directors to one nominee of Kiev Investment Group that is acceptable to us.

FUTURE SALES OF OUR COMMON STOCK BY EXISTING SHAREHOLDERS COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND MAKE IT MORE DIFFICULT FOR US TO SELL SHARES OF OUR COMMON STOCK IN THE FUTURE.

We presently have a large number of shares that are presently restricted from resale pursuant to the federal securities law in the absence of registration, and many of those shares are or may soon become eligible for resale pursuant to exemptions from registration requirements, and sales of our common stock in the public market, or the perception that such sales could occur, could result in a drop in the market price of our securities and make it more difficult for us to complete future equity financings.


As of June 12, 2006, we have 43,008,338 shares of common stock issued and outstanding. Of the outstanding shares:

      o     3,892,220 shares of our outstanding common stock are freely tradeable or eligible for trading in the public markets; and
      o     37,441,118 shares of our outstanding common stock have been held for more than one year but less than two years, of which 2,411,138 shares are being registered pursuant to this prospectus; and
      o 1,675,000 shares of our outstanding common stock have been held for under one year.


Additionally, we have securities convertible into shares of common stock outstanding, of which:

      o 4,000,000 shares of common stock underlie outstanding convertible debentures that have been held for under one year, of which 2,000,000 shares are being registered pursuant to this prospectus;
      o an aggregate of 9,663,333 shares of common stock underlie outstanding stock options and warrants that have been held for under one year.

Additionally, we have agreements for the sale of:

      o an additional $1 million in convertible debentures, convertible into 1,000,000 shares of common stock; o 5,000,000 shares of common stock by June 29, 2006; and
      o subject to entering into a stock option agreement by June 29, 2006, on terms yet to be fully negotiated, a stock option to purchase such number of our common stock as would equal, when combined with such holder's beneficial ownership of our common stock and debentures convertible into common stock, 25% of our then outstanding shares of common stock.

We cannot estimate the number of shares of common stock that may actually be resold in the public market since this will depend upon the market price for the common stock, the individual circumstances of the sellers and other factors.

We cannot control when the selling stockholders will sell their shares. If all or a substantial portion of the shares of common stock offered for sale by this prospectus are sold in a short period of time, the common stock available for sale may exceed the demand and the stock price may be adversely affected. In addition, the mere perception that such sales could occur may depress the price of our common stock.

WE ISSUED, AND MAY CONTINUE TO ISSUE, A LARGE NUMBER OF SHARES OF COMMON STOCK AND SECURITIES CONVERTIBLE INTO COMMON STOCK, AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

Because of our lack of significant operating revenues to pay for operating expenses, we issued, and may continue to issue, a large number of shares of common stock and other securities convertible into shares of common stock. Because of the large number of shares that have been and may be issued, and the availability of those shares to be sold in the public market, the subsequent resale of those shares may adversely affect the market price of our common stock.

WE DO NOT EXPECT TO PAY DIVIDENDS, THEREFORE YOU MAY NOT RELY ON YOUR INVESTMENT TO BE A SOURCE OF INCOME.

We do not anticipate paying cash dividends in the foreseeable future. Therefore, you may not rely on your investment in our stock as a source of income.

WE HAVE AUTHORIZED A CLASS OF PREFERRED STOCK WHICH MAY ALTER THE RIGHTS OF COMMON STOCK HOLDERS BY GIVING PREFERRED STOCK HOLDERS GREATER DIVIDEND RIGHTS, LIQUIDATION RIGHTS AND VOTING RIGHTS THAN OUR COMMON STOCKHOLDERS HAVE.

The Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. Our Articles of Incorporation, as amended, authorizes a class of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the company. For example, we could grant holders of preferred stock the right to elect some number of directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES ADOPTED BY THE SECURITIES AND EXCHANGE COMMISSION, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME TO EFFECT. THIS MAY MAKE IT MORE DIFFICULT FOR YOU TO DISPOSE OF OUR COMMON STOCK AND CAUSE A DECLINE IN THE MARKET VALUE OF OUR STOCK.

Our shares of common stock, which are quoted in the over-the-counter market on the OTC Bulletin Board, are "penny stocks" as defined in the Securities Exchange Act. As a result, an investor may find it more difficult to dispose of our shares of the common stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

The "penny stock" rules impose sales practice requirements on broker-dealers, including that broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and information about the rights and remedies available to an investor in cases of fraud in penny stock transactions. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Accordingly, because of these burdens placed on broker-dealers, the Commission's rules may limit the number of broker-dealers who may be willing to execute transactions in "penny stocks" and limit the number of potential purchasers, with the effect of reducing the liquidity of penny stocks. These disclosure obligations will likely make it more difficult for stockholders seeking to sell our common stock in the secondary market, and may have to ask for a lower price.

                           FORWARD-LOOKING STATEMENTS

This Prospectus contains certain financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect management's current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this Prospectus. For this purpose, any statements contained in this Prospectus which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may", "will", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements will be reflective in any way of our actual future operations or financial results, and any of such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in the shares.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

INTRODUCTORY NOTE

The discussion below refers to our current operations, those primarily of Terra Insight Corporation, which we acquired on May 19, 2005 in a transaction viewed as a reverse acquisition, and does not refer to the operations for our former business, which was an inactive shell company that did not generate revenue in the fiscal year ended December 31, 2004 nor in the interim period through May 19, 2005. The following discussion should be read in conjunction with the information set forth in the audited financial statements for the year ended December 31, 2005 and the notes thereto. The historical financial information for the period from January 7, 2005 through December 31, 2005 discussed herein is that of the accounting acquirer, Terra Insight Corporation.


Our operations are primarily conducted through our wholly-owned operating subsidiary, Terra Insight Corporation. Terra Insight Corporation wholly owns Terra Resources, Inc., a Delaware corporation. Terra Resources, Inc. is the general partner of two Delaware limited partnerships formed in July 2005, New Found Oil Partners, LP and Tierra Nevada Exploration Partners, LP, and a third Delaware limited partnership formed in 2006, TexTerra Exploration Partners, LP. Terra Resources, Inc. presently owns all of the partnership interests of both limited partnerships.

As of December 31, 2005 and March 31, 2006, Terra Resources, Inc., New Found Oil Partners, and Tierra Nevada Exploration Partners had yet to conduct substantive operations, other than activities related to preliminary analysis of certain parcels of land, and to bidding for land leases in auctions conducted by the Bureau of Land Management, a United States agency.

As of March 31, 2006, only TexTerra has operations. TexTerra has drilled a well and is currently completing that well on the Davidson Leasehold. To obtain financing for drilling TexTerra has sold Enficon Establishment an 80% interest in TexTerra'a working interest in the first well on the Davidson Lease.


PLAN OF OPERATION


Terra Insight Corporation was formed in January 2005. Our plan of operation for the next twelve months is to move to a business model that emphasizes our obtaining royalty or ownership rights in projects we service. During our 2005 fiscal year, we have had only three paying customers. During the first quarter of 2006, we had one paying customer whose project had been started during 2005 and which was concluded in 2006.


We intend to enter into agreements whereby we provide our services, such as providing site and depth locations, to natural resource exploration companies in exchange for royalties or ownership rights, and fees, with regard to a specific natural resource exploration property. We may also seek to finance or otherwise participate in the efforts to recover natural resources from such properties.

In September 2005 and December 2005, we made bids for certain parcels of land in Nevada, and, we intend to participate in the development of oil explorations operations on such properties at a future date. We have not yet specifically identified our business model with respect to such land leases, as we do not have oil exploration experience and need substantial additional capital to conduct oil exploration activities alone. We have entered into an agreement with Enficon which may provide the funding for examining, drilling, operating and financing our land leases in Nevada. Enficon has not provided such funding to date. We continue to seek joint ventures to assist in our operations, including examining, drilling, operating and financing such activities. We will determine our plan for our existing leases and for future leases we acquire based on our ability to fund such projects.

CRITICAL ACCOUNTING POLICIES

Several of our accounting policies involve significant judgments and uncertainties. The policies with the greatest potential effect on our results of operations and financial position is the impairment of unproved oil and gas properties the estimated collectibility of accounts receivable.


Oil and Gas Properties
----------------------

For oil and gas properties, costs associated with lease acquisitions and land costs have been capitalized. Such unproven properties are valued at the lower of cost or fair value. Exploration for and development of oil and gas reserves, including drilling and completing wells, has not commenced as of December 31, 2005. While TexTerra has drilled its first well during the first calendar quarter of 2006, this well has not yet been completed and exploration for and development of oil and gas reserves, has not commenced as of March 31, 2006.

Reserve Estimates
-----------------

The Company's estimates of oil and natural gas reserves, by necessity, are projections based on geologic and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production and the timing of development expenditures. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions governing future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and workover and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected therefrom may vary substantially. Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves, which could affect the carrying value of our oil and gas properties and/or the rate of depletion of the oil and gas properties. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material.

Depletion
---------

We follow the "full-cost" method of accounting for oil and gas properties. Under this method, all productive and nonproductive costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. Such capitalized costs include lease acquisition, geological and geophysical work, delay rentals, drilling, completing and equipping oil and gas wells, and other related costs directly attributable to these activities. Costs associated with production and general corporate activities are expensed in the period incurred. If the net investment in oil and gas properties exceeds an amount equal to the sum of (1) the standardized measure of discounted future net cash flows from proved reserves, and (2) the lower of cost or fair market value properties in process of development and unexplored acreage, the excess is charged to expense as additional depletion. Normal dispositions of oil and gas properties are accounted for as adjustments of capitalized costs, with no gain or loss recognized.

Capitalized costs of proved reserves are amortized by the unit-of-production method so that each unit is assigned a pro-rata portion of unamortized costs. No drilling has yet commenced on the Company's properties and no costs have been amortized. The Company anticipates that it will commence amortizing costs of oil and gas properties during the second calendar quarter 2006.

Accounts Receivable
-------------------


For accounts receivable, we estimate the net collectibility, considering both historical and anticipated trends as well as the financial condition of the customer.

RESULTS OF OPERATIONS FOR FISCAL 2005

Our results of operations for the twelve months ended December 31, 2005 are discussed below. There is no comparison to 2004 since the Company was inactive in that year.

Revenues
--------

Our revenues from services for the year ended December 31, 2005 were $732,150. These revenues were derived from sales to three customers and related to our mapping and surveying services.

We will need to attract new paying customers in order to generate revenues in 2006. While we have been in negotiations with a number of potential clients for the providing of our services, as of December 31, 2005, we did not have a service arrangement for cash in place for 2006. This is because we have recently been placing an emphasis on obtaining an ownership or royalty interest in a potential client's exploration projects, in addition to a cash service fee, and negotiations for such arrangements have taken longer than anticipated. In addition, we have been concentrating on seeking potential joint venture partners in exploiting our land leases and other opportunities presented to us. Until we negotiate and enter into agreements for ownership or royalty interests as compensation, we have no basis for predicting when or how much revenue could be generated from such ownership or royalty interests, or from the exploitation of our land leases, if and when drilling is commenced, and accordingly, we may generate less cash revenues in our fiscal year 2006.

Cost of Revenues
----------------

Our cost of revenues for the year ended December 31, 2005 was $321,785. As a percentage of net revenues, cost of revenues for the twelve months ended December 31, 2005 were approximately 44%.

The cost of revenues consists of payments to a related foreign professional services firm that specializes in the development and application of remote sensing and geographic information technologies.

Operating Expenses
------------------

Operating expenses for the year ended December 31, 2005 were $2,529,991. Operating expenses as a percentage of net revenues were approximately 346%. Operating expenses consisted primarily of professional fees of $1,056,795, management and employee salaries and benefits of $892,170, office facilities expenses of $57,779, and travel related expenses of $260,812.

The majority of the professional fees result from legal and accounting fees, and from the engagement of various consultants to assist the Company in marketing our business and attracting new customers.

Our employee compensation expenses and costs of office facilities are expected to increase substantially in fiscal year 2006, as we plan to hire additional personnel, including a chief financial officer, in the near future. With additional personnel, we will need to seek additional office space.

Travel related expenses can be expected to increase in the future, as many of our customers, and prospective customers and projects, and the territories for which our services are requested or utilized, are located in western United States and in foreign countries.

We intend to expand our business model to include activities such as providing services for royalties or ownership rights and cash fees with regard to specific natural resource exploration properties, which may cause our operating expenses to increase significantly as a percentage of revenues, as revenues from royalties or ownership rights may take years to be realized.

Interest Expense
----------------

Our interest expense for the year ended December 31, 2005 was $210,392. The interest expense relates to issuance of 6% convertible debentures, convertible into shares of common stock, due December 31, 2007 in the principal amount of $3 million that were issued in 2005. Because the conversion price of the debentures was less than the closing trading prices of our common stock on the commitment date, the convertible debentures contain a beneficial conversion feature. We estimated the beneficial conversion feature of the debentures issued to be $750,000. The discount amount ($750,000) is being amortized as a component of interest expense over the redemption period. In the year ended December 31, 2005, we accrued $78,082 in interest on the outstanding amount of the debentures.

Net Loss
--------

Net loss for the year ended December 31, 2005 was $2,306,290.


RESULTS OF OPERATIONS - QUARTER ENDED MARCH 31, 2006 AND 2005

Our results of operations for the three months ended March 31, 2006 and 2005 are discussed below.

THREE MONTH PERIOD ENDED MARCH 31, 2006 COMPARED TO
THREE MONTH PERIOD ENDED MARCH 31, 2005

Revenues
--------

Revenues from services for the three months ended March 31, 2006 and March 31, 2005 were $260,000 and $100,000, respectively. The first quarter 2006 and first quarter 2005 revenues were each derived from sales to one customer and related to our mapping and surveying services. This sale was made to a customer that was identified during our prior calendar year and the bulk of the services to such client were delivered in 2005.

The Company has not focused on targeting new paying customers in order to generate revenues in 2006. This is because we have recently been placing an emphasis on obtaining an ownership or royalty interest in a potential client's exploration projects, in addition to a cash service fee. Negotiations in connection with such transactions are longer than the negotiations for fee for service arrangements. In addition, we have been concentrating on seeking potential joint venture partners in exploiting our land leases and other opportunities presented to us. Until we negotiate and enter into agreements for ownership or royalty interests as compensation, we have no basis for predicting when or how much revenue could be generated from such ownership or royalty interests, or from the exploitation of our land leases, if and when drilling is commenced, and accordingly, we may generate less cash revenues in fiscal year 2006.

Cost of Revenues
----------------

The costs associated with our revenue were $49,000 for the three months ended March 31, 2006 and $70,000 for the three months ended March 31, 2006. As a percentage of net revenues, cost of revenues for the three months ended March 31, 2006 were approximately 18.8% versus 70% for the three months ended March 31, 2005. The Company does not believe the costs incurred during the three months ended March 31, 2006 are, on a percentage basis, indicative of the costs of future revenue as the Company received cost concessions in connection with rendering such services. The cost of revenues consists of payments to a related foreign professional services firm that specializes in the development and application of remote sensing and geographic information technologies. The Company anticipates that its costs of revenue will be approximately 60% of such revenue.

Operating Expenses
------------------

Operating expenses for the three months ended March 31, 2006 and March 31, 2005 were $1,398,429 and $201,414, respectively. Operating expenses as a percentage of net revenues for the three months ended March 31, 2006 and March 31, 2005 were approximately 540% and 172%, respectively. Operating expenses for the three months ended March 31, 2006 consisted primarily of professional fees of $511,818, management and employee salaries and benefits of $279,695, stock option expense (to employees) of $333,125, and travel related expenses of $86,214. Operating expenses for the three months ended March 31, 2005 consisted primarily of officers salaries ($105,000), travel and entertainment ($40,333), and legal fees ($16,554).

The majority of the professional fees result from legal and accounting fees, and from the engagement of various consultants to assist the Company in marketing our business and attracting new customers.

Our employee compensation expenses and costs of office facilities are expected to increase substantially in fiscal year 2006, as we plan to hire additional personnel, including a chief financial officer, in the near future. With additional personnel, we will need to seek additional office space.

Travel related expenses can be expected to increase in the future, as many of our customers, and prospective customers and projects, and the territories for which our services are requested or utilized, are located in western United States and in foreign countries.

We intend to expand our business model to include activities such as providing services for royalties or ownership rights and cash fees with regard to specific natural resource exploration properties, which may cause our operating expenses to increase significantly as a percentage of revenues, as revenues from royalties or ownership rights may take years to be realized.

Interest Expense
----------------

For the three months ended March 31, 2006, we accrued $123,125 in interest on the outstanding amount of the debentures. The interest expense relates to issuance of 6% convertible debentures, convertible into shares of common stock, due December 31, 2007 in the principal amount of $3 million that were issued in 2005. Because the conversion price of the debentures was less than the closing trading price of our common stock on the commitment date, the convertible debentures contain a beneficial conversion feature. We estimated the beneficial conversion feature of the debentures issued to be $750,000. The discount amount of $750,000 is being amortized as a component of interest expense over the redemption period. There was no interest expense for the three months ended March 31, 2005.

Net Loss
--------

The net loss for the three months ended March 31, 2006 and March 31, 2005 was $1,301,829 and $171,414, respectively.

LIQUIDITY AND CAPITAL RESOURCES


Our primary sources of liquidity have been proceeds generated by our sale of our common stock and convertible debentures to private investors.

As of December 31, 2005, we had cash on hand excluding $800,000 in escrow in the amount of $2,300,925. Sales of capital stock and convertible debentures, net of expenses, during 2005 totaled $5,986,955 in the aggregate. There is no comparison to 2004 since the Company was inactive in that year.

As of March 31, 2006 and March 31, 2005, we had cash on hand of and $1,091,932 and $26,763, respectively.


Operating Activities
--------------------

For the year ended December 31, 2005, cash flows from operating activities resulted in deficit cash flows of $1,084,194, primarily due to a net loss of $2,306,290, plus non-cash charges of $395,975 , and adjustments for an increase in deferred costs of $49,000, an increase in prepaid expenses of $96,161 and an increase in other assets of $50,833, an increase in accounts payable and accrued expenses of $684,033, an increase in deferred revenues of $260,000, and an increase in accrued interest on convertible debentures of $78,802.


For the three months ended March 31, 2006, cash flows from operating activities resulted in deficit cash flows of $361,075 primarily due to a net loss of $1,301,829, plus non-cash charges of $591,288, and adjustments for an decrease in deferred costs of $49,000, a decrease in restricted cash of $800,000, an increase in prepaid expenses of $2,404 and a decrease in other assets of $11,040, a decrease in accounts payable and accrued expenses of $275,898, a decrease in deferred revenues of $260,000, an increase in accrued interest on convertible debentures of $45,000, and a loss attributable to a noncontrolling interest of $2,932. For the three months ended March 31, 2005, cash flow from operations activities resulted in deficit cash flows of $22,763 primarily due to a loss of $171,414 and adjustments for an increase in accounts receivable ($250,506), an increase in deferred costs ($171,322), an increase in accounts payable and accrued expenses ($263,272) and an increase in deferred revenue ($345,250).


Investing Activities
--------------------

Cash used by investing activities was $1,801,836 for the year ended December 31, 2005. The cash we used pertained primarily to payments for land leases and related acquisition costs in Nevada in the amount of $1,663,999, which have been capitalized, $137,837 for purchases of property and computer equipment, incurred primarily in connection with the establishment of an office in Moscow, Russia.


Cash used by investing activities was $2,121,600 for the three months ended March 31, 2006. The cash we used pertained primarily to payments for land leases and related acquisition costs in Texas and Nevada in the amount of $2,043,617, which have been capitalized, $77,983 for purchases of property and computer equipment. There was no investing activity during the three months ended March 31, 2005.


Depending on our available funds and other business needs, we may seek to pursue the acquisition of more land leases offered by the Bureau of Land Management at a future date. The cash we use for land leases and related acquisition costs are expenditures from which we will not generate any immediate revenues, if at all.

Financing Activities
--------------------

For the year ended December 31, 2005, cash provided by financing activities was $5,986,955, comprised of net proceeds from the sale of common stock in May 2005, the proceeds from the sales in July 2005 and September 2005 of 6% convertible debentures in the aggregate principal amount of $3,000,000, and the proceeds from the sale of common stock in December 2005.

The 6% convertible debentures are due December 31, 2007. Interest on the principal amount of the debentures accrue at the simple rate of 6% per year from the date of issuance, and is payable at maturity. As of December 31 2005, we have outstanding a principal amount of $3 million in 6% convertible debentures and accrued interest on the debentures of $78,082. The holder of the debenture is entitled, at any time, to convert the principal amount of the debenture or any portion, into shares of the Company's common stock at $1 per share. Upon conversion of a debenture, in whole or in part, the debenture holder will forfeit any accrued interest on the converted principal amount. We expect that the debenture holder will convert the debentures prior to maturity; however, if the holder does not elect to convert the debentures, we will need substantial additional funds.


For the three months ended March 31, 2006, cash provided by financing activities was $1,273,682, comprised of investment by Enficon Establishment in the first well on the Davidson Leaseshold.


Future Needs
------------


We believe that our available cash is adequate to support our month-to-month obligations for more than the next twelve months. In 2006, we entered into contractual arrangements with Kiev Investment Group that will provide the Company with new capital. We believe that we will be able to pay the required minimum annual fees to the Institute from such new financings.


Pursuant to our licensing agreement and a services agreement with the Institute, an entity owned and operated by Ivan Railyan, our President and Chairman, we are required to pay the Institute minimum annual fees of at least $600,000, which we have satisfied with respect to our fiscal year ending December 31, 2005. In 2005, the fees paid to the Institute were financed primarily from proceeds from the sale of securities, and, to a lesser extent, from cash generated from revenues. The annual fees to the Institute represent a significant continuing obligation that may reduce our available working capital, as our cash flow from operating activities may not be sufficient to finance the minimum annual fees. In 2006 and future years, we intend to fund such payment obligations from revenues generated by operations. If our operating activities do not generate enough revenues to finance the minimum annual fees, we will need to use our available working capital to pay such minimum annual fees. If we lack sufficient working capital, we intend to fund such payment obligations in the future through proceeds from the sales of securities or debt or bank financing. Alternatively, we would seek to obtain a waiver or deferral of payment obligations from the Institute. In the event that we become unable to pay the minimum annual fees or to obtain a waiver or deferral of payment obligations from the Institute, we would be in default of our agreements with the Institute and our business will be irreparably impaired, as most of our mapping and analytic services are performed with the use of technology and services obtained from the Institute.

Establishing ownership or other interests in natural resource exploration projects will likely require significant additional capital in addition to our available cash. We estimate that to fund three contemplated exploration projects just in the states of Nevada, Texas and Montana this year and next year, we will need a total of approximately $13 million of capital or other participation during the next twelve to twenty four months.


We are in active negotiations with several institutional investors for funding for such projects, including through investment in our subsidiary or affiliated entities. We intend to utilize limited partnerships to raise funds for certain exploration projects, and have already established two such Delaware partnerships, Tierra Nevada Exploration Partners, LP and New Found Oil Partners, LP, in which our wholly-owned subsidiary, Terra Resources, Inc. is the general partner in these two Delaware partnerships. As of December 31, 2005, Terra Resources, Inc., New Found Oil Partners, and Tierra Nevada Exploration Partners had yet to conduct substantive operations. As of March 31, 2006, New Found Oil Partners and Tierra Nevada Exploration Partners have yet to commence substantive operations. An investor, Enficon Establishment, has agreed to provide certain funding to the Tierra Nevada partnership, but has not yet done so as of December 31 2005.

These limited partnerships, and similar affiliated entities, will be an essential part of our plan for obtaining ownership or royalty interests in natural resource exploration projects in the future, as we do not wish to use our working capital for such projects where that is not necessary. When we incur expenses in establishing our interests in such projects, we will seek reimbursements from the limited partnership or other entities established to obtain such interest. If we are unable to obtain third-party funding for such projects in such a manner, that would have a material negative effect on our working capital and cash flow. We or our subsidiary or affiliate, may be required to advance funds, provide credit guarantees, or incur liabilities that would have a material negative affect on our working capital, cash flow or our ability to raise funds.


On April 15, 2006 the Company signed a Protocol Agreement with Kiev Investment Group which, under its terms, will provide the Company with additional funding and liquidity. Under the Protocol Agreement, Kiev Investment Group ("KIG") purchased an additional $1 million of convertible debentures on April 12, 2006 (in the name of Enficon Establishment) and invested $1 million in Tierra Nevada Exploration Partners. Under the terms of the Protocol Agreement, KIG is also required to:

      (1) Purchase an additional $1 million of convertible debentures by May 15, 2006;
      (2) Purchase from the Company 5,000,000 shares of common stock at $1.05 per share by June 29, 2006.
      (3) Contribute to Tierra Nevada Exploration Partners $600,000 and $1.4 million by June 15, 2006 and July 5, 2006, respectively;
      (4) Convert by June 15, 2006 the aggregate $5 million of convertible debentures (that would be held by Enficon and KIG at such date if contractual commitments are met) into 5,000,000 shares of common stock at $1 per share.

In addition to the contractual required investments, KIG will also receive a stock option to purchase such additional amount of the Company's common stock that when combined with the 5 million shares issuable upon conversion of the debentures by June 15, 2006 and the purchase of 5 million shares by June 29, 2006, would equal 25% of the Company's then outstanding shares of common stock. The stock option is to be exercisable, on an all or none basis, until October 1, 2006 at $1.20 per share, and thereafter, exercisable until December 31, 2006 at a price of the greater of (a) $1.50 per share or (b) 60% of the average trading price of the Company's common stock for the 20 day period preceding such exercise, with an upper cap on the exercise price of $1.75 per share.

Further, subject to fulfillment of KIG's obligations under the Protocol Agreement, KIG will have the right and obligation to finance certain future joint projects for a period of five years.

Based on KIG's commitments, the Company anticipates having the cash necessary to conduct its business over the next twelve months including making the minimum annual fees to the Institute. A default by KIG in meeting its contractual commitments could adversely affect the Company's liquidity.


It is too early in our operations to provide further material information in connection with proposed exploration projects, as we have not completed negotiations for such projects, and do not know what the terms of our participation in such projects will be. Even our agreement with Enficon Establishment regarding the Tierra Nevada partnership is not an unconditional obligation of Enficon Establishment to provide funding.

We sell securities and incur debt when the terms of such transactions are deemed favorable to us and as necessary to fund our current and projected cash needs.

While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development of oil and gas properties. We are seeking financing, which may take the form of equity, convertible debt or debt, in order to provide the necessary working capital. While we have been in negotiations with a private investor for the sale of our common stock and common stock purchase warrants, we currently have no commitments for financing. There is no guarantee that we will be successful in consummating the transaction.

There can be no assurance that additional private or public financing, including debt or equity financing, will be available as needed, or, if available, on terms favorable to the Company. Any additional equity financing may be dilutive to shareholders and such additional equity securities may have rights, preferences or privileges that are senior to those of the Company's existing common or preferred stock. Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on the operating flexibility of the Company. However, if we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition, and we will have to adjust our planned operations and development on a more limited scale.

INFLATION

We do not expect inflation to have a significant impact on our business in the future.

SEASONALITY

We do not expect seasonal aspects to have a significant impact on our business in the future.

OFF-BALANCE SHEET ARRANGEMENT

To date, we do not maintain off-balance sheet arrangements nor do we participate in non-exchange traded contracts requiring fair value accounting treatment.

TRENDS, RISKS AND UNCERTAINTIES


We anticipate that high oil prices this year may cause natural resources exploration companies to conduct more drilling activities and investigate the potential of previously undiscovered oil reserves, and if oil prices remain high, we anticipate that our services will be in higher demand. However, that may create a short supply of drilling rigs and other equipment needed for exploration activities, which may drive up the costs of exploration activities.


PRODUCT RESEARCH AND DEVELOPMENT

Under our past business model, we do not anticipate incurring significant research and development expenditures during the next twelve months. We are changing our business model to focus on utilizing our licensed technology in connection with the acquisition of royalties, ownership rights or land rights for purposes of oil or mineral exploration, and such exploration may involve significant development expenditures. We estimate that to fund three contemplated exploration projects just in the states of Nevada and Montana this year and next year, we will need a total of approximately $13 million of capital or other participation during the next twelve to twenty four months.

ACQUISITION OR DISPOSITION OF PLANT AND EQUIPMENT


We do not anticipate the sale of any significant property, plant or equipment during the next twelve months. Depending on our future business prospects and the growth of our business, and the need for additional employees, we may seek to lease new executive office facilities or to open another office location in Texas.

ACQUISITION OF OIL AND GAS PROPERTIES

Depending upon how we elect to proceed with the exploitation of land leases in the State of Nevada, and whether we seek to obtain land leases for oil exploration elsewhere, we may need to obtain significant amounts of funds for the purchase of property, plant or equipment during the next twelve months. We estimate that we may expend a total of at least $1 million and up to $13 million or more in seeking land rights, and in the purchase of plant and equipment during the next fifteen months. We may chose to purchase drilling equipment as it may become harder for exploration entities to obtain access to such equipment in light of the rise in the price of oil and the more recent loss of equipment due to Hurricane Katrina. However, due to Hurricane Katrina, the availability, and the costs of obtaining, equipment may be difficult and costly. Depending on our future business prospects and the growth of our business, and the need for additional employees, we may seek to purchase or lease new executive office facilities.

EMPLOYEES


We anticipate the need to hire several management, technical, sales and marketing employees in the next twelve months, depending on the rate of growth of our business. As of December 31, 2005, we have fourteen employees; five based in the United States and nine based in Moscow, Russia. As of March 31, 2006, we have eighteen employees; nine based in the United States and nine based in Moscow, Russia. We intend to hire additional management, technical, sales and marketing employees in the next twelve months, depending on the rate of growth of our business. We are seeking to hire a financial officer in the near future.


Other than our interest in hiring a financial officer, we presently have not identified a specific number of persons to fill such roles, and hirings will depend upon our generating increased revenues and obtaining additional sources of financing. We may also need to retain business consultants, especially with significant knowledge of the natural resource industry. To attract and retain quality personnel, we anticipate we will have to offer competitive compensation to future employees and consultants.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment: An Amendment of FASB Statement No. 123." This statement also replaces SFAS 123 and supersedes APB 25. SFAS 123(R) will require the Company to measure the cost of all employee stock-based compensation awards that are expected to be exercised and which are granted after the effective date based on the grant date fair value of those awards and to record that cost as compensation expense over the period during which the employee is required to perform service in exchange for the award (generally over the vesting period of the award). Excess tax benefits, as defined by SFAS 123(R), will be recognized as an addition to paid-in-capital. However, if the tax benefit ultimately realized is less than the amount recognized for financial reporting purposes, the difference will be recognized as tax expense. SFAS 123(R) addresses all forms of share-based payment awards, including shares issued under employee stock purchase plan, stock option, restricted stock and stock appreciation rights. In addition, the Company is required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. SFAS 123(R) will become effective as of the first interim or annual reporting period that begins after December 15, 2005. SFAS 123(R) permits public companies to adopt its requirements using one of two methods:

      1. A "modified prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123(R) that remain unvested on the effective date.

      2. A "modified retrospective" method which includes the requirements of the modified prospective method described above, but also permits entities to restate their financial statements based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures for either (a) all prior periods presented or (b) prior interim periods of the year of adoption.


The Company has elected the "modified prospective" approach and has reflected this approach in its consolidated financial statements for the first three months ended March 31, 2006.

In December 2004, the FASB issued Statement No. 153, Exchanges of Nonmonetary Assets ("SFAS No. 153"), which addresses the measurement of exchanges of nonmonetary assets and eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, with earlier application permitted. The adoption of SFAS No. 153 has not had a material impact on the Company's results of operations or financial position.

In June 2005, the FASB issued Statement No. 154, Accounting Changes and Error Corrections ("SFAS No. 154"), which changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. SFAS No. 154 also requires that a change in method of depreciation, amortization, or depletion for long-lived, nonfinancial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and a correction of errors made in fiscal years beginning after December 15, 2005, but does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS No. 154. The adoption of SFAS No. 154 has not had a material effect on the Company's results of operations or financial position.


In January 2004, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46") and in December 2004, the FASB revised FIN 46 to codify certain FASB Staff positions previously issued for FIN 46 ("FIN 46R"). The objective of FIN 46 as originally issued, and as revised by FIN 46R, was to improve financial reporting by companies involved with variable interest entities ("VIEs"). Prior to the effectiveness of FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 changed that standard by a company if that company was subject to a majority of the risk of loss from the variable interest entity's activities or if that company is entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities crated after January 31, 2003. Consolidation requirements applied to older entities in the first fiscal year or interim period beginning after June 15, 2003. The adoption of FIN 46 and FIN 46R did not have any impact on the financial position, results of operations or cash flows of the Company.


In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140, which simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation and eliminates a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold. SFAS No. 155 is effective for all financial instruments acquired, issued or subject to a remeasurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. The adoption of SFAS No. 155 is not expected to have any impact on our results of operations of our financial position.

                             DESCRIPTION OF BUSINESS

GENERAL OVERVIEW

We are a North Carolina corporation named CompuPrint, Inc.

We only recently began our current business operations, on May 19, 2005, when we acquired the business of Terra Insight Corporation. Terra Insight Corporation is a Delaware corporation, incorporated on January 7, 2005, that provides mapping and analysis services for exploration companies related to natural resources to be found beneath the surface of the earth utilizing unique technologies and scientific analysis techniques. Prior to May 19, 2005, we had substantially no operations.

We maintain our executive offices at 99 Park Avenue, 16th Floor, New York, New York 10016, telephone number: 212-286-9197. We maintain a web site at www.terrainsight.com.

ORGANIZATION HISTORY

CompuPrint, Inc. was incorporated on September 15, 1995 in the State of North Carolina.

Prior to 2002, CompuPrint was a remanufacturer and distributor of laser and ink jet printer cartridges. Thereafter, CompuPrint's business plan consisted of the sale of laser and ink jet printer cartridges through independent sales representatives compensated on a commission basis. On August 19, 2003, CompuPrint sold all operations and net assets of its laser and inkjet printer cartridge operations in exchange for forgiveness of debt. After the sale, CompuPrint had no material operations and was searching for new business opportunities in the laser and inkjet printer cartridge industry.

On May 19, 2005, CompuPrint entered into a Split-Off Agreement with David Allison, CompuPrint's sole officer and director and CompuPrint's controlling shareholder. Pursuant to the agreement, CompuPrint transferred all of its assets and liabilities to CompuPrint Ventures, Inc., a newly formed North Carolina corporation, in exchange for 100% of the equity of CompuPrint Ventures, Inc. Immediately following the transfer, CompuPrint transferred its 100% of the equity of CompuPrint Ventures, Inc. to Mr. Allison in exchange for 13,086,360 shares of common stock that he held, which were then cancelled, and for the release by Mr. Allison to CompuPrint of all rights to any amounts advanced or otherwise loaned by Mr. Allison to CompuPrint.

On May 19, 2005, CompuPrint entered into an Agreement and Plan of Reorganization with Terra Insight Corporation, a Delaware corporation, and the three shareholders of Terra Insight Corporation. Pursuant to the reorganization agreement, CompuPrint issued 35,029,980 shares of common stock, constituting approximately 90% of CompuPrint's outstanding common stock after the issuance, in exchange for all of the equity of Terra Insight Corporation in a transaction viewed as a reverse acquisition. The three shareholders of Terra Insight Corporation received the following number of shares of CompuPrint's common stock: Ivan Railyan, 29,775,483 shares; Roman Rozenberg, 3,502,998 shares; and Dan Brecher, 1,751,499 shares. In connection with the transaction, CompuPrint's sole officer and director resigned and the three shareholders of Terra Insight Corporation were appointed to CompuPrint's Board of Directors. Subsequently, Mr. Railyan was appointed President and Chairman of the Board, Mr. Rozenberg was appointed Chief Executive Officer, and Mr. Brecher was appointed CompuPrint's Secretary. No director, executive officer or person who may be deemed to be an affiliate of Terra Insight Corporation had any direct or indirect interest in CompuPrint prior to the completion of the reverse acquisition.

On July 6, 2005, we formed an entity named Tierra Nevada Exploration Partners, LP, a Delaware limited partnership, in furtherance of our proposed exploration project with Enficon Establishment. Our wholly-owned subsidiary, Terra Resources, Inc., is the general partner of Tierra Nevada Exploration Partners, LP, with an initial 100% partnership interest.

On July 12, 2005, we formed an entity named New Found Oil Partners, LP, a Delaware limited partnership, in contemplation of an exploration project. Our wholly-owned subsidiary, Terra Resources, Inc., is the general partner of the entity with an initial 100% interest.

On January 4, 2006, we formed an entity named TexTerra Exploration Partners, LP, a Delaware limited partnership, in contemplation of an exploration project. Our wholly-owned subsidiary, Terra Resources, Inc., is the general partner of the entity.

On January 17, 2006, we acquired a 95% equity interest in Namterra Mineral Resources (Proprietary) Limited, an entity organized under the laws of the Republic of Namibia. The entity has not engaged in any material operations to date.

On March 20, 2006, we formed an entity named Terra Resources Operations Co., Inc., a Texas corporation. Our wholly-owned subsidiary, Terra Resources, Inc., is the sole shareholder of the entity. The entity has not engaged in any material operations to date.

BUSINESS OF TERRA INSIGHT CORPORATION

We provide mapping and analytic services to exploration, drilling and mining companies, using an integrated approach with proprietary attributes to gather, manage and interpret geologic and satellite data to improve the assessment of natural resources. The proprietary analytic technology utilizes a broad range of available geological information, together with satellite and aerial photographs, supplementing other geological exploration work, such as thematic processing of recent remote Earth sensing data, making it possible to optimize the acquisition of seismic or other geophysical sensing. These efforts can be directed to various uses, and are used with regard to exploration projects covering a wide range of natural resources. The mapping services consist of an analysis of a specified geographic area to predict where natural resources, such as oil, mineral ores, water, or diamonds are likely to exist, so that assessment can be made of the commercial prospects of exploring, drilling or mining in a specified area. The mapping services and the analysis of the geographic area are accomplished using mathematical techniques to process the information gathered. The mapping services do not replace traditional exploration techniques, but rather are intended to supplement and optimize the traditional geological exploration.

Most of the mapping and analytic services are performed with the use of technology and services obtained from The Institute of Geoinformational Analysis of the Earth (the "Institute"), pursuant to an exclusive licensing agreement and a services agreement. The Institute is an international professional services firm, owned and operated by our President and Chairman, Ivan Railyan, which specializes in the development and application of remote sensing and geographic information technologies. Remote sensing and spatial database technologies are tools used by natural resource scientists to better understand, use and manage the Earth's resources. We have an exclusive, worldwide 30-year renewable license for the use of the technology of the Institute. We are required to pay the Institute $600,000 each year under the license agreement. The Institute has also entered into an agreement to render services to us, and to refer all inquiries for commercial contract services to us.

We provide our services to customers for a cash fee, on a per service transaction basis to our customers. Our services are not available to the general public. Our business model for the future places greater emphasis on: seeking joint venture and similar relationships with third parties to map certain geographic areas in exchange for royalties, participation or other oil or mineral rights; acquiring licenses for targeted oil and mineral rights, and, acquiring stock, royalties and working interests in exploration projects. We may also seek to invest in, arrange for, or contribute capital to, such exploration projects.

On September 13, 2005, Tierra Nevada Exploration Partners, LP submitted bids at a competitive oral sale of Federal lands in the State of Nevada for oil and gas leasing, conducted by the Bureau of Land Management, an agency within the U.S. Department of the Interior. Tierra Nevada's bids for nine separate parcels of land, totaling approximately 15,439 acres, were accepted at the auction, at an aggregate price of approximately $435,516. The partnership paid a bid deposit of $54,725 at the auction, and, subsequently paid $380,791 on September 26 2005. The bids were made without detailed knowledge of the condition of the properties, accessibility to the properties, their suitability for oil and gas operations, the history of prior operations on such properties, the amount of any proven or probable reserves in the properties, or the potential economic significance of the properties. In October 2005, we received offers of leases for eight of the nine parcels, totaling 14,361 acres. In November 2005, we were informed by the Bureau of Land Management that with respect to the one other parcel that Tierra Nevada submitted a bid for and paid for, such land was offered for bid in error, due to an overlap of certain territory with an existing lease, and we are evaluating our options with respect to such parcel. Generally, leases from the Bureau of Land Management issue for a primary term of 10 years, and continue beyond the primary term as long as the lease is producing. Annual rental is $1.50 per acre for the first 5 years, and $2 per acre after that period, until production begins. Once a lease is producing, the Bureau of Land Management charges a royalty of 12.5% on the production. The eight leases were effective as of November 1, 2005.

On December 13, 2005, Tierra Nevada Exploration Partners, LP submitted bids at a competitive oral sale of Federal lands in the State of Nevada for oil and gas leasing, conducted by the Bureau of Land Management, an agency within the U.S. Department of the Interior. Tierra Nevada's bids for two separate parcels of land, totaling approximately 1,240.44 acres, were accepted at the auction, at an aggregate price of approximately $33,417. The bids were made without detailed knowledge of the condition of the properties, accessibility to the properties, their suitability for oil and gas operations, the history of prior operations on such properties, the amount of any proven or probable reserves in the properties, or the potential economic significance of the properties. Generally, leases from the Bureau of Land Management issue for a primary term of 10 years, and continue beyond the primary term as long as the lease is producing. Annual rental is $1.50 per acre for the first 5 years, and $2 per acre after that period, until production begins. Once a lease is producing, the Bureau of Land Management charges a royalty of 12.5% on the production. The leases were effective as of January 1, 2006.

PRODUCTS AND SERVICES

We provide information, consulting services and reports that include geological maps of a defined geographic territory and our analyses and assessment of the likelihood of the existence of a targeted-for natural resource in a specifically requested territory, so that our customers can assess the commercial prospects of exploring, drilling or mining in a specified area.

SALES AND MARKETING

To date, our customers have been those of whom our executives had direct prior knowledge. We seek customers on an individual basis. We do not utilize a sales or marketing team.

COMPETITIVE BUSINESS CONDITIONS

We believe the principal competitive factors in our business are the accuracy of information we provide to customers and price. Although we do not believe that we have a direct competitor for our particular service offering, we do face significant competition within the natural resource exploration service industry. We compete against major natural resource exploration and production companies that conduct their geological and exploration analysis in-house, and other independent geological and information companies, consultants and service providers. This includes companies and consultants that provide software for visualizing, analyzing and modeling sub-surface structures, that provide geology maps and databases, and that perform geological interpretation and assessment services.

DEPENDENCE ON MAJOR CUSTOMERS


For the year ended December 31, 2005, we derived all our revenues from three customers.


LICENSE AGREEMENT

We have an exclusive, worldwide 30-year renewable license for the use of all of the technology of the Institute, which has as its focus the exploration, sustainable development and management of the Earth's resources and the monitoring of the environment. We are required to pay the Institute $600,000 each year under the license agreement until we have achieved certain milestones, upon which the payments increase.

SERVICES AGREEMENT

The Institute has also entered into an agreement to render services to us, and to refer all inquiries for commercial contract services to us. The Institute will perform certain contract services for us at no more than 40% of the published rates of $500 per square kilometer, with minimum annual fees totaling $500,000, and with offsets against the license fee until certain minimum revenues are obtained. Commencing in 2007, the minimum annual services fee payments to the Institute are to increase annually by the lesser of four percent or the percentage increase of the New York Consumer Price Index using 2005 as the base year. The agreement further provides that in any calendar year in which our revenues are less than $6,000,000, the initial minimum annual services fees of $500,000 is to be offset against the annual license fee of $600,000. This offset will continue until such time that our annual revenues reach at least $10 million in a calendar year, or our market capitalization exceeds $100 million at a time when our annual revenues reach $6 million or more.

TIERRA NEVADA EXPLORATION AGREEMENT

On June 30, 2005, we entered into an exploration agreement with Enficon Establishment, a Liechtenstein company, for the formation, operation, financing and development of a Delaware limited partnership, Tierra Nevada Exploration Partners, LP, in connection with the exploration of certain natural resource deposits in the State of Nevada. Our subsidiary, Terra Resources, Inc., is the general partner of the partnership. The plan is to pursue acquisition of the leases related to oil rights in certain properties in a designated area of Nevada to implement an exploration program for the drilling of three wells. On April 6, 2006, we entered into a Protocol Agreement dated April 5, 2006 with Kiev Investment Group, an affiliate of Enficon, which relates to, modifies and supplements the terms of our exploration agreement with Enficon dated June 30, 2005.

We are to provide up to a total of $3 million in funding for the project, and Enficon and Kiev Investment Group are to provide up to $3 million as capital contribution in furtherance of the project. Assuming such funding by Enficon and Kiev Investment Group, they would have a 50% interest as a limited partner in the partnership. To the extent that Enficon and Kiev Investment Group contribute less than the amount we contribute to the partnership, their interest in the partnership will be diluted. To the extent that additional third-party financing is required, our interest and the interest of Enficon and Kiev Investment Group in the partnership, or both, may be diluted. As of April 13, 2006, we provided $2.5 in capital contributions, and Kiev Investment Group has provided $1 million in capital contributions to the project.

Subject to fulfillment of Kiev Investment Group's obligations under the Protocol Agreement, Kiev Investment Group will have the right and obligation to finance certain future joint projects for a period of five years. The right to finance joint projects will be forfeited if the stock option provided for in the Protocol Agreement is not exercised in its entirety by October 1, 2006, or if the stock option is not exercised as to at least 50% of the underlying shares by December 31, 2006, or if Kiev Investment Group breaches the terms of the Protocol Agreement or any future agreements to be entered into in connection with the joint projects. Thereafter, Kiev Investment Group is to provide 75% of the financing for such joint projects and is to receive a variable net profit participation right, after accounting for our entitlement to a 5% overriding royalty and reimbursement of expenses and return of investment capital. Kiev Investment Group's net profit participation right shall be: 70% for the first year after reimbursement, 60% for the second year after reimbursement, and 50% for the third to fifth years after reimbursement.. We will be able to pursue other third party financing as to such joint projects if we obtain a financing commitment for 90% of the project costs on terms more favorable to us than the terms on which Kiev Investment Group is willing to provide financing.

We also agreed to give Kiev Investment Group the opportunity to finance our interests in the development and exploitation of a third and fourth well on a leasehold in LaSalle County, Texas, in which our lease rights are pursuant to a Farmout Agreement with Davidson Energy, L.L.C. and Johnson Children's Trust No. 1, dated January 10, 2006. Kiev Investment Group is to provide 80% of the future financing in connection with those wells, and it will be entitled to a 65% net profit participation right, after accounting for our entitlement to a 5% overriding royalty and reimbursement of expenses and return of investment capital.

DAVIDSON LEASEHOLD TRANSACTION

On January 26, 2006, TexTerra Exploration Partners, LP, a newly formed limited partnership of which Terra Resources, Inc. (a first tier subsidiary of Terra Insight Corporation) is the general partner, entered into agreements in furtherance of transactions pursuant to a Farmout Agreement with Davidson Energy, L.L.C. and Johnson Children's Trust No. 1, dated January 10, 2006. The Farmout Agreement regards the development of the Richard Bellows 1280-acre oil and gas lease, covering two 640 acre tracts in La Salle County, Texas. Davidson Energy, L.L.C. and Johnson Children's Trust No. 1 obtained the Bellows Lease by assignment from the original lessees, Darrel Canion and Marian Canion and from other prior estate holders (Main Plaza Corporation, Jarret B. Meuth and William
R. Meuth, Jr who had reserved a mineral fee estate). TexTerra's leasehold interest is subject to an approximate 25% royalty interest to the assignors to Davidson and the Johnson Children's Trust, leaving an approximately 75% net revenue interest to be split between Davidson Energy and the Johnson Children's Trust, on the one hand, and TexTerra, on the other hand.

Pursuant to the conditions set forth in the Farmout Agreement, Davidson Energy and Johnson Children's Trust assigned to TexTerra a 70% working interest (70% of the 75% net revenue interest) in and to the Railroad Commission spacing unit (a defined area around a well hole under Texas law). The purchase price for TexTerra's 70% working interest was TexTerra's payment of the budgeted amount of $1,417,150 for drilling, testing, stimulating, completing and equipping the initial well. Any additional costs are to be paid 70% by TexTerra and 30% by Davidson Energy. The remaining 30% working interest (30% of the 75% net revenue interest) was retained by Davidson Energy and Johnson Children's Trust.

TexTerra's initial well interest and TexTerra's interest in the remaining acreage under the leases was, subject to the leases, agreed as earned by deposit by TexTerra of the costs of drilling the initial well, at which time Davidson Energy and Johnson Children's Trust delivered a fully executed and recordable assignment covering the leases which conveyed to TexTerra a 70% working interest in the initial well spacing unit and a 50% working interest in all other acreage covered by the leases.

After the initial well, Davidson Energy and Johnson Children's Trust were to have the right, but not the obligation, to participate in a 50% interest in future wells on the lease. The rights of the parties pursuant to the Farmout Agreement are subject to the terms of a joint operating agreement. In the event Davidson Energy and Johnson Children's Trust elect not to participate in future wells on the lease, they shall receive the carried interest discussed below.

In the event Davidson Energy and Johnson Children's Trust together decide not to participate in a future well or wells on the lease, Davidson Energy and Johnson Children's Trust shall promptly deliver a recordable assignment of their working interest in and to the leases and the spacing unit assigned to the proposed well, reserving therefrom a carried interest of a back-in 10% working interest. Such back-in interest shall become effective if and when TexTerra reaches payout on the lease. Payout shall be deemed to have occurred as of the first day of the month following the month in which the result of the following formula is equal to or greater than one: (a) TexTerra cumulative net production revenue (from initial well plus wells subject to backin interest), divided by (b) TexTerra cumulative cost (from initial well plus wells subject to backin interest).

On March 22, 2006, a modification to the Farmout Agreement was signed by the parties. Davidson selected the location of a second well on the lease, and pursuant to the modification, TexTerra waived its interest in the second well to the lesser of the maximum depth drilled or 8,000 feet, and TexTerra is not paying the drilling costs of the second well. In consideration of the limited waiver by TexTerra, with respect to drilling of a third and fourth well, Davidson and Johnson Children's Trust reduced their working interest in the third and fourth wells from 50% to 25% should they choose to participate.

FUNDING FOR DRILLING THE INITIAL WELL ON THE DAVIDSON LEASEHOLD

In January 2006, to fund its obligations under the Farmout Agreement with Davidson Energy and Johnson Children's Trust (the "Davidson Project"), TexTerra entered into an agreement, entitled Limited Partnership Agreement of TexTerra, dated as of January 22, 2006, between TexTerra, Terra Resources, Inc., the general partner, and Enficon Establishment, a limited partner, which sets forth certain rights, duties and obligations in the operations of TexTerra. Pursuant to the Limited Partnership Agreement, Enficon paid $1,133,720, which represented 80% of the budgeted costs of $1,417,150, for the initial well on the Davidson Project, and Enficon is responsible for 80% of the expenditures for professional fees, including TexTerra'a oil and gas consultant, legal costs, title review fees, the costs of our technical studies, and additional cash calls to cover the direct costs from third parties directly related to the Davidson Project. Terra Resources and Enficon are responsible for additional funding as is required for the initial well in the ratio of 20% to 80%, respectively.

In exchange for Enficon's payments pursuant to the Limited Partnership Agreement, TexTerra granted Enficon an economic interest in the initial well to be drilled in the Davidson Project, to the extent of 65% of the net revenue interest received by TexTerra from the initial well after payment of a 5% overriding royalty to Terra Insight Corporation and after repayment of the budgeted costs paid by Enficon and Terra Resources. Until such budgeted costs are paid back in full to Enficon and Terra Resources, TexTerra will pay net revenue it receives from the initial well 80% to Enficon and 20% to Terra Resources after payment of its own costs and the 5% overriding royalty to Terra Insight Corporation.

Pursuant to a Protocol Agreement with Kiev Investment Group, an affiliate of Enficon, we agreed to give Kiev Investment Group the opportunity to finance our interests in the development and exploitation of a third and fourth well on a leasehold in LaSalle County, Texas, in which our lease rights are pursuant to a Farmout Agreement with Davidson Energy, L.L.C. and Johnson Children's Trust No. 1, dated January 10, 2006. Kiev Investment Group is to provide 80% of the future financing in connection with those wells, and it will be entitled to a 65% net profit participation right, after accounting for our entitlement to a 5% overriding royalty and reimbursement of expenses and return of investment capital.

GOVERNMENT REGULATION AND COMPLIANCE WITH ENVIRONMENTAL LAWS

We are not aware of any federal, state and local laws, rules and regulations affecting our service business as presently conducted. In 2006, we are altering our business model to also engage in activities directly involving the exploration and exploitation of oil and other natural resources, for which we may become required to make the expenditures necessary to comply with applicable health and safety, environmental and other regulations.

As of March 31, 2006, our existing exploration activities have been in the State of Texas. We are also planning to engage in exploration activities in the State of Nevada in 2006, subject to regulatory approval.

Oil and gas operations are subject to various United States federal, state and local governmental regulations. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state, provincial and local laws and regulations relating primarily to the protection of human health and the environment. To date, expenditures related to complying with these laws, and for remediation of existing environmental contamination, have not been significant in relation to the results of operations of our company. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

INTELLECTUAL PROPERTY

We rely heavily on intellectual property, including the intellectual property we license. We regard our trademarks, copyrights, licenses, and other intellectual property as valuable assets and use intellectual property laws, as well as license and confidentiality agreements with our employees, certain customers, dealers, and others, to protect our rights. In addition, we exercise reasonable measures to protect our intellectual property rights and intend to enforce these rights when we become aware of any potential or actual violation or misuse.

Intellectual property licensed from third parties, including from the Institute, is a vital component of our service offerings and, cannot be independently replaced or recreated by us or others.

EMPLOYEES


As of June 12, 2006, we have seventeen employees, of whom five serve in officer capacities and twelve serve in scientific and administrative capacities. Our Chief Executive Officer and Chief Operating Officer are full time employees. The other officers work on a part-time basis. Nine of the twelve non-officer personnel work on a full-time basis.


DESCRIPTION OF PROPERTY

We presently sublease our executive office facilities in New York, New York, on a month-to-month basis, pursuant to an oral agreement with an officer. The rent was $1,500 per month through November 2005, and was $2,250 per month through March 2006, and is currently at the rate of $4,750 per month. The increases in rent have been due to our occupancy of additional space.

We also lease additional office facilities at 150 East 57th Street, New York, New York, pursuant to a lease commenced on December 5, 2005 and ending on December 31, 2007, at $4,600 a month.

We also sublease office facilities at Leninski Prospect 132, Suite 707, Moscow, Russia, at approximately $14,000 per quarter. The sublease is pursuant to an oral agreement entered on August 15, 2005. We intend to enter into a sublease agreement for these premises, on a year-to-year or longer basis, in the near future.

In February, 2006 the Company leased an apartment in Moscow, Russia, at a monthly rent of $5,000, to be used by executives of the Company. The Moscow apartment is not covered by a lease.

We believe that our present office facilities are suitable for our present needs. Our offices are not covered by insurance.

In September 2005, Tierra Nevada Exploration Partners, LP, an affiliate of the Company, was the successful bidder in auctions for nine separate oil and gas leases on Federal lands in the State of Nevada, conducted by the Bureau of Land Management (BLM), an agency within the U.S. Department of the Interior. The parcels total 15,439 acres, at an aggregate purchase price of $435,516. Leases from BLM are for a primary term of 10 years, and continue beyond the primary term as long as the lease is producing. Annual rental is $1.50 per acre for the first 5 years ($2 per acre after that) until production begins. Once a lease is producing, the BLM charges a royalty of 12.5% on the production. The leases were effective November 1, 2005.

On December 13, 2005, Tierra Nevada Exploration Partners, LP was the successful bidder in auctions conducted by the Bureau of Land Management for two separate parcels of land, totaling approximately 1,240.44 acres in Nevada. Our bid was for at an aggregate price of approximately $30,935. Leases from the Bureau of Land Management are issued for a primary term of 10 years, and continue beyond the primary term as long as the lease is producing. Annual rental is $1.50 per acre for the first 5 years, and $2 per acre after that period, until production begins. Once a lease is producing, the Bureau of Land Management charges a royalty of 12.5% on the production. The leases were effective as of January 1, 2006.

As of December 31, 2005, total costs incurred in connection with the acquisition of the above-mentioned land leases amounted to $1,663,999, which consisted of acquisition costs in the amount of $1,197,548 and land leases of $466,451.

LEGAL PROCEEDINGS

We are not a party to any material pending legal proceeding, nor are we aware of any threatened lawsuits or other legal actions or proceedings.

Terra Insight Corporation is not a party to, and none of our property is subject to, any pending or actual threatened legal or governmental proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The persons listed in the table below are our present directors and executive officers.

Name                  Age    Position
----------------      ---    ---------------------------------------------------

Ivan Railyan          39     President and Chairman of the Board
Roman Rozenberg       43     Chief Executive Officer and Director
Dan Brecher           64     Managing Director, Treasurer (Principal Financial
                                  Officer) and Director
Dmitry Vilbaum        36     Chief Operating Officer
Kenneth Oh            34     Secretary

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors serve without cash compensation and without other fixed remuneration. We may, in the future, establish a compensation plan for independent directors. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors.

MANAGEMENT PROFILES

IVAN RAILYAN, PRESIDENT AND CHAIRMAN OF THE BOARD. Ivan Railyan became our President and Chairman of the Board on May 19, 2005. Mr. Railyan works on a part-time basis. From January 7, 2005 to the present, Mr. Railyan has been President and Chairman of the Board of Terra Insight Corporation. In 1997, Mr. Railyan joined the Institute of Geoinformational Analysis of the Earth Establishment, a Liechtenstein company, as the Head of the Representative Office in the Commonwealth of Independent States. From 2003 to the present, Mr. Railyan has served as Chairman of the Board of the Institute. From 1993 to 1997, Mr. Railyan served as the Head of Research and Development team of the Russian Defense Ministry, Joint Chiefs of Staff. Mr. Railyan received a Master of Science degree from the University of Patrisa Lumumby, Moscow in 1991, and an honorary Ph.D. from the Academy of Science, Arts of the CIS Countries, which he received in 2003. Since 2003 to the present, Mr. Railyan has served as the Vice President of the Academy of Arts and Science of the Commonwealth of Independent States. In September 2005, Mr. Railyan was elected as a member of the Russian Academy of Natural Sciences.

ROMAN ROZENBERG, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Roman Rozenberg became our Chief Executive Officer and a director on May 19, 2005. Mr. Rozenberg works on a full-time basis. From January 7, 2005 to the present, Mr. Rozenberg has been Chief Executive Officer and a director of Terra Insight Corporation. From March 2004 through January 2005, Mr. Rozenberg served as Vice President of TelcoEnergy, Inc. From February 2002 through March 2004, Mr. Rozenberg served as Chief Executive Officer of Syntaz, Inc. From September 1999 through February 2002, Mr. Rozenberg served as President and Chief Technology Officer of Biolink Technologies International, Inc. Mr. Rozenberg received a Bachelor of Science degree in electrical engineering in 1986 and a Masters of Sciences degree in Information Systems Engineering in 1989 from Polytechnic University (formerly known as Polytechnic Institute of New York).

DAN BRECHER, MANAGING DIRECTOR, TREASURER (PRINCIPAL FINANCIAL OFFICER) AND DIRECTOR. Dan Brecher became our Secretary and Treasurer (Principal Financial Officer) and a director on May 19, 2005. On June 1, 2005, Mr. Brecher's duties were changed from Secretary to Managing Director. Mr. Brecher works on a part-time basis. From January 7, 2005 to June 1, 2005, Mr. Brecher served as Secretary of Terra Insight Corporation, and as a director from January 7, 2005 to the present. Mr. Brecher is a practicing attorney. From 1998 through the present, Mr. Brecher has been the principal of Law Offices of Dan Brecher. Mr. Brecher received a Bachelor of Arts degree in economics from City College of New York in 1964, and a Doctor of Jurisprudence from Fordham University in 1969. Law Offices of Dan Brecher serves as our legal counsel.

DMITRY VILBAUM, CHIEF OPERATING OFFICER. On June 13, 2005, Dmitry Vilbaum was appointed our Chief Operating Officer. Mr. Vilbaum devotes substantially all of his time to our business. From June 2005 to March 2006, Mr. Vilbaum was employed by Law Offices of Dan Brecher on a part-time basis. From March 2001 to June 2005, Mr. Vilbaum was employed by Deutsche Bank where he held various positions in the bank's information technology department. From January 1996 through March of 2001, Mr. Vilbaum served as the president of Anyent, Inc., a consulting company providing information technology services to major Wall Street corporations, such as Citibank, Deutsche Bank, Newbridge Securities, Deloitte & Touche LLP., as well as technology companies, such as Compaq and MatchBlade Technologies. Mr. Vilbaum received a Bachelor of Engineering degree in 1995 from the City University of New York.

KENNETH OH, SECRETARY. On June 1, 2005, Kenneth Oh was appointed our Secretary. Mr. Oh works on a part-time basis. Mr. Oh is a practicing attorney. From 1998 through the present, Mr. Oh has been an attorney with Law Offices of Dan Brecher. Law Offices of Dan Brecher serves as our legal counsel. Mr. Oh graduated from Pomona College with a B.A. degree in 1993, and from Fordham University with a J.D. degree in 1997.

ADDITIONAL INFORMATION ABOUT OFFICERS AND DIRECTORS

None of our officers or directors serves as a director of another reporting company. None of our officers or directors has a family relationship with any director, executive officer, or nominee to become a director or an executive officer. None of our officers or directors during the past five years has been: involved in a bankruptcy petition or a pending criminal proceeding; convicted in a criminal proceeding, excluding traffic and minor offenses; subject to any order, judgment, or decree, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or found by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law.

Certain of our officers, Dan Brecher and Kenneth Oh, work for our attorneys, Law Offices of Dan Brecher, and will continue to do so for the near future as we develop our operations. Mr. Brecher and Mr. Oh are practicing attorneys who devote a majority of their time to Law Offices of Dan Brecher.

We have a license agreement and a services agreement with The Institute of Geoinformational Analysis of the Earth, pursuant to which services of great importance to our operations are received. Mr. Railyan, our President, Chairman and majority stockholder, is the owner and operator of the Institute.

BOARD OF DIRECTORS COMMITTEES

The Board of Directors does not currently maintain an audit, nominating or compensation committee, or similar committees, of the Board of Directors. The Board of Directors is responsible for matters typically performed by an audit committee. No person serving on our Board of Directors qualifies as a financial expert. As our present business operations were only recently commenced, our Board of Directors consists of three persons who are officers. We are seeking to attract persons with financial expertise and related industry experience to serve on our Board of Directors.

CODE OF ETHICS

We have not yet adopted a code of ethics applicable to our directors, officers and employees.

EXECUTIVE COMPENSATION

No cash compensation, deferred compensation, or other compensation, including employee stock options or long-term incentive plan awards, were issued or granted to CompuPrint's former management during CompuPrint's last three fiscal years ended December 31, 2003, 2004 and 2005.

On May 19, 2005, CompuPrint acquired the business of Terra Insight Corporation. Pursuant to the transaction, CompuPrint's sole officer and director resigned, and the nominees of Terra Insight Corporation assumed officer and director positions of CompuPrint. As Terra Insight Corporation was formed in 2005, there was no executive compensation paid by Terra Insight Corporation in prior years.

SUMMARY COMPENSATION TABLE

The table below sets forth information concerning the annual and long-term compensation during our fiscal year ended December 31, 2005 of our Chief Executive Officer and all of our other officers ("Named Executive Officers").

                                                                                            Long Term
                                                     Annual Compensation                   Compensation
                                                     -------------------                   ------------
                                                                                            Securities
                                                                                            Underlying
Name and Principal Position                 Year          Salary             Bonus        Options/SARS (#)
---------------------------              ----------   ---------------   --------------    ---------------

Roman Rozenberg                          2005   (a)   $ 180,000         $  75,000   (i)         1,533,334
  Chief Executive Officer
Ivan Railyan                             2005   (a)   $ 180,000   (e)   $  75,000   (j)         1,533,333
  President
Dan Brecher                              2005   (a)   $  60,000   (f)   $  75,000   (k)         1,533,333
  Managing Director
Dmitry Vilbaum                           2005   (b)   $  69,712   (g)   $  25,000   (l)         1,163,333
  Chief Operating Officer
Kenneth Oh                               2005   (c)   $  17,654   (h)   $  25,000   (m)           500,000
  Secretary
David R. Allison                         2005   (d)   $       0         $       0                       0
  Former President, Treasurer
   and Secretary

(a) Became an officer on May 19, 2005 in connection with the Company's acquisition of Terra Insight Corporation. Compensation refers to the entire 2005 fiscal year period.
(b) Became an employee on June 13, 2005. Compensation refers to the period June 13, 2005 through December 31, 2005.
(c) Became an employee on June 1, 2005. Compensation refers to the period June 1, 2005 through December 31, 2005.
(d) Resigned as an officer on May 19, 2005 in connection with the Company's acquisition of Terra Insight Corporation.
(e)   Includes $120,000 in accrued salary paid in 2006.
(f) Includes salary, net of applicable taxes and deduction, of $5,000 paid in 2006.
(g) Includes $13,942 in salary paid by a related party, which amounts are reimbursed by the Company.
(h)   Includes $1,500 in salary paid in 2006.
(i)   Refers to fiscal year 2005 bonus amount, of which $5,920 was paid in 2006.
(j)   Refers to fiscal year 2005 bonus amount, which was paid in 2006.
(k) Refers to fiscal year 2005 bonus amount, of which $68,163 was paid in 2006.
(l) Refers to fiscal year 2005 bonus amount, of which $23,077 was paid in 2006.
(m)   Refers to fiscal year 2005 bonus amount, which was paid in 2006.

STOCK INCENTIVE PLAN

On December 29, 2005, our Board of Directors adopted the CompuPrint, Inc. 2005 Stock Incentive Plan. The Stock Incentive Plan has not yet been submitted for shareholder approval. The Stock Incentive Plan provides for various types of awards, including stock options, stock awards, and stock appreciation rights, denominated in shares of our common stock to our employees, officers, non-employee directors and agents, and those of our participating subsidiaries. The purposes of the Stock Incentive Plan are to attract and retain such persons by providing competitive compensation opportunities, to provide incentives for those who contribute to the long-term performance and growth of our company, and to align employee interests with those of our shareholders. The Stock Incentive Plan is administered by the Board of Directors. The Stock Incentive Plan prohibits the repricing of awards. The maximum aggregate number of shares of common stock that may be granted under the Stock Incentive Plan is five million shares, subject to an evergreen provision, provided that not more than one million shares may be issued as awards of incentive stock options. The evergreen provision provides that for a period of nine years from the adoption date of the Stock Incentive Plan, the aggregate number of shares of common stock that is available for issuance under the Stock Incentive Plan shall automatically be increased by that number of shares equal to five percent of our outstanding shares, on a diluted basis, or such lesser number of shares as determined by the Board of Directors. Unless terminated earlier by the Board of Directors, the Stock Incentive Plan will terminate on December 28, 2015.

During the year ended December 31, 2005, we granted 2,250,000 nonincentive stock options, exercisable until December 28, 2010 at $0.50 per share, under the Plan.

OPTION GRANTS IN FISCAL 2005

The table below sets forth information concerning 6,263,333 stock options granted during the fiscal year ended December 31, 2005 to the Named Executive Officers. The percentage of total stock options is based on 6,513,333 stock options granted to employees, including officers and directors, during the 2005 fiscal year.

                             Number of Securities         % of Total Options
                              Underlying Options         Granted to Employees      Exercise or Base      Expiration
Name                              Granted (#)               in Fiscal Year           Price ($/Sh)           Date
---------------              --------------------        --------------------      ----------------      ----------

Ivan Railyan                       1,033,334                     15.9                     0.32             01-06-10
Ivan Railyan                         500,000                      7.7                     0.50             12-28-10
Roman Rozenberg                    1,033,333                     15.9                     0.32             01-06-10
Roman Rozenberg                      500,000                      7.7                     0.50             12-28-10
Dan Brecher                        1,033,333                     15.9                     0.32             01-06-10
Dan Brecher                          500,000                      7.7                     0.50             12-28-10
Dmitry Vilbaum                       413,333                      6.3                     0.80             06-12-10
Dmitry Vilbaum                       500,000                      7.7                     1.00             06-28-10
Dmitry Vilbaum                       250,000                      3.8                     0.50             12-28-10
Kenneth Oh                           250,000                      3.8                     0.80             05-19-10
Kenneth Oh                           250,000                      3.8                     0.50             12-28-10

OPTION EXERCISES IN FISCAL 2005 AND YEAR END OPTION VALUES

This table provides information for options exercised by each of the Named Executive Officers in 2005 and the number and value (stock price less exercise price) of the remaining options held by those executive officers at year-end, using the average ($0.31) of the closing bid and ask prices of our common stock on December 30, 2005.

                                                                     Number of Securities          Value of Unexercised
                                                                    Underlying Unexercised         In-the-Money Options
                                                                    Options at 12/31/05 (#)           at 12/31/05 ($)
                             Shares Acquired        Value           -----------------------           ---------------
Name                         on Exercise (#)     Realized ($)     Exercisable   Unexercisable   Exercisable   Unexercisable
----                         ---------------     ------------     -----------   -------------   -----------   -------------

Ivan Railyan                        0                 0                      0      1,533,334             0               0
Roman Rozenberg                     0                 0                      0      1,533,333             0               0
Dan Brecher                         0                 0                      0      1,533,333             0               0
Dmitry Vilbaum                      0                 0                913,333        250,000             0               0
Kenneth Oh                          0                 0                250,000        250,000             0               0

DIRECTOR COMPENSATION

Directors have not been compensated for their services on the Board of Directors. We may, in the future, establish a compensation plan for our independent directors.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

In connection with the reverse acquisition of Terra Insight Corporation, we assumed the obligations of the executive employment agreements of Terra Insight Corporation.

Agreement with Ivan Railyan
---------------------------

Ivan Railyan serves as President pursuant to a three-year employment agreement, effective as of January 7, 2005 and as amended on May 19, 2005 and December 29, 2005. The employment is on a part-time basis. His annual base salary for fiscal year 2005 was $180,000 and is $247,500 for fiscal year 2006, with annual increases for subsequent years of not less than the change in the Consumer Price Index. His base salary is to be increased to $275,000 when we achieve revenue totaling at least $5,000,000, or obtain financing of at least $5,000,000, based upon financing completed after May 1, 2005. His base salary is to be increased to $365,000 following the first month in which:

      o we achieve market capitalization of $100 million or more for at least four consecutive trading days, or for at least ten of the last thirty trading days,
      o our subsidiaries, in total, achieve revenues totaling at least $6 million or valuation of $25 million or more, based on private or public financing, sale, merger or similar transaction;
      o     we achieve revenues of $10 million or more; or
      o we, including any subsidiary, obtain financing of at least $8 million, based upon financing completed after May 1, 2005.

We granted him five-year stock options to purchase up to 1,033,334 shares of our common stock. The exercise price for the stock options is $0.32 per share. The stock options are subject to future vesting. One-half of the stock options shall vest following the first fiscal year end in which our earnings before interest, taxes, depreciation, and amortization (EBITDA) exceeds $2,000,000 or our gross revenues exceed $6,000,000. The remaining stock options shall vest following the first fiscal year end in which our EBITDA exceeds $4,000,000 or our gross revenues exceed $10,000,000.

He is also entitled to receive death benefits of $70,000, an automobile, reimbursement for reasonable travel and other business related expenses, four weeks vacation, medical and dental insurance, and participation in any 401(k) plan, stock option plan, or other employee plan, perquisite and other benefits made available to other management employees, which presently includes life and long-term care insurance coverage. We may also award him an annual performance bonus or other bonus as determined by the Board of Directors.

If we undergo a "change of control", we must pay him an amount equal to 290% of his base compensation and all stock options granted are to vest immediately. He has the right to terminate his employment if we undergo a change in control. As defined in his employment agreement, a change of control refers to:

      o a change in our ownership or management that would be required to be reported in response to certain provisions of the Securities Exchange Act of 1934;
      o an acquisition, other than directly from us, by a person or entity other than us of thirty five percent (35%) or more of our common stock or then outstanding voting securities;
      o a change in a majority of the current Board of Directors, excluding a Board approved change that does not result from a proxy contest;
      o a reorganization, merger, consolidation or sale of substantially all of our assets, after which our shareholders do not own, in the same proportion, more than 50% of the voting power, after which a majority of the board of directors changes, and after which a new shareholder beneficially owns 25% or more of the voting power; or
      o the approval by our stockholders of a complete liquidation or dissolution.

The employment agreement, as amended, provides that, prior to the consummation of an actual "change in control" event, we and the employee shall in good faith negotiate a new employment agreement, whereby it is contemplated that employee would continue to render similar services in an executive capacity for a term of no less than five years, on improved terms and conditions as to salary and benefits, recognizing that additional duties, responsibilities and certain waivers are contemplated by such "change in control".

The employment agreement, as amended, contains tax gross-up provisions relating to compensation or to any excise tax and income tax that the employee incurs by reason of receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code.

The employment agreement provides for termination for cause.

Agreement with Roman Rozenberg
------------------------------

Roman Rozenberg serves as Chief Executive Officer pursuant to a three-year employment agreement, effective as of January 7, 2005 and as amended on May 19, 2005 and December 29, 2005. His annual base salary for fiscal year 2005 was $180,000 and is $238,500 for fiscal year 2006, with annual increases for subsequent years of not less than the change in the Consumer Price Index. His base salary is to be increased to $265,000 when we achieve revenue totaling at least $5,000,000, or obtain financing of at least $5,000,000, based upon financing completed after May 1, 2005. His base salary is to be increased to $350,000 following the first month in which:

      o we achieve market capitalization of $100 million or more for at least four consecutive trading days, or for at least ten of the last thirty trading days,
      o our subsidiaries, in total, achieve revenues totaling at least $6 million or valuation of $25 million or more, based on private or public financing, sale, merger or similar transaction;
      o     we achieve revenues of $10 million or more; or
      o we, including any subsidiary, obtain financing of at least $8 million, based upon financing completed after May 1, 2005.

We granted him five-year stock options to purchase up to 1,033,333 shares of our common stock. The exercise price for the stock options is $0.32 per share. The stock options are subject to future vesting. One-half of the stock options shall vest following the first fiscal year end in which our earnings before interest, taxes, depreciation, and amortization (EBITDA) exceeds $2,000,000 or our gross revenues exceed $6,000,000. The remaining stock options shall vest following the first fiscal year end in which our EBITDA exceeds $4,000,000 or our gross revenues exceed $10,000,000.

He is also entitled to receive death benefits of $70,000, an automobile, reimbursement for reasonable travel and other business related expenses, four weeks vacation, medical and dental insurance, and participation in any 401(k) plan, stock option plan, or other employee plan, perquisite and other benefits made available to other management employees, which presently includes life and long-term care insurance coverage. We may also award him an annual performance bonus or other bonus as determined by the Board of Directors.

If we undergo a "change of control", we must pay him an amount equal to 290% of his base compensation and all stock options granted are to vest immediately. He has the right to terminate his employment if we undergo a change in control. As defined in his employment agreement, a change of control refers to:

      o a change in our ownership or management that would be required to be reported in response to certain provisions of the Securities Exchange Act of 1934;
      o an acquisition, other than directly from us, by a person or entity other than us of thirty five percent (35%) or more of our common stock or then outstanding voting securities;
      o a change in a majority of the current Board of Directors, excluding a Board approved change that does not result from a proxy contest;
      o a reorganization, merger, consolidation or sale of substantially all of our assets, after which our shareholders do not own, in the same proportion, more than 50% of the voting power, after which a majority of the board of directors changes, and after which a new shareholder beneficially owns 25% or more of the voting power; or
      o the approval by our stockholders of a complete liquidation or dissolution.

The employment agreement, as amended, provides that, prior to the consummation of an actual "change in control" event, we and the employee shall in good faith negotiate a new employment agreement, whereby it is contemplated that employee would continue to render similar services in an executive capacity for a term of no less than five years, on improved terms and conditions as to salary and benefits, recognizing that additional duties, responsibilities and certain waivers are contemplated by such "change in control".

The employment agreement, as amended, contains tax gross-up provisions relating to compensation or to any excise tax and income tax that the employee incurs by reason of receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code.

The employment agreement provides for termination for cause.

Agreement with Dan Brecher
--------------------------

Dan Brecher serves as Managing Director of the Company pursuant to a three-year employment agreement, effective as of January 7, 2005 and as amended on May 19, 2005 and December 29, 2005. The employment is on a part-time basis. His annual base salary for fiscal year 2005 was $60,000 and is $135,000 for fiscal year 2006, with annual increases for subsequent years of not less than the change in the Consumer Price Index. His base salary is to be increased to $150,000 when we achieve revenue totaling at least $5,000,000, or obtain financing of at least $5,000,000, based upon financing completed after May 1, 2005. His base salary is to be increased to $250,000 following the first month in which:

      o we achieve market capitalization of $100 million or more for at least four consecutive trading days, or for at least ten of the last thirty trading days,
      o our subsidiaries, in total, achieve revenues totaling at least $6 million or valuation of $25 million or more, based on private or public financing, sale, merger or similar transaction;
      o     we achieve revenues of $10 million or more; or
      o we, including any subsidiary, obtain financing of at least $8 million, based upon financing completed after May 1, 2005.

We granted him five-year stock options to purchase up to 1,033,333 shares of our common stock. The exercise price for the stock options is $0.32 per share. The stock options are subject to future vesting. One-half of the stock options shall vest following the first fiscal year end in which our earnings before interest, taxes, depreciation, and amortization (EBITDA) exceeds $2,000,000 or our gross revenues exceed $6,000,000. The remaining stock options shall vest following the first fiscal year end in which our EBITDA exceeds $4,000,000 or our gross revenues exceed $10,000,000.

He is also entitled to receive death benefits of $70,000, an automobile, reimbursement for reasonable travel and other business related expenses, four weeks vacation, medical and dental insurance, and participation in any 401(k) plan, stock option plan, or other employee plan, perquisite and other benefits made available to other management employees, which presently includes life and long-term care insurance coverage. We may also award him an annual performance bonus or other bonus as determined by the Board of Directors.

If we undergo a "change of control", we must pay him an amount equal to 290% of his base compensation and all stock options granted are to vest immediately. He has the right to terminate his employment if we undergo a change in control. As defined in his employment agreement, a change of control refers to:

      o a change in our ownership or management that would be required to be reported in response to certain provisions of the Securities Exchange Act of 1934;
      o an acquisition, other than directly from us, by a person or entity other than us of thirty five percent (35%) or more of our common stock or then outstanding voting securities;
      o a change in a majority of the current Board of Directors, excluding a Board approved change that does not result from a proxy contest;
      o a reorganization, merger, consolidation or sale of substantially all of our assets, after which our shareholders do not own, in the same proportion, more than 50% of the voting power, after which a majority of the board of directors changes, and after which a new shareholder beneficially owns 25% or more of the voting power; or
      o the approval by our stockholders of a complete liquidation or dissolution.

The employment agreement, as amended, provides that, prior to the consummation of an actual "change in control" event, we and the employee shall in good faith negotiate a new employment agreement, whereby it is contemplated that employee would continue to render similar services in an executive capacity for a term of no less than five years, on improved terms and conditions as to salary and benefits, recognizing that additional duties, responsibilities and certain waivers are contemplated by such "change in control".

The employment agreement, as amended, contains tax gross-up provisions relating to compensation or to any excise tax and income tax that the employee incurs by reason of receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code.

The employment agreement provides for termination for cause.

Agreement with Dmitry Vilbaum
-----------------------------

Dmirty Vilbaum serves as Chief Operating Officer pursuant to a three-year employment agreement, effective as of June 13, 2005 and as amended December 29, 2005. Through March 2006, he worked on a part-time basis, for which his annual base salary for fiscal year 2005 was at the rate of $100,000 per year and, through March 2006 was at the rate of $125,000 for fiscal year 2006. Through March 2006, with our permission, Mr. Vilbaum was permitted to work up to 20 hours per week for Law Offices of Dan Brecher on a part-time basis, and for the use of Mr. Vilbaum services, we reimbursed Law Offices of Dan Brecher for compensation expenses and costs of benefits, at cost, it incurred in connection with its employment of Mr. Vilbaum. Effective April 1, 2006, Mr. Vilbaum's annual base salary, on a full-time basis, for fiscal year 2006 is at the rate of $150,000 per year. His salary is to increase to the rate of $160,000 per year during the term of employment following the first month in which our revenues from operations during such fiscal year exceeds $5,000,000; and, his salary shall increase to the rate of $220,000 per year during the term of employment following the first month in which our revenues from operations during such fiscal year exceeds $10,000,000. If, however, our revenues subsequently decrease to below either of such levels in any twelve month period, his salary is to revert to its former level during such period. In the event Mr. Vilbaum works on a full-time basis, his salary is to increase by $25,000. Mr. Vilbaum is entitled to any bonus as may be determined by the Board of Directors. He is also entitled to receive reimbursement for reasonable travel and other business related expenses, four weeks vacation, and medical and dental insurance. We are also providing to Mr. Vilbaum certain life insurance and long-term care insurance coverage.

In connection with the employment agreement, we granted Mr. Vilbaum stock options to purchase 413,333 shares of our common stock. The stock options are exercisable for five years at $0.80 per share. The stock options were to vest, subject to conditions of services to us, as follows: options to purchase 310,000 shares vest on June 13, 2006; additional options to purchase 51,667 shares vest on June 13, 2007; and the remaining options to purchase 51,666 shares vest on June 13, 2008. On December 29, 2005, the agreement was amended to accelerate the vesting date for the options to December 30, 2005.

The employment agreement provides for termination for cause. During the first year of employment, if the employment is to be terminated, Mr. Vilbaum is entitled to 90 days advance notice and 90 days of severance pay.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth, as of June 12, 2006, the shares of our common stock beneficially owned by each person who is known by us to beneficially own 5% or more of our common stock, each of our directors and executive officers, and all of our directors and executive officers as a group. This information was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, and is based upon the information provided by the persons listed below. As of June 12, 2006, we had 43,008,338 shares of common stock issued and outstanding.

All persons named in the table have the sole voting and dispositive power with respect to common stock beneficially owned. Beneficial ownership of shares of common stock that are acquirable within 60 days of June 12, 2006 pursuant to options, warrants, conversion privileges or other rights are listed separately. For each person named in the table, the calculation of percent of class gives effect to those acquirable shares.


The address of each of the persons named in the table below, unless otherwise indicated, is c/o Terra Insight Corporation, 99 Park Avenue, 16th Floor, New York, New York 10016.


Name and Address of              Amount and Nature       Additional Shares                  Percent
Beneficial Owner                 of Beneficial Owner     Acquirable within 60 days          of Class
-----------------                -------------------     -------------------------          --------

Ivan Railyan (a)                          29,775,483                  250,000   (b)(d)         69.4%
Roman Rozenberg (a)                        3,502,998                  250,000   (c)(d)          8.7%
Dan Brecher (a)                            1,751,499                  250,000   (c)(d)          4.6%
Dmitry Vilbaum (a)                                 0                1,050,833   (e)(f)(g)       2.4%
Kenneth Oh (a)                                     0                  375,000   (g)(h)          0.9%
Enficon Establishment/                             0                5,000,000   (j)            10.4%
Kiev Investment Group (i)
   Liechtenstein
   Poststrasse 403
   FL-9491 Ruggell
Belhasa International Co. LLC              1,000,000                2,150,000   (k)             7.0%
   Al - Ittehad Street
   Belhasa Building
   P.O. Box 1286 Dubai,
   United Arab Emirates
All officers and directors                35,029,980                2,175,833                  82.4%
   as a group (5 persons)


(a)   Refers to an officer or director.
(b) Does not include stock options, subject to vesting at a future date upon achievement of certain Company milestones or thresholds, exercisable for five years from January 7, 2005 at $0.32 per share, to acquire up to 1,033,334 shares of common stock. One-half of the stock options shall vest following the first fiscal year end in which our earnings before interest, taxes, depreciation, and amortization (EBITDA) exceeds $2,000,000 or our gross revenues exceed $6,000,000. The remaining stock options shall vest following the first fiscal year end in which our EBITDA exceeds $4,000,000 or our gross revenues exceed $10,000,000.
(c) Does not include stock options, subject to vesting at a future date upon achievement of certain Company milestones or thresholds, exercisable for five years from January 7, 2005 at $0.32 per share, to acquire up to 1,033,333 shares of common stock. One-half of the stock options shall vest following the first fiscal year end in which our earnings before interest, taxes, depreciation, and amortization (EBITDA) exceeds $2,000,000 or our gross revenues exceed $6,000,000. The remaining stock options shall vest following the first fiscal year end in which our EBITDA exceeds $4,000,000 or our gross revenues exceed $10,000,000.

(d) Includes stock options to purchase 250,000 shares of common stock, exercisable for five years from December 29, 2005 at $0.50 per share. Does not include stock options to acquire an additional 250,000 shares that are subject to vesting in increments of 125,000 shares on September 30 and December 31 in 2006.

(e) Includes stock options, exercisable for five years from June 13, 2005 at $0.80 per share, to acquire up to 413,333 shares of common stock.

(f) Includes stock options, exercisable for five years from June 29, 2005 at $1.00 per share, to acquire up to 500,000 shares of common stock. Includes stock options to purchase 12,500 shares of common stock, exercisable for five years from April 17, 2006 at $1.38 per share, and does not include stock options to acquire an additional 37,500 shares that are subject to vesting in increments of 12,500 shares on September 30, 2006, December 31, 2006 and March 31, 2007.
(g) Includes stock options to purchase 125,000 shares of common stock, exercisable for five years from December 29, 2005 at $0.50 per share. Does not include stock options to acquire an additional 125,000 shares that are subject to vesting in increments of 62,500 shares on September 30 and December 31 in 2006.

(h) Includes stock options, exercisable for five years from May 20, 2005 at $0.80 per share, to acquire up to 250,000 shares of common stock.
(i)   Kiev Investment Group is an affiliated entity of Enficon Establishment.
(j) Refers to shares of common stock underlying a principal amount of $5 million of 6% convertible debentures due December 31, 2007, of which $4 million have been purchased. The debentures are convertible, at $1.00 per share, into an aggregate of 3,000,000 shares of our common stock. Include shares of common stock underlying $1 million of 6% convertible debentures, which debentures are to be purchased by May 16, 2006. Does not include 5,000,000 shares that are to be purchased by June 29, 2005. Does not give effect to a stock option agreement, yet to be fully negotiated and to be entered by June 29, 2006, that would, if executed, grant Kiev Investment Group the right to purchase such additional amount of our common stock, that when combined with 5 million shares issuable upon conversion of the debentures held by Enficon and Kiev Investment Group and the purchase of 5 million shares by June 29, 2006, would equal 25% of our then outstanding shares of common stock. The stock option is to be exercisable, on an all or none basis, until October 1, 2006 at $1.20 per share, and thereafter, exercisable until December 31, 2006 at a price of the greater of (a) $1.50 per share or (b) 60% of the average trading price of our common stock for the 20 day period preceding such exercise, with an upper cap on the exercise price of $1.75 per share. Other terms for the stock options are yet to be fully negotiated, and Kiev Investment Group does not have such a stock option until a definitive stock option agreement is executed.

(k) Refers to shares of common stock underlying 150,000 warrants exercisable for one year, and 2,000,000 warrants exercisable for six months. The 150,000 one-year warrants are exercisable until June 12, 2006 at $1.25 per share and are thereafter exercisable at $1.50 per share until December 12, 2006. The 2,000,000 six-month warrants were exercisable until March 12, 2006 at $1.15 per share and are now exercisable at $1.50 per share until June 12, 2006, provided that the initial exercise of these six-month warrants must be for the purchase of at least 1,000,000 shares of common stock.


CHANGES IN CONTROL

We do not have any arrangements that may result in a change in control, except to the extent as described below.

On April 6, 2006, we entered into an agreement with Kiev Investment Group, pursuant to a Protocol Agreement dated April 5, 2006. Kiev Investment Group is an affiliate of Enficon Establishment, a holder of our debentures. Kiev Investment Group has stated its intention to assign its obligations under the Protocol Agreement. This Protocol Agreement relates to, modifies and supplements the terms of our Securities Purchase Agreement with Enficon dated June 30, 2005 and of our exploration agreement with Enficon dated June 30, 2005. Certain matters governed by those two agreements dated June 30, 2005 remain subject to negotiations.

Under the Protocol Agreement, Kiev Investment Group undertook the following obligations:

      (1) to purchase, pursuant to the Securities Agreement, the fourth tranche of $1 million of convertible debentures, which was purchased on April 12, 2006, and to purchase of the fifth and final tranche of $1 million of convertible debentures by May 15, 2006;
      (2) by June 15, 2006, along with Enficon, to convert their aggregate $5 million of convertible debentures at $1 per share into an aggregate of 5,000,000 shares of common stock;
      (3) to make capital contributions, pursuant to the exploration agreement with Enficon, in the aggregate amount of $3 million to our subsidiary, Tierra Nevada Exploration Partners, with a $1 million capital contribution made on April 13, 2006, and additional contributions of $600,000 and $1.4 million to be made by June 15, 2006 and July 5, 2006, respectively; and
      (4) by June 29, 2006, to purchase from us 5,000,000 shares of our common stock at $1.05 per share.

The Protocol Agreement also provides that by June 29, 2006, the parties are to enter into a stock option agreement that would grant Kiev Investment Group the right to purchase such additional amount of our common stock, that when combined with 5 million shares issuable upon conversion of the debentures by June 15, 2006 and the purchase of 5 million shares by June 29, 2006, would equal 25% of our then outstanding shares of common stock. The stock option is to be exercisable, on an all or none basis, until October 1, 2006 at $1.20 per share, and thereafter, exercisable until December 31, 2006 at a price of the greater of
(a) $1.50 per share or (b) 60% of the average trading price of our common stock for the 20 day period preceding such exercise, with an upper cap on the exercise price of $1.75 per share. Other terms for the stock options are yet to be fully negotiated, and Kiev Investment Group does not have such a stock option until a definitive stock option agreement is executed.

Subject to fulfillment of certain Kiev Investment Group obligations under the Protocol Agreement, we agreed to grant a seat on our Board of Directors to one nominee of Kiev Investment Group that is acceptable to us. The seat shall be forfeited if Kiev Investment Group does not exercise its stock option in its entirety by October 1, 2006, or if Kiev Investment Group does not exercise its stock option to purchase at least 50% of the underlying shares by December 31, 2006.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN ISSUANCES OF SECURITIES

On December 29, 2003, we issued 13,086,360 shares (as adjusted for a forward split at a ratio of 4.36212 to 1 effected in May 2005) of common stock to our President, David Allison in consideration for his duties relating to his appointment as CompuPrint's sole officer.

On May 19, 2005, we entered into a Split-Off Agreement with David Allison, CompuPrint's sole officer and director and our controlling shareholder. Pursuant to the agreement, we transferred all of our assets and liabilities to CompuPrint Ventures, Inc., a newly formed North Carolina corporation, in exchange for 100% of the equity of CompuPrint Ventures, Inc. Immediately following the transfer, we transferred our 100% of the equity of CompuPrint Ventures, Inc. to Mr. Allison in exchange for 13,086,360 shares of our common stock that he held, which were then cancelled, and for the release by Mr. Allison to us of all rights to any amounts advanced or otherwise loaned by Mr. Allison to us.

On May 19, 2005, we entered into an Agreement and Plan of Reorganization with Terra Insight Corporation, a Delaware corporation, and the three shareholders of Terra Insight Corporation. Pursuant to the reorganization agreement, we issued 35,029,980 shares of common stock, constituting approximately 90% of our outstanding common stock after the issuance, in exchange for all of the equity of Terra Insight Corporation in a transaction viewed as a reverse acquisition. The three shareholders of Terra Insight Corporation received the following number of shares of our common stock: Ivan Railyan, 29,775,483 shares; Roman Rozenberg, 3,502,998 shares; and Dan Brecher, 1,751,499 shares. In connection with the transaction, our sole officer and director resigned and the three shareholders of Terra Insight Corporation were appointed to our Board of Directors. Subsequently, Mr. Railyan was appointed President and Chairman of the Board, Mr. Rozenberg was appointed Chief Executive Officer, and Mr. Brecher was appointed CompuPrint's Secretary. No director, executive officer or person who may be deemed to be an affiliate of Terra Insight Corporation had any direct or indirect interest in CompuPrint prior to the completion of the reverse acquisition.

In connection with the May 19, 2005 acquisition of Terra Insight Corporation, we assumed the obligations under three employment agreements of Terra Insight Corporation with our three employees, Mr. Railyan, Mr. Rozenberg and Mr. Brecher. Under the employment agreements, as amended, each of Mr. Railyan, Mr. Rozenberg and Mr. Brecher have stock options to purchase shares of our common stock, exercisable at $0.32 per share for five years from January 5, 2005. The number of shares underlying these stock options is 1,033,334 as to Mr. Railyan, and 1,033,333 as to each of Mr. Rozenberg and Mr. Brecher. The stock options are subject to future vesting. One-half of the stock options shall vest following the first fiscal year end in which our earnings before interest, taxes, depreciation, and amortization (EBITDA) exceeds $2,000,000 or our gross revenues exceed $6,000,000. The remaining stock options shall vest following the first fiscal year end in which our EBITDA exceeds $4,000,000 or our gross revenues exceed $10,000,000.

On May 20, 2005, we entered into an agreement with Kenneth Oh, pursuant to which we issued stock options to purchase 250,000 shares of common stock. The stock options are exercisable for five years at $0.80 per share. The stock options were to vest, subject to conditions of services to us, as follows: options to purchase 187,500 shares on May 20, 2006; additional options to purchase 31,250 shares on May 20, 2007; and the remaining options to purchase 31,250 shares on May 20, 2008. On June 1, 2005, Mr. Oh was appointed Secretary. On December 29, 2005, the agreement was amended to accelerate the vesting date for the options to December 30, 2005.

On June 13, 2005, we entered into an employment agreement with Dmitry Vilbaum to serve as Chief Operating Officer. In connection with the employment agreement, we granted Mr. Vilbaum stock options to purchase 413,333 shares of common stock. The stock options are exercisable for five years at $0.80 per share. The stock options were to vest, subject to conditions of services to us, as follows: options to purchase 310,000 shares on June 13, 2006; additional options to purchase 51,667 shares on June 13, 2007; and the remaining options to purchase 51,666 shares on June 13, 2008. On December 29, 2005, the agreement was amended to accelerate the vesting date for the options to December 30, 2005. Under the employment agreement, with our permission, Mr. Vilbaum was permitted to work up to 20 hours per week for another employer. From June 2005 to March 2006, Mr. Vilbaum worked for Law Offices of Dan Brecher on a part-time basis pursuant such permission, and the costs of his services for Law Offices of Dan Brecher were charged to us.

On June 29, 2005, we entered into an agreement with Dmitry Vilbaum, pursuant to which we issued stock options to purchase 500,000 shares of common stock. The stock options are exercisable for five years at $1.00 per share. The stock options were to vest, subject to conditions of services to us, as follows: options to purchase 375,000 shares on June 29, 2006; additional options to purchase 62,500 shares on June 29, 2007; and the remaining options to purchase 62,500 shares on June 29, 2008. On December 29, 2005, the agreement was amended to accelerate the vesting date for the options to December 30, 2005.

On June 30, 2005, we entered into a Securities Purchase Agreement with Enficon Establishment, a Liechtenstein company, for the sale of up to a principal amount of $5 million in 6% convertible debentures due December 31, 2007. On July 5, 2005, Enficon purchased a $2 million debenture. We allocated $1 million of the proceeds to our working capital, and the other $1 million in furtherance of an exploration agreement that we entered into with Enficon. The debentures are convertible into shares of our common stock at $1.00 per share. Interest accrues on the principal amount of the debenture at the simple rate of 6% per year from the date of issuance. Interest is payable at maturity. In the event of conversion of the debenture, in whole or in part, the holder forfeits any accrued interest on the converted principal amount. The debenture is subject to a mandatory conversion in the event that our non-insider common stock trades in the public securities market at a price of $2.00 per share or more with a mean average weekly volume of 250,000 shares or more in eight consecutive weeks. In connection with this sale of securities, we granted Enficon certain registration rights, agreeing to include in a registration statement that we file, the resale of the shares underlying the debentures that Enficon purchased. Under the terms of the agreement, we sent to Enficon a notice prior to August 1, 2005 requiring Enficon to purchase a further $1 million debenture, which Enficon has purchased on September 8, 2005. We intend to file a separate registration statement at a later date for the resale of the shares underlying the debentures that Enficon purchased on September 8, 2005.

On December 12, 2005, we entered into a Securities Purchase Agreement with Belhasa International Co. LLC, a United Arab Emirates entity, for the sale of 1,000,000 shares of our common stock, 150,000 warrants exercisable for one year, and 2,000,000 warrants exercisable for six months. The 150,000 one-year warrants are exercisable for six months at $1.25 per share and are thereafter exercisable at $1.50 per share. The 2,000,000 six-month warrants are exercisable for three months at $1.15 per share and are thereafter exercisable at $1.50 per share, provided that the initial exercise of these six-month warrants must be for the purchase of at least 1,000,000 shares of common stock. We applied the proceeds of $1,000,000 to our working capital.

On December 29, 2005, the Company entered into a Securities Purchase Agreement with Esterna Limited, a Cyprus limited company, for the sale of 500,000 shares of common stock. The Company applied the proceeds of $500,000 from the sale of the securities to its working capital.

On December 29, 2005, the Company granted nonincentive stock options to purchase shares of the Company's common stock, exercisable for a period of up to five years from the date of grant at $0.50 per share and vesting over one year at the rate of 25% per calendar quarter, pursuant to the Company's 2005 Stock Incentive Plan, to the following employees:

   Ivan Railyan, President                              500,000 options
   Roman Rozenberg, Chief Executive Officer             500,000 options
   Dan Brecher, Managing Director                       500,000 options
   Dmitry Vilbaum, Chief Operating Officer              250,000 options
   Kenneth Oh, Secretary                                250,000 options
   Viktor Andreev                                       250,000 options

On April 6, 2006, we entered into an agreement with Kiev Investment Group, pursuant to a Protocol Agreement dated April 5, 2006. Kiev Investment Group is an affiliate of Enficon Establishment, a holder of our debentures. Kiev Investment Group has stated its intention to assign its obligations under the Protocol Agreement. This Protocol Agreement relates to, modifies and supplements the terms of our Securities Purchase Agreement with Enficon dated June 30, 2005 and of our exploration agreement with Enficon dated June 30, 2005. Pursuant to the Protocol Agreement, on April 12, 2006, Kiev Investment Group purchased from us a 6% convertible debenture due December 31, 2007 in the principal amount of $1 million. The purchase of this debenture represents the fourth million of an aggregate of $5 million in debentures that Enficon and Kiev Investment Group may purchase from us pursuant to our Securities Purchase Agreement with Enficon dated June 30, 2005. The debentures are convertible into shares of the Company's common stock at $1.00 per share. Interest accrues on the principal amount of the debenture at the simple rate of 6% per year from the date of issuance. Interest is payable at maturity. In the event of conversion of the debenture, in whole or in part, the holder forfeits any accrued interest on the converted principal amount. The debentures are subject to a mandatory conversion in the event that the Company's non-insider common stock trades in the public securities market at a price of $2.00 per share or more with a mean average weekly volume of 250,000 shares or more in eight consecutive weeks. We allocated $500,000 of the proceeds for our working capital, and the balance as a capital contribution to our subsidiary, Tierra Nevada Exploration Partners, LP, which is to use such funds for oil and gas drilling operations in the State of Nevada. Under the Protocol Agreement, Kiev Investment Group also undertook the following obligations:

      (1) to purchase, pursuant to the Securities Agreement, the fifth and final tranche of $1 million of convertible debentures by May 15, 2006;
      (2) by June 15, 2006, along with Enficon, to convert their aggregate $5 million of convertible debentures at $1 per share into an aggregate of 5,000,000 shares of common stock;
      (3) to make capital contributions, pursuant to the exploration agreement with Enficon, in the aggregate amount of $3 million to our subsidiary, Tierra Nevada Exploration Partners, with a $1 million capital contribution made on April 13, 2006, and additional contributions of $600,000 and $1.4 million to be made by June 15, 2006 and July 5, 2006, respectively; and
      (4) by June 29, 2006, to purchase from us 5,000,000 shares of our common stock at $1.05 per share.

We intend to file a separate registration statement at a later date for the resale of the shares underlying the debentures that are purchased pursuant to the Protocol Agreement.

The Protocol Agreement also provides that, by June 29, 2006, the parties are to enter into a stock option agreement that would grant Kiev Investment Group the right to purchase such additional amount of our common stock, that when combined with 5 million shares issuable upon conversion of the debentures by June 15, 2006 and the purchase of 5 million shares by June 29, 2006, would equal 25% of our then outstanding shares of common stock. The stock option is to be exercisable, on an all or none basis, until October 1, 2006 at $1.20 per share, and thereafter, exercisable until December 31, 2006 at a price of the greater of
(a) $1.50 per share or (b) 60% of the average trading price of our common stock for the 20 day period preceding such exercise, with an upper cap on the exercise price of $1.75 per share. Other terms for the stock options are yet to be fully negotiated, and Kiev Investment Group does not have such a stock option until a definitive stock option agreement is executed.

Subject to fulfillment of Kiev Investment Group obligations under the Protocol Agreement, we agreed to grant one nominee of Kiev Investment Group that is acceptable to us a seat on our Board of Directors. The seat shall be forfeited if (a) Kiev Investment Group does not exercise its stock option in its entirety by October 1, 2006 or (b) Kiev Investment Group does not exercise its stock option to purchase at least 50% of the underlying shares by December 31, 2006.

On April 17, 2006, the Company granted nonincentive stock options to purchase 50,000 shares of the Company's common stock, exercisable for a period of up to five years from the date of grant at $1.38 per share and vesting over one year at the rate of 25% per calendar quarter, pursuant to the Company's 2005 Stock Incentive Plan, to Dmitry Vilbaum, our Chief Operating Officer.

AMENDMENTS TO EXECUTIVE EMPLOYMENT AGREEMENTS

On December 29, 2005, the Board of Directors approved certain matters in connection with amendments to employment agreements with Ivan Railyan, President, Roman Rozenberg, Chief Executive Officer, and Dan Brecher, Managing Director. Each of their employment agreements were amended to provide for a base salary commencing with fiscal year 2006 at the annual rates of $247,500 for Mr. Railyan, $238,500 for Mr. Rozenberg, and $135,000 for Mr. Brecher, and that the employee shall be entitled to a performance bonus or other bonus as determined by the Board of Directors.

As amended, each of the employment agreements provides that, prior to the consummation of an actual "change in control" event, the Company and the employee shall in good faith negotiate a new employment agreement, whereby it is contemplated that employee would continue to render similar services in an executive capacity for a term of no less than five years, on improved terms and conditions as to salary and benefits, recognizing that additional duties, responsibilities and certain waivers are contemplated by such "change in control". As amended, each of the three employment agreements contains tax gross-up provisions relating to compensation or to any excise tax and income tax that the employee incurs by reason of receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code.

On January 4, 2006, the base salary of Dmitry Vilbaum, Chief Operating Officer, was increased by $25,000 for fiscal year 2006. The Board of Directors authorized the increased salary in its discretion and without amendment to the written employment agreement with Mr. Vilbaum.

TIERRA NEVADA EXPLORATION AGREEMENT WITH ENFICON

On June 30, 2005, we entered into an exploration agreement with Enficon Establishment, a Liechtenstein company, for the formation, operation, financing and development of a Delaware limited partnership, Tierra Nevada Exploration Partners, LP, in connection with the exploration of certain natural resource deposits in the State of Nevada. Our subsidiary, Terra Resources, Inc., is the general partner of the partnership. The plan is to pursue acquisition of the leases related to oil rights in certain properties in a designated area of Nevada to implement an exploration program for the drilling of three wells. On April 6, 2006, we entered into a Protocol Agreement dated April 5, 2006 with Kiev Investment Group, an affiliate of Enficon, which relates to, modifies and supplements the terms of our exploration agreement with Enficon dated June 30, 2005.

We are to provide up to a total of $3 million in funding for the project, and, Enficon and Kiev Investment Group are to provide up to $3 million as capital contribution in furtherance of the project. Assuming such funding by Enficon and Kiev Investment Group, they would have a 50% interest as a limited partner in the partnership. To the extent that Enficon and Kiev Investment Group contribute less than the amount we contribute to the partnership, their interest in the partnership will be diluted. To the extent that additional third-party financing is required, our interest and the interest of Enficon in the partnership, or both, may be diluted. As of April 13, 2006, we provided $2.5 in capital contributions, and Kiev Investment Group has provided $1 million in capital contributions to the project.

Subject to fulfillment of Kiev Investment Group's obligations under the Protocol Agreement, Kiev Investment Group will have the right and obligation to finance certain future joint projects for a period of five years. The right to finance joint projects will be forfeited if the stock option provided for in the Protocol Agreement is not exercised in its entirety by October 1, 2006, or if the stock option is not exercised as to at least 50% of the underlying shares by December 31, 2006, or if Kiev Investment Group breaches the terms of the Protocol Agreement or any future agreements to be entered into in connection with the joint projects. Thereafter, Kiev Investment Group is to provide 75% of the financing for such joint projects and is to receive a variable net profit participation right, after accounting for our entitlement to a 5% overriding royalty and reimbursement of expenses and return of investment capital. Kiev Investment Group's net profit participation right shall be: 70% for the first year after reimbursement, 60% for the second year after reimbursement, and 50% for the third to fifth years after reimbursement.. We will be able to pursue other third party financing as to such joint projects if we obtain a financing commitment for 90% of the project costs on terms more favorable to us than the terms on which Kiev Investment Group is willing to provide financing.

We also agreed to give Kiev Investment Group the opportunity to finance our interests in the development and exploitation of a third and fourth well on a leasehold in LaSalle County, Texas, in which our lease rights are pursuant to a Farmout Agreement with Davidson Energy, L.L.C. and Johnson Children's Trust No. 1, dated January 10, 2006. Kiev Investment Group is to provide 80% of the future financing in connection with those wells, and it will be entitled to a 65% net profit participation right, after accounting for our entitlement to a 5% overriding royalty and reimbursement of expenses and return of investment capital.

STATEMENT OF UNDERSTANDING FOR PURCHASE OF SHARES WITH ESTERNA LIMITED

On December 28, 2005, we entered into an agreement, the Statement of Understanding for Purchase of Shares of CompuPrint, Inc., with Esterna Limited, a Cyprus limited company. Subject to various conditions precedent, including Esterna purchasing from us 500,000 shares of our common stock at $1 per share, which were purchased on December 29, 2005, the Statement of Understanding provided for the sale to Esterna, for $49,500,000 of an additional 49,500,000 shares of our common stock, and one-year warrants to purchase such additional amount of common stock, exercisable at $1 a share, that would equal the amount of our common stock outstanding immediately prior to the closing that is more than 50,000,000 shares. The Statement of Understanding provided that a closing that must be held by March 31, 2006. The rights and obligations under the Statement of Understanding expired on March 31, 2006 when no closing had occurred.

OTHER TRANSACTIONS AND RELATIONSHIPS

On April 18, 2005, in connection with the perceived need for our Chief Executive Officer to be available on a regular basis in Europe, and for him to establish a residence in Europe, we paid Mr. Rozenberg, on a one-time basis, $30,000 to reimburse his travel and other expenses, on an accountable basis, incurred in connection with our business.

Dmitry Vilbaum, our Chief Operating Officer, worked for Law Offices of Dan Brecher on a part-time basis through March 2006. Dan Brecher, our Managing Director, is the sole principal of the law firm. For the use of Mr. Vilbaum services, we reimbursed, at cost, Law Offices of Dan Brecher for compensation expenses and costs of benefits it incurred in connection with its employment of Mr. Vilbaum, provided Mr. Vilbaum was devoting substantially all of his time to our business. Mr. Vilbaum received a salary from Law Offices of Dan Brecher at the rate of $25,000 per year from June 2005 through March 2006, and medical and dental benefits.

We have a license agreement and a services agreement with The Institute of Geoinformational Analysis of the Earth Establishment. Mr. Railyan, our President and Chairman, is the owner and operator of the Institute. The Institute is an international professional services firm which specializes in the development and application of remote sensing and geographic information technologies (GIS). The purpose of the agreements was to provide us with a license right to the technology, and a right to utilize the Institute's services. We believe that the terms of the agreements with the Institute were fair, and are on terms at least as equivalent to transactions with an unaffiliated party. The terms of the agreements were negotiated between Mr. Railyan and the other members of our Board of Directors, and factors in determining the terms included, the availability and costs of obtaining other technology and services from third parties, our good faith judgment as to the value of the Institute's technology and services, the long term nature of the agreements, a discount on services from the Institute's normal rates, and that we are receiving offsets on our service payments to the Institute against our annual minimum license fees for a period of time until we generate substantial revenues. Periodically, from time to time, the Board of Directors, excluding Mr. Railyan, intends to reevaluate the terms of the agreements and reevaluate our contractual arrangements with the Institute, considering the availability and costs of obtaining other technology and services available from third parties.

Under the license agreement, we have an exclusive, worldwide 30-year renewable right to use of all of the technology of the Institute, which has as its focus the exploration, sustainable development and management of the Earth's resources and the monitoring of the environment. We are required to pay the Institute $600,000 each year under the license agreement until it has achieved certain milestones, upon which the payments increase.

The Institute has also entered into an agreement to render services to us, and to refer all inquiries for commercial contract services to us. The Institute will perform certain contract services for us at no more than 40% of the published rates of $500 per square kilometer, with minimum annual fees of $500,000, and with offsets against the license fee until certain minimum revenues are obtained. Commencing in 2007, the minimum payment for annual services fees is to increase annually by the lesser of four percent or the percentage increase of the New York Consumer Price Index using 2005 as the base year. The agreement further provides that in any calendar year in which our revenues are less than $6,000,000, the initial minimum annual services fees of $500,000 are to be offset against the annual license fee of $600,000. This offset will continue until such time that our annual revenues reach at least $10 million in a calendar year, or, our market capitalization exceeds $100 million at a time when our annual revenues reach $6 million or more.

We presently sublease executive office facilities on a month-to-month basis pursuant to an oral agreement with Dan Brecher, an officer and director of our company. The rent was $1,500 per month through November 2005, and was $2,250 per month through March 2006, and is currently at the rate of $4,750 per month. The rent represents the actual cost being charged to Mr. Brecher by the third party lessor for the facilities utilized by our company. The increases in rent have been due to occupancy of additional space.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital consists of 101,000,000 shares, par value $0.0001 per share, of which 100,000,000 shares are common stock and 1,000,000 shares are preferred stock.

COMMON STOCK

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do have cumulative voting rights. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

      o all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;
      o all unsecured liabilities, including any then unsecured outstanding secured debt securities which we may have issued as of such time; and
      o     all liquidation preferences on any then outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED STOCK

Our board of directors is authorized, without further stockholder approval, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "CPPT." The following table sets forth, for the fiscal periods indicated, the high and low bid prices per share of common stock as reported on the OTC Bulletin Board. The quotations reflect inter dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Stock prices prior to May 19, 2005 reflect a predecessor business, which was essentially a shell company with no material operations, and are not related to our current business operations. On May 9, 2005, we authorized a forward split of our common stock at a ratio of 4.36212 to 1. For purposes of the quotation on the OTC Bulletin Board, the record date for the forward split was May 26, 2005 with a payment date of May 31, 2005, and an ex-dividend date of June 1, 2005. Stock prices for dates prior to May 19, 2005 have not been adjusted in the table below to give effect to the forward stock split.

                                                           High       Low
                                                         --------   -------

Fiscal Year 2004
----------------
Quarter ending March 31, 2004                            $   0.15   $   0.15
Quarter ending June 30, 2004                             $   0.15   $   0.07
Quarter ending September 30, 2004                        $   0.10   $   0.10
Quarter ending December 31, 2004                         $   0.10   $   0.10

Fiscal Year 2005
----------------
Quarter ending March 31, 2005                            $   0.10   $   0.10
Quarter ending June 30, 2005                             $   3.00   $   0.10
Quarter ending September 30, 2005                        $   2.00   $   1.25
Quarter ending December 31, 2005                         $   1.25   $   0.20

Fiscal Year 2006
----------------
Quarter ending March 31, 2006                            $   1.50   $   0.24

HOLDERS


As of June 12, 2006, we had 28 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.


DIVIDENDS

We have never declared any cash dividends on our common stock. Future cash dividends on the common stock, if any, will be at the discretion of our Board of Directors and will depend on our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the Board of Directors may consider important. The Board of Directors does not intend to declare or pay cash dividends in the foreseeable future. It is the current policy to retain all earnings, if any, to support future growth and expansion.

TRANSFER AGENT

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock" for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table set forth outstanding securities authorized for issuance under equity compensation plans as of December 31, 2005.

                                        Number of securities to       Weighted average
                                        be issued upon exercise       exercise price of        Number of securities
                                        of outstanding options,     outstanding options,     remaining available for
Plan category                             warrants and rights        warrants and rights         future issuance
-------------                             -------------------        -------------------         ---------------

Equity compensation plans approved by                  0                        $0.00                       0
securities holders

Equity compensation plans not                  7,013,333                        $0.51               2,750,000
approved by securities holders

Total                                          7,013,333                        $0.51               2,750,000

Plans Not in the Shareholder Approved Category
----------------------------------------------

On January 7, 2005, pursuant to an employment agreement with Ivan Railyan, our President, we issued stock options, subject to vesting at a future date upon achievement of certain Company milestones or thresholds, exercisable for five years from January 7, 2005 at $0.32 per share, to acquire up to 1,033,334 shares of common stock. One-half of the stock options shall vest following the first fiscal year end in which our earnings before interest, taxes, depreciation, and amortization (EBITDA) exceeds $2,000,000 or our gross revenues exceed $6,000,000. The remaining stock options shall vest following the first fiscal year end in which our EBITDA exceeds $4,000,000 or our gross revenues exceed $10,000,000.

On January 7, 2005, pursuant to an employment agreement with Roman Rozenberg, our Chief Executive Officer, we issued stock options, subject to vesting at a future date upon achievement of certain Company milestones or thresholds, exercisable for five years from January 7, 2005 at $0.32 per share, to acquire up to 1,033,333 shares of common stock. One-half of the stock options shall vest following the first fiscal year end in which our earnings before interest, taxes, depreciation, and amortization (EBITDA) exceeds $2,000,000 or our gross revenues exceed $6,000,000. The remaining stock options shall vest following the first fiscal year end in which our EBITDA exceeds $4,000,000 or our gross revenues exceed $10,000,000.

On January 7, 2005, pursuant to an employment agreement with Dan Brecher, our Managing Director, we issued stock options, subject to vesting at a future date upon achievement of certain Company milestones or thresholds, exercisable for five years from January 7, 2005 at $0.32 per share, to acquire up to 1,033,333 shares of common stock. One-half of the stock options shall vest following the first fiscal year end in which our earnings before interest, taxes, depreciation, and amortization (EBITDA) exceeds $2,000,000 or our gross revenues exceed $6,000,000. The remaining stock options shall vest following the first fiscal year end in which our EBITDA exceeds $4,000,000 or our gross revenues exceed $10,000,000.

On May 20, 2005, we entered into an agreement with Kenneth Oh, our Secretary, pursuant to which we issued stock options to purchase 250,000 shares of common stock. The stock options are exercisable for five years at $0.80 per share. The stock options were to vest, subject to conditions of services to us, as follows: options to purchase 187,500 shares on May 20, 2006; additional options to purchase 31,250 shares on May 20, 2007; and the remaining options to purchase 31,250 shares on May 20, 2008. On December 29, 2005, the agreement was amended to accelerate the vesting date for the options to December 30, 2005. On June 1, 2005, Mr. Oh was appointed Secretary.

On June 13, 2005, we entered into an employment agreement with Dmitry Vilbaum, our Chief Operating Officer. In connection with the employment agreement, we granted Mr. Vilbaum stock options to purchase 413,333 shares of common stock. The stock options are exercisable for five years at $0.80 per share. The stock options were to vest, subject to conditions of services to us, as follows: options to purchase 310,000 shares on June 13, 2006; additional options to purchase 51,667 shares on June 13, 2007; and the remaining options to purchase 51,666 shares on June 13, 2008. On December 29, 2005, the agreement was amended to accelerate the vesting date for the options to December 30, 2005.

On June 29, 2005, we entered into an agreement with Dmitry Vilbaum, our Chief Operating Officer, pursuant to which we issued stock options to purchase 500,000 shares of common stock. The stock options are exercisable for five years at $1.00 per share. The stock options were to vest, subject to conditions of services to us, as follows: options to purchase 375,000 shares on June 29, 2006; additional options to purchase 62,500 shares on June 29, 2007; and the remaining options to purchase 62,500 shares on June 29, 2008. On December 29, 2005, the agreement was amended to accelerate the vesting date for the options to December 30, 2005.

On June 29, 2005, the Company entered into a consulting agreement with Stuart Sundlun, an individual, pursuant to which the Company issued stock options to purchase 500,000 shares of the Company's common stock. The stock options are exercisable for five years at $0.80 per share.

On December 29, 2005, the Company's Board of Directors adopted the CompuPrint, Inc. 2005 Stock Incentive Plan. The plan has not yet been submitted for shareholder approval. On December 29, 2005, the Company granted nonincentive stock options to purchase shares of the Company's common stock, exercisable for a period of up to five years from the date of grant at $0.50 per share and vesting over one year at the rate of 25% per calendar quarter, pursuant to the plan, to the following employees:

            Ivan Railyan, President                              500,000 options
            Roman Rozenberg, Chief Executive Officer             500,000 options
            Dan Brecher, Managing Director                       500,000 options
            Dmitry Vilbaum, Chief Operating Officer              250,000 options
            Kenneth Oh, Secretary                                250,000 options
            Viktor Andreev                                       250,000 options

                              SELLING STOCKHOLDERS

This prospectus relates to the resale of 4,411,138 shares of common stock by the selling stockholders. The shares of common stock offered by this prospectus may be offered from time to time by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholders. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any of the shares.


The following table provides information regarding the beneficial ownership of our common stock by the selling stockholders as of June 12, 2006. As of June 12, 2006, 43,008,338 shares of common stock are issued and outstanding, and 45,008,338 shares are assumed to be outstanding after this offering, assuming the issuance of shares underlying convertible debentures included in this prospectus. The table sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


The information with respect to beneficial ownership of common stock held by each person is based upon record ownership data provided by our transfer agent, information as supplied or confirmed by selling stockholders, based upon statements filed with the Securities and Exchange Commission, or based upon our actual knowledge.

                                          Number of Shares                           Number of         Percent
                                          Beneficially Owned     Number of           Shares            Owned
                                          Prior to this          Shares              Owned After       After
Name of Selling Stockholder               Offering               Being Offered       this Offering     Offering
---------------------------               ------------------     -------------       -------------     --------

Zebra Strategic Holdings Limited (a)            1,377,793        1,377,793                    0            0%
   c/o 11 Bath Street. St Helier
   Jersey, JE4 8UT Channel Islands
EFS European Financial Services Ltd. (b)        1,033,345        1,033,345                    0            0%
   Kaspar Fenner Strasse 6
   CH-8700 Kusnacht/Switzerland
Enficon Establishment/                          5,000,000(d)     2,000,000(d)         3,000,000 (d)      6.2%(e)
Kiev Investment Group (c)
   Liechtenstein
   Poststrasse 403
   FL-9491 Ruggell

Total                                           7,411,138        4,411,138            3,000,000          6.2%

(a) The person with voting and investment control over the securities is David Ernest Bryant.
(b) The person with voting and investment control over the securities is Urs Meisterhans, its Managing Director.
(c) The person with voting and investment control over the securities Alexander Fedyaev, its beneficial owner. Kiev Investment Group is an affiliated entity of Enficon Establishment.

(d) The stockholder beneficially owns 5,000,000 shares of common stock underlying a principal amount of $5 million of 6% convertible debentures due December 31, 2007, of which 2,000,000 shares are included in this prospectus. This includes 1,000,000 shares of common stock underlying $1 million of 6% convertible debentures, which debentures are to be purchased by May 16, 2006. The debentures are convertible into shares of common stock at $1.00 per share. Does not include 5,000,000 shares that are to be purchased by June 29, 2005. Does not give effect to a stock option agreement, yet to be fully negotiated and to be entered by June 29, 2006, that would, if executed, grant Kiev Investment Group the right to purchase such additional amount of our common stock, that when combined with 5 million shares issuable upon conversion of the debentures held by Enficon and Kiev Investment Group and the purchase of 5 million shares by June 29, 2006, would equal 25% of our then outstanding shares of common stock. The stock option is to be exercisable, on an all or none basis, until October 1, 2006 at $1.20 per share, and thereafter, exercisable until December 31, 2006 at a price of the greater of (a) $1.50 per share or (b) 60% of the average trading price of our common stock for the 20 day period preceding such exercise, with an upper cap on the exercise price of $1.75 per share. Other terms for the stock options are yet to be fully negotiated, and Kiev Investment Group does not have such a stock option until a definitive stock option agreement is executed.
(e) The calculation of percent owned after the offering for the stockholder is based on 48,008,338 shares assumed to be outstanding, after giving effect to the issuance of 3,000,000 shares underlying convertible debentures that are not being offered by this prospectus.

                              PLAN OF DISTRIBUTION

We are registering shares of common stock offered for sale by this prospectus on behalf of the selling stockholders. The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell in one or more transactions any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o privately-negotiated transactions; o short sales that are not violations of the laws and regulations of any state or the United States;
      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
      o     through the writing of options on the shares;
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

Selling stockholders may sell their shares of common stock:

      o     at market prices prevailing at the time of sale;
      o     at prices related to such prevailing market prices;
      o     at negotiated prices; o at fixed prices; or
      o     at a combination of such prices.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock currently held by selling stockholders. The selling stockholders may also sell shares under Rule 144 of the Securities Act of 1933, as amended, if available, rather than under this prospectus.

We will pay for substantially all of the expenses incident to the offer and sale of the shares of common stock offered by the selling stockholders using this prospectus. The selling stockholders will pay applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts.

To comply with the securities laws of certain states, the shares of common stock offered by this prospectus may need to be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

None of the selling shareholders are broker-dealers or affiliates of broker-dealers. There are no standby agreements or agreements with any broker-dealers or underwriting firms to resell on behalf of the selling shareholders. If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

The offering of the shares of common stock pursuant to this prospectus will terminate on the earlier of the time when the shares of common stock have been sold by the selling stockholders pursuant to this prospectus, the time when all of the shares of common stock are eligible to be sold pursuant to Rule 144(k) under the Securities Act, or this prospectus is no longer effective.

                                  LEGAL MATTERS

The validity of the shares offered pursuant to this prospectus will be passed upon for us by Law Offices of Dan Brecher, New York, New York, counsel to CompuPrint, Inc. Dan Brecher, the sole principal of the law firm, is an officer and director of CompuPrint, and owns 1,751,499 shares of our common stock and stock options to acquire 1,533,333 shares of common stock. Kenneth Oh, an associate of the law firm, is an officer of CompuPrint, and owns stock options to acquire 500,000 shares of common stock. Two other associates of the law firm work for CompuPrint, and owns stock options to acquire an aggregate of 35,000 shares of common stock. A part-time non-attorney employee of the law firm works for CompuPrint, and owns stock options to acquire 15,000 shares of common stock.

                                     EXPERTS

The financial statements of CompuPrint, Inc. and Subsidiaries, as of December 31, 2005, have been included herein and in the registration statement in reliance upon the report of Rosen, Seymour, Shapss, Martin & Company LLP, independent registered public accounting firm, appearing elsewhere herein, given the authority of said firm as experts in auditing and accounting.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We will indemnify our directors, officers, and controlling persons against liability under the Securities Act to the extent permitted by the North Carolina Business Corporation Act. We will indemnify them against all expenses and liabilities that are reasonably incurred in connection with this prospectus to the extent allowed under North Carolina law. Neither our Articles of Incorporation, as amended, nor Bylaws contains provisions concerning indemnification of officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the CompuPrint pursuant to the foregoing provisions, or otherwise, CompuPrint has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by CompuPrint of expenses incurred or paid by a director, officer or controlling person of CompuPrint in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CompuPrint will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             REPORTS TO STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practical after the end of each fiscal year. Our fiscal year ends December 31.

                              AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules. For further information regarding the company and the shares offered hereby, reference is made to the registration statement and the exhibits and any schedules filed therewith. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. You may inspect a copy of the registration statement without charge at the SEC's principal offices, and you may obtain copies of all or any part of the registration statement from such office upon payment of the fees prescribed by the SEC.

We file reports and other information with the Securities and Exchange Commission and are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. These filings may be read and copied at the SEC's Public Reference Room. Our filings with the SEC are available to the public on the SEC's web site at http://www.sec.gov. Our company maintains an Internet site at httlp://www.terrainsight.com.

                              FINANCIAL STATEMENTS

On May 19, 2005, CompuPrint, Inc., which was inactive at the time, entered into a reverse merger with Terra Insight Corporation. The financial statements presented in this prospectus are that of the accounting acquirer, Terra Insight Corporation.

                                                                           Page
                                                                           -----

CompuPrint, Inc.and Subsidiaries, Financial Statements                      F-1
Year ended December 31, 2005


CompuPrint, Inc.and Subsidiaries, Unaudited Financial Statements           F2-1
for the quarter ended March 31, 2006

CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm               F-2
Consolidated Balance Sheet as of December 31, 2005                    F-3
Consolidated Statement of Operations for the Year Ended
  December 31, 2005                                                   F-4
Consolidated Statement of Cash Flows for the Year ended
  December 31, 2005                                                   F-5
Consolidated Statement of Changes in Shareholders' Equity for
  the Year ended December 31,  2005                                   F-6
Notes to Consolidated Financial Statements                            F-7 - F-20

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of CompuPrint, Inc.:

We have audited the accompanying consolidated balance sheet of CompuPrint, Inc. and Subsidiaries (the "Company") as of December 31, 2005, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CompuPrint, Inc. and Subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                   /s/ Rosen Seymour Shapss Martin & Company LLP

                                   CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
March 10, 2006

                        COMPUPRINT, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2005


                                      ASSETS

CURRENT ASSETS
--------------


CASH                                                                $ 2,300,925
RESTRICTED CASH                                                         800,000
DEFERRED COSTS  (Note 2)                                                 49,000
PREPAID EXPENSES AND OTHER CURRENT ASSETS                                96,621
                                                                    -----------


            TOTAL CURRENT ASSETS                                      3,246,546

OTHER ASSETS
------------

OIL AND GAS PROPERTIES, UNPROVED, FULL COST METHOD (Note 6)           1,663,999
PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION (Note 2)        129,651
OTHER ASSETS                                                             36,955
                                                                    -----------

TOTAL ASSETS                                                        $ 5,077,151
                                                                    ===========


                       LIABILITIES AND SHAREHOLDERS' EQUITY


CURRENT LIABILITIES
-------------------

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                               $   659,316
DEFERRED REVENUE                                                        260,000
                                                                    -----------

TOTAL CURRENT LIABILITIES                                               919,316

LONG-TERM LIABILITIES
---------------------

CONVERTIBLE DEBENTURES PAYABLE ($3,000,000 NET OF UNAMORTIZED
   DISCOUNT OF $ 617,772)                                             2,382,228
ACCRUED INTEREST ON CONVERTIBLE DEBENTURES                               78,082
                                                                    -----------

TOTAL LIABILITIES                                                     3,379,626
                                                                    -----------

COMMITMENT AND CONTINGENCIES (Notes 10 and 11)


SHAREHOLDERS' EQUITY
--------------------


PREFERRED STOCK; $.0001 PAR VALUE, 1,000,000 SHARES
   AUTHORIZED, NO SHARES ISSUED AND OUTSTANDING
COMMON STOCK; $.0001 PAR VALUE
   SHARES AUTHORIZED: 100,000,000
   SHARES ISSUED AND OUTSTANDING: 43,008,338                              4,301
ADDITIONAL PAID IN CAPITAL                                            6,406,187
DEFERRED COMPENSATION (CONSULTANTS) (Note 5)                           (272,933)
ACCUMULATED DEFICIT                                                  (4,440,030)
                                                                    -----------


TOTAL SHAREHOLDERS' EQUITY                                            1,697,525
                                                                    -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $ 5,077,151
                                                                    ===========


See notes to consolidated financial statements.

                        COMPUPRINT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2005




REVENUES                                                           $    732,150

COST OF REVENUES                                                        321,785
                                                                   ------------

GROSS PROFIT                                                            410,365

OPERATING EXPENSES                                                    2,529,991
                                                                   ------------

OPERATING LOSS BEFORE OTHER INCOME (EXPENSE) AND
   PROVISION FOR INCOME TAXES                                        (2,119,626)

OTHER INCOME (EXPENSE)
----------------------

INTEREST EXPENSE                                                       (210,392)
INTEREST INCOME                                                          23,728
                                                                   ------------

LOSS BEFORE PROVISION FOR INCOME TAXES                               (2,306,290)

PROVISION FOR INCOME TAXES (Note 9)                                        --
                                                                   ------------

NET LOSS                                                           ($ 2,306,290)
                                                                   ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED                            ($0.08)
                                                                   ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -
   BASIC AND DILUTED                                                 27,277,814
                                                                   ============

See notes to consolidated financial statements.

                        COMPUPRINT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2005


CASH FLOWS FROM OPERATING ACTIVITIES:
   NET LOSS                                                             ($2,306,290)


   ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
      USED IN OPERATING ACTIVITIES:
         NONCASH ITEMS:
            DEPRECIATION                                                      8,186
            AMORTIZATION OF FINANCING COSTS                                  13,878
            ACCRETION ON CONVERTIBLE DEBENTURES                             132,228
            AMORTIZATION OF CONSULTING FEES                                 241,683
         CHANGES IN ASSETS AND LIABILITIES:
                (INCREASE) DECREASE IN ASSETS:
                  DEFERRED COSTS                                            (49,000)
                  PREPAID EXPENSES AND OTHER CURRENT ASSETS                 (96,161)
                  RESTRICTED CASH                                          (800,000)
                  OTHER ASSETS                                              (50,833)
                INCREASE (DECREASE) IN LIABILITIES:
                   ACCOUNTS PAYABLE AND ACCRUED EXPENSES                    684,033
                   DEFERRED REVENUE                                         260,000
                   ACCRUED INTEREST ON CONVERTIBLE DEBENTURES                78,082
                                                                        -----------

            NET CASH (USED IN) OPERATING ACTIVITES                       (1,884,194)
                                                                        -----------



CASH FLOWS FROM INVESTING ACTIVITIES:
                   ACQUISITION OF OIL AND GAS PROPERTIES                 (1,663,999)
                   PURCHASES OF PROPERTY AND EQUIPMENT                     (137,837)
                                                                        -----------

            NET CASH (USED IN) INVESTING ACTIVITIES                      (1,801,836)
                                                                        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
                   NET PROCEEDS FROM ISSUANCE OF CONVERTIBLE DEBT         3,000,000
                   NET PROCEEDS FROM ISSUANCE OF COMMON STOCK             2,986,955
                                                                        -----------

            NET CASH PROVIDED BY FINANCING ACTIVITIES                     5,986,955
                                                                        -----------


NET CHANGE IN CASH                                                        2,300,925

CASH - BEGINNING OF YEAR                                                          0
                                                                        -----------

CASH - END OF YEAR                                                      $ 2,300,925
                                                                        ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

         Cash paid during the year for:

               Interest                                                 $      --
                                                                        ===========
               Income taxes                                             $      --
                                                                        ===========

SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING
   ACTIVITIES APPLIED TO ADDITIONAL PAID-IN CAPITAL:

      Advances from shareholder ($408,840) and other liabilities, net
         ($31,769) in connection with split-off and reverse merger      $   440,609
                                                                        ===========

      Value of stock options issued to consultant for services to be
         provided to the Company                                        $   295,866
                                                                        ===========

      Value of common stock issued to consultant for services to be
         provided to the Company                                        $   218,750
                                                                        ===========

      Beneficial conversion feature of convertible debentures           $   750,000
                                                                        ===========

See notes to consolidated financial statements.

                        COMPUPRINT, INC. AND SUBSIDIARIES
                        STATEMENT OF SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2005


                                           COMMON STOCK                                                      TOTAL
                                           ------------       ADDITIONAL      DEFERRED                    SHAREHOLDERS'
                                                                PAID IN      COMPENSATON   ACCUMULATED      EQUITY
                                     SHARES         AMOUNT      CAPITAL     (CONSULTANTS)    DEFICIT       (DEFICIT)
                                     ------         ------    ----------    -------------  -----------    -------------
BALANCE JANUARY  1, 2005                 --            --            --            --             --             --


EFFECT OF REVERSE MERGER           38,922,200         3,892     2,159,025          --       (2,133,740)        29,177

ISSUANCE OF SHARES OF
  COMMON STOCK FOR CASH,
  NET OF EXPENSES                   3,911,138           391     2,982,564          --             --        2,982,955

BENEFICIAL CONVERSION FEATURE
  ON THE ISSUANCE OF
  CONVERTIBLE DEBT                       --            --         750,000          --             --          750,000

VALUE OF STOCK OPTIONS ISSUED
  TO CONSULTANT FOR SERVICES
  TO BE PROVIDED TO COMPANY              --            --         295,866      (147,933)          --          147,933

VALUE OF COMMON STOCK ISSUED
  TO CONSULTANT FOR SERVICES
  TO BE PROVIDED TO THE COMPANY       175,000            18       218,732      (125,000)          --           93,750

NET LOSS                                 --            --            --            --       (2,306,290)    (2,306,290)

BALANCE DECEMBER 31, 2005          43,008,338   $     4,301   $ 6,406,187   ($  272,933)   ($4,440,030)   $ 1,697,525

See notes to consolidated financial statements.

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    ORGANIZATION AND BASIS OF PRESENTATION
      --------------------------------------

      The consolidated balance sheet of CompuPrint, Inc. ("CompuPrint"), a North Carolina corporation and Subsidiaries (collectively, the "Company") as of December 31, 2005, and the related statement of operations and cash flows for the year ended December 31, 2005 have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). In the opinion of management, the accompanying consolidated financial statements include all adjustments (consisting of normal, recurring adjustments) necessary to summarize fairly the Company's financial position and results of operations.

      Basis of Consolidation
      ----------------------

      The consolidated financial statements include the accounts of CompuPrint and its wholly owned entities, Terra Insight Corporation, Terra Resources, Inc., Tierra Nevada Exploration Partners, LP, and New Found Oil Partners, LP. All significant inter-company balances and transactions have been eliminated in consolidation.

      Principal Business Activities
      -----------------------------

      The Company, through its wholly owned subsidiary Terra Insight Corporation ("Terra"), a Delaware corporation formed January 7, 2005, provides mapping, surveying and analytical services to exploration, drilling and mining companies. The Company manages and interprets geologic and satellite data to improve the assessment of natural resources. The Company provides these services to (1) its customers utilizing services provided to the Company through an outsourcing relationship (see below) and (2) joint ventures in exchange for oil or mineral rights, licenses for oil and mineral rights, or royalties and working interests in exploration projects. The services are provided through a services arrangement whereby the Company outsources the mapping, surveying and analytical services to the Institute of Geoinformational Analysis of the Earth ("Institute"), a related entity controlled by the majority shareholder of the Company.

      On July 6, 2005, the Company formed an entity named Tierra Nevada Exploration Partners, LP ("Tierra"), a Delaware limited partnership, in furtherance of a proposed exploration agreement with Enficon Establishment ("Enficon"), a Liechtenstein company. The Company's wholly-owned subsidiary, Terra Resources, Inc., is the general partner of Tierra with an initial 100% interest. The Company has advanced $2 million into the limited partnership in furtherance of the exploration project. In the event Enficon chooses to participate in the project, the Company's interest in Tierra would be diluted.

      On July 12, 2005, the Company formed an entity named New Found Oil Partners, LP, a Delaware limited partnership, in contemplation of an exploration project. The Company's wholly-owned subsidiary, Terra Resources, Inc., is the general partner of this new entity with an initial 100% interest.

      On August 15, 2005, the Company commenced renting office space on a quarterly basis and hired employees in Moscow, Russia for the purpose of conducting research.

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      ------------------------------------------

      Revenue Recognition
      -------------------

      Revenue is recognized when the survey is delivered to the customer and collectibility is reasonably assured. Amounts received in advance of performance and/or completion of such services are recorded as deferred revenue.

      Deferred Costs
      --------------

      Deferred costs represent costs incurred in connection with services yet to be completed.

      Accounts Receivable
      -------------------

      Accounts receivable are reported as amounts expected to be collected, net of allowance for non-collection due to the financial position of customers. It is the Company's policy to regularly review the accounts receivable aging for specific accounts past due and set up an allowance when collection is uncertain.

      Credit Risk
      -----------

      Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality financial institutions and limits the amount of credit exposure to any single financial institution or instrument. As to accounts receivable, the Company performs credit evaluations of customers before services are rendered and generally requires no collateral.

      Significant Customers
      ---------------------

      The Company derived all of its revenue for the period ended December 31, 2005 from three customers. In 2004, the Company was an inactive shell.

      Oil and Gas Properties, Unproved, Full Cost Method
      --------------------------------------------------

      The Company uses the "full cost" method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized. As of December 31, 2005, the Company has capitalized lease acquisition and land costs related to oil and gas properties and have not yet commenced the exploration and development of oil and gas wells.


      All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized In addition, the capitalized costs are subject to a "ceiling test" which basically limits such costs to the aggregate of the estimated present value of future net revenues from proved reserves, based on current economic and operational conditions, plus the lower of cost or estimated fair value of unproved properties. Capitalized costs of proved reserves are amortized by the unit-of-production method so that each unit is assigned a pro-rata portion of unamortized costs. No drilling has yet commenced on the Company's properties and no costs have been amortized.


      Sales of proved and unproved properties are accounted for as adjustments of capitalized costs to the full cost pool with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case, a gain or loss is recognized.

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
      ------------------------------------------

      Other Property, Equipment and Depreciation
      ------------------------------------------

      Other property and equipment, consisting of office and transportation equipment, are stated at cost. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the assets. (See
      Note 7).

      Income Taxes
      ------------

      The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred income tax provisions are based on the changes to the respective assets and liabilities from period to period. A valuation allowance is recorded to reduce deferred tax assets when uncertainty regarding realization exists. (See Note 9).

      Stock Options
      -------------


      As permitted under SFAS No. 123, "Accounting for Stock-Based Compensation", the Company has elected to follow the intrinsic value method in accounting for its stock-based compensation arrangements as defined by Accounting Principle Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees". Under APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the stock at the date of grant over the option price. However, companies that do not adopt SFAS 123 must provide additional pro forma disclosure as if they had adopted SFAS 123 for valuing stock based compensation to employees.

      Pro Forma Stock Option Disclosures
      ----------------------------------

      Pro forma information regarding net loss and loss per share is required by SFAS 123, and has been determined as if the company had accounted for its employee stock options under the fair value method required by SFAS 123. The fair market value for these options was estimated at the date of grant using a Black-Scholes option-pricing model and the following assumptions for the year ended December 31, 2005:

                            Risk-free rate             4.33%
                            Dividend yield             0.00%
                            Volatility factor        477.46%
                            Average life             5 years

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are full transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options. The Company's pro forma information for the year ended December 31, 2005 is as follows:

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
      ------------------------------------------


                                                                   2005
                                                               -------------

                      Net loss available to common
                         shareholders as reported              $  (2,306,290)

                      Deduct: stock-based compensation
                         expense determined under fair value
                          method                                  (1,123,500)
                                                               -------------

                      Pro forma net loss available
                         to common shareholders                $  (3,429,790)
                                                               =============


                      Net loss per common share:

                               Basic   - as reported           $       (0.08)
                                       - pro forma             $       (0.13)
                               Diluted - as reported           $       (0.08)
                                       - pro forma             $       (0.13)


      Effective for the first quarter of 2006, the Company adopted SFAS No. 123(R) (see Note 5).

      Convertible Debentures
      ----------------------


      The Company sold an aggregate of $3,000,000 of 6% convertible debentures which contained a beneficial conversion feature. In accordance with Emerging Issues Task Force ("EITF") Issue 98-5 and 00-27, since the conversion price of the debentures was less than the closing trading prices of the Company's shares on the commitment date, the embedded beneficial conversion feature (in the aggregate equal to $750,000) is recognized and is amortized on a straight line basis over the period until the maturity date of December 31, 2007. (See Note 8). This resulted in interest expense of $132,228 during the year ended December 31, 2005.


      Earnings (Loss) Per Share
      -------------------------


      Basic earnings (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the year. Dilutive earnings per share reflect, in periods in which they have a dilutive effect, the effect of the common shares issuable upon exercise of stock options. For the year ended December 31, 2005, the effect of stock options and convertible debentures have been excluded from the dilutive calculation as the impact of these financial instruments would be anti-dilutive.


      Estimates
      ---------

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, if any, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



3.    REVERSE MERGER AND STOCK SPLIT
      ------------------------------

      REVERSE MERGER. On May 19, 2005, CompuPrint, which was inactive at the time, entered into an agreement and plan of reorganization (the "Agreement") with Terra Insight Corporation ("Terra"). Pursuant to the Agreement, CompuPrint acquired Terra through an exchange of 35,029,980 post-split shares of its common stock for all of the outstanding shares of Terra's common stock. The shares issued by CompuPrint to Terra's shareholders constitute approximately 85% of CompuPrint's common shares outstanding as of May 19, 2005. A "reverse merger" transaction resulted because the shareholders of Terra became the controlling shareholders of CompuPrint. The reverse merger was accounted for as a recapitalization. It is anticipated that CompuPrint will change its name to Terra Insight Corporation.

      In connection with the reverse merger, CompuPrint entered into a Split-Off Agreement with David Allison, CompuPrint's former sole officer and director and its former controlling shareholder. Pursuant to the split off, CompuPrint transferred all of its assets and liabilities to CompuPrint Ventures, Inc., a newly formed North Carolina corporation, in exchange for 100% of the equity of CompuPrint Ventures, Inc. Immediately following the transfer, CompuPrint transferred 100% of the equity of CompuPrint Ventures, Inc. to Mr. Allison in exchange for 13,086,360 post-split shares (see below) of CompuPrint's common stock that he held, which were then cancelled.

      STOCK SPLIT. On May 9, 2005, CompuPrint filed an Articles of Amendment to its Articles of Incorporation to increase its authorized shares of common stock from 9,000,000 shares to 100,000,000 shares and in connection with the increase in shares of common stock, to affect a forward split at a ratio of 4.36212 to 1.

      The retroactive effect of the split of 1 share of the common stock for
      4.36212 shares of common stock would have resulted in 16,978,580 shares being outstanding on December 31, 2004. On May 19, 2005, the Company cancelled 13,086,360 of the post-split shares it received from the former major shareholder of the Company in return for the transfer to him of the residual assets and liabilities of the former business of the Company pursuant to a Split-Off Agreement with such former shareholder.

4.    EQUITY TRANSACTIONS
      -------------------

      SALE OF COMMON STOCK TO ACCREDITED INVESTORS. On May 19, 2005, the Company sold 2,411,138 shares of common stock to two accredited investors for gross proceeds of $1,750,000. In connection with the sale of securities, the Company granted the investors certain registration rights, agreeing to file a registration statement for the resale of restricted shares that were sold. The proceeds from the sale of securities were used for working capital purposes.

      SALE OF COMMON STOCK TO BELHASA INTERNATIONAL CO. LLC. On December 12, 2005, the Company entered into a Securities Purchase Agreement with Belhasa International Co. LLC, a United Arab Emirates entity, for the sale of 1,000,000 shares of the Company's common stock, 150,000 warrants exercisable for one year, and 2,000,000 warrants exercisable for six months. The 150,000 one-year warrants are exercisable for six months at $1.25 per share and are thereafter exercisable at $1.50 per share. The 2,000,000 six-month warrants are exercisable for three months at $1.15 per share and are thereafter exercisable at $1.50 per share, provided that the initial exercise of these six-month warrants must be for the purchase of at least 1,000,000 shares of common stock. As of December 31, 2005, the warrants had no value. The proceeds of $1,000,000 will be used for working capital purposes.

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4.    EQUITY TRANSACTIONS (CONTINUED)
      -------------------


      SALE OF COMMON STOCK TO ESTERNA LIMITED. On December 29, 2005, the Company entered into a Securities Purchase Agreement with Esterna Limited, a Cyprus limited liability company, for the sale of 500,000 shares of the Company's common stock.

      On December 28, 2005, the Company entered into an agreement, the Statement of Understanding for Purchase of Shares of CompuPrint, Inc. ("Statement of Understanding"), with Esterna Limited, a Cyprus limited liability company. Subject to various conditions precedent, including Esterna purchasing from the Company 500,000 shares of the Company's common stock at $1 per share, which were purchased on December 29, 2005, the Statement of Understanding provides for the sale to Esterna of an additional 49,500,000 shares of the Company's common stock, on an "all or none" basis, for $49,500,000, at a closing that must be held by March 31, 2006. The Statement of Understanding provides that on making its investment Esterna would have the ability to own 50% of the outstanding stock of the Company. The transactions contemplated by the Statement of Understanding are subject to due diligence investigations by the parties and various conditions precedent. Conditions precedent to a closing include entering into such contracts of sale and other ancillary agreements that are commonly associated with similar transactions, for example, a shareholders' agreement, voting proxies, and certain other agreements, including new employment agreements with the Company's management for five year terms with increased compensation. The investment by Esterna would trigger the "change of control" provisions in the executive employment agreements. In the event that the transactions contemplated by the Statement of Understanding are consummated, voting control of the Board of Directors would be split between the existing Directors and the directors to be nominated by Esterna.

5.    STOCK BASED COMPENSATION
      ------------------------

      On December 29, 2005, the Company's Board of Directors adopted the CompuPrint, Inc. 2005 Stock Incentive Plan (the "Plan"). The Plan has not yet been submitted for shareholder approval. The Plan provides for various types of awards, including stock options, stock awards, and stock appreciation rights, denominated in shares of the Company's common stock to employees, officers, non-employee directors and agents of the Company. The purposes of the Plan are to attract and retain such persons by providing competitive compensation opportunities, to provide incentives for those who contribute to the long-term performance and growth of the Company, and to align employee interests with those of the Company's shareholders. The Plan is to be administered by the Board of Directors.

      During 2005, the Company granted stock options to employees and outside consultants. The following tables summarize information about the stock option transactions.

                                                      2005
                                             --------------------------
                                                           Weighted
                                             Number of      Average
                                              Options    Exercise Price
                                             ---------   --------------

                  Outstanding, January 1          --               --
                     Granted                 7,013,333   $         0.51
                     Exercised                    --               --
                     Cancelled/forfeited          --               --
                                             ---------   --------------

                  Outstanding, December 31   7,013,333   $         0.51
                                             =========   ==============

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5.    STOCK BASED COMPENSATION (CONTINUED)
      ------------------------


                                     At December 31, 2005
                 -----------------------------------------------------------
                               Outstanding                 Exercisable
                 -----------------------------------------------------------

                                Weighted
                                 Average       Weighted             Weighted
                                Remaining       Average             Average
   Range of      Number of       Years of      Exercise  Number of  Exercise
Exercise Prices   Options    Contractual Life    Price    Options    Price
---------------  ---------   ----------------  --------  ---------  --------

     $0.32       3,100,000         4.6         $   0.32       --        --
     $0.50       2,250,000         5.0         $   0.50       --        --
     $0.80       1,163,333         4.5         $   0.80  1,163,333  $   0.80
     $1.00         500,000         4.5         $   1.00       --        --
                 ---------   ----------------  --------  ---------  --------

                 7,013,333         4.7         $   0.51  1,163,333  $   0.80
                 =========   ================  ========  =========  ========


      OPTIONS TO OFFICERS AND EMPLOYEES. During 2005, the Company issued options to officers and employees to purchase up to an aggregate of 6,513,333 shares of common stock which are exercisable over a period of 5 years at exercise prices ranging from $0.32 to $1. Approximately 3.1 million options vested based on certain performance criteria which were not met for the year ended December 31, 2005. As of December 31, 2005, no accrual has been made based upon performance.

      CONSULTANTS. On June 30, 2005, the Company issued options to an outside consultant under the terms of a one year consulting agreement to purchase up to 500,000 shares of its common stock which are exercisable over a period of 5 years at an exercise price of $.80 per share. The value of the options will be recognized as consulting expense over the one year term of the agreement on a straight-line basis.

      On October 1, 2005, the Company entered into an agreement with another outside consultant, for a term of up to one year, pursuant to which the Company issued 175,000 shares of its common stock. Pursuant to the Agreement, as amended, the Company is required to issue an additional 325,000 shares of common stock if it does not opt to terminate the agreement prior to April 30, 2006.

      AMENDMENT OF TERMS OF CERTAIN OUTSTANDING STOCK OPTIONS. On December 29, 2005, the Board of Directors approved the accelerated vesting of certain outstanding stock options previously granted to two officers. Such approval accelerated the vesting of unvested employee stock options granted with an exercise price ranging from $0.80 to $1.00 per share.

      As a result of the acceleration, unvested options to purchase approximately 1,163,333 shares of the Company's common stock became fully vested and immediately exercisable as of December 30, 2005. The stock options granted pursuant to option agreements were further amended to provide that if the optionee's employment with the Company is terminated for any reason other than for "cause" within six months preceding, or one year following, an event of a "change of control", the applicable exercise period shall be for a period of five years from the date of the original issuance date of the options.

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




6.    OIL AND GAS PROPERTIES
      ----------------------

      In September 2005, the Company through its wholly-owned subsidiary, Tierra Nevada Exploration Partners, LP, a wholly-owned subsidiary of the Company, was the successful bidder in auctions for nine separate oil and gas leases on Federal lands in the State of Nevada, conducted by the Bureau of Land Management (BLM), an agency within the U.S. Department of the Interior. The parcels total 15,439 acres, at an aggregate purchase price of $435,516. Leases from BLM are for a primary term of 10 years, and continue beyond the primary term as long as the lease is producing, as defined. Rental is $1.50 per acre for the first 5 years ($2 per acre after that) until production begins. Once a lease is producing, the BLM charges a royalty of 12.5% on the production. The bids were made without detailed knowledge of the condition of the properties, their suitability for oil and gas operations, the history of prior operations on such properties, if any, or the potential economic significance of the property. The leases are effective November 1, 2005.

      On December 13, 2005, Tierra Nevada Exploration Partners, LP submitted bids at a competitive oral sale of Federal lands in the State of Nevada for oil and gas leasing, conducted by the Bureau of Land Management, an agency within the U.S. Department of the Interior. Tierra Nevada's bids for two separate parcels of land, totaling approximately 1,240.44 acres, were accepted at the auction, at an aggregate price of approximately $30,935. Leases from the Bureau of Land Management are issued for a primary term of 10 years, and continue beyond the primary term as long as the lease is producing. Rental is $1.50 per acre for the first 5 years, and $2 per acre after that period, until production begins. Once a lease is producing, the Bureau of Land Management charges a royalty of 12.5% on the production. The leases are effective as of January 1, 2006. As of December 31, 2005, no activity has occurred.




      As of December 31, 2005, total costs incurred in connection with the acquisition of the above-mentioned land leases amounted to $1,663,999, which consisted of acquisition costs in the amount of $1,197,548 and land leases of $466,451. The Company has not commenced oil and gas operations as of December 31, 2005.

7.    PROPERTY AND EQUIPMENT
      ----------------------

      Property and equipment are stated at cost at December 31, 2005 and consist of the following:

                                                Estimated
                                                  Useful
                                               Lives - Years    Amount
                                            ---------------------------

              Computer Equipment                     5         $ 67,502
              Office Equipment                       5           13,189
              Transportation Equipment               5           25,750
              Furniture & Fixtures                   7           31,396
                                                               --------
                                                                137,837
              Less accumulated depreciation                       8,186
                                                               --------
                                                               $129,651
                                                               ========

      Depreciation expense for the year ended December 31, 2005 was $8,186.

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



8.    CONVERTIBLE DEBENTURES
      ----------------------

      Pursuant to a Securities Purchase Agreement (the "Agreement") entered into on June 30, 2005, the Company received proceeds of $2,000,000 and $1,000,000 upon the issuance of convertible debentures on July 5, 2005 and September 8, 2005, respectively. An additional $2,000,000 convertible debenture may be issuable at a future date for a total of $5,000,000 of debenture purchases pursuant to the Agreement. All of the debentures mature on December 31, 2007. The holder of the debentures is entitled, at any time, to convert the principal amount of the debenture or any portion, into shares of the Company's common stock at $1 per share. Upon conversion, any accrued interest on the converted principal amount is forfeited. If upon election of conversion, the Company's issuance would cause it to violate any listing requirements, then in lieu of such stock issuance, the Company will pay the holder cash in the amount equal to the amount elected for conversion.

      The debentures are subject to mandatory conversion in the event that the Company's common stock trades in a public market at a price of $2 per share or more with a mean average weekly volume of 250,000 shares or more in eight consecutive weeks.

      Based upon a debenture conversion price of $1 per share and a market value of the Company's common stock of $1.25 per share on the commitment date, the beneficial conversion feature of the convertible debentures were valued at $750,000. This resulted in an increase to additional paid-in capital for the year ended December 31, 2005. This will accrete over the redemption period through December 31, 2007.


      There is no market for the convertible debentures of the Company. As a result, the current fair value of the convertible debenture, which management believes approximates carrying value is based on management's estimate as to the fair value of such instrument given the Company's cash flows, its credit status and its discussions with potential investors.


9.    INCOME TAXES
      ------------

      The following summarizes the provision for income taxes:

                                                       Year Ended
                                                   -----------------

                                                   December 31, 2005
                                                   -----------------

                  Currently payable                $            --
                  Deferred tax (benefit)t                   (922,000)
                                                   -----------------
                  Total                                     (922,000)
                  Valuation allowance                        922,000
                                                   -----------------
                  Net provision for income taxes   $            --
                                                   =================


      At December 31, 2005, the Company has a deferred tax asset of approximately $1,776,000, comprised of a net operating loss carry forwards which expire in 2021 through 2025. This deferred tax benefit has been reduced in full by a valuation allowance due to uncertainty regarding its ultimate utilization.

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



10.   RELATED PARTY TRANSACTIONS
      --------------------------

      TECHNOLOGY LICENSE AGREEMENT. The Company licenses, under a 30-year Technology License Agreement entered into January 7, 2005, certain mapping technology from The Institute of Geoinformational Analysis of the Earth (the "Institute"), a foreign-based company controlled by the majority shareholder of the Company. Under the Technology License Agreement, the Company is required to pay an annual license fee of $600,000 (subject to certain credits as specified in the Services Agreement below), payable on or before December 31 of each year.

      SERVICES AGREEMENT. The Company entered into a Services Agreement with the Institute on January 7, 2005 for consulting and advisory services including analysis, surveying, and mapping as well as recommendations related to the utilization of the Institute's mapping technologies. Under the terms of the Services Agreement, the Institute will charge the Company not more than 40% of its published standard rates for such services subject to an annual minimum charge (see below).

      The minimum annual service fees for 2005 and 2006 are $500,000. Subsequent to 2006, the minimum annual service fee will increase by the lesser of 4% or the percentage increase in the Consumer Price Index (CPI) using 2005 as the base year. Until such time as the Company has annual revenues of at least $10 million or until such time as the market capitalization of the Company exceeds $100 million, 83.334% of the license fees paid by the Company to the Institute pursuant to the Technology License Agreement will be credited against service fees pursuant to the Services Agreement.

      The Company may terminate the Services Agreement by giving the Institute four weeks' prior notice. If the Company does not provide such notice, the Company is obligated to pay a termination fee equal to 8.33% of the prior calendar year's service fee payments to the Institute. Termination of the Services Agreement does not relieve the Company of its obligations under the Technology License Agreement.

      For the year ended December 31, 2005, the Company met the minimum payment for both the Technology License Agreement and Services Agreements.

      OPERATING LEASE. The Company leases office space from one of its directors on a month-to-month basis pursuant to an oral agreement. The rent was $1,500 per month through November 2005, and is currently $2,250 per month based on additional space that the Company is utilizing. Total rent expense related to this lease was $18,000 for the year ended December 31, 2005.

      LEGAL SERVICES. The Company paid legal fees during the year ended December 31, 2005 of approximately $672,000 to a law firm the proprietor of which is an attorney who is a director, officer, and shareholder of the Company.

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



11.   COMMITMENTS
      -----------

      EMPLOYMENT AGREEMENTS. On January 7, 2005, the Company entered into three, 3-year employment agreements with certain of its executives. These agreements include automatic increases if the Company achieves certain financing and revenue goals.

      In connection with these employment agreements, the executives received performance-based stock options to purchase up to 3.1 million shares of the Company's common stock at a price of $0.32 per share. The stock options are exercisable over a 5-year period and entitle the executives to purchase an aggregate of approximately 7% to 7.5% of the Company's outstanding common shares at the time of issuance. The stock options vest as follows:

      1/2 of the total           When EBITDA exceeds $2 million or
                                 revenue exceeds $6 million

      1/2of the total            When EBITDA exceeds $4 million or
                                 revenue exceeds $10 million

      The employment agreements also contain a "change of control" provision, as defined, whereby the executives would be entitled to 290% of their base compensation in effect at that time. All stock options would automatically vest in the event of a "change of control".

      OPERATING LEASES. Effective December 5, 2005, the Company entered into a two year lease for office space on 57th Street in Manhattan, New York at a monthly rent of $4,600. Minimum rent under the lease is as follows:

                           2006     $55,200
                           2007     $50,700


12.   PREFERRED STOCK
      ---------------

      The Board of Directors is expressly authorized to provide for the issue of all or any shares of the preferred stock, in one or more series, and to fix for each such series such voting powers, full or limited, and other such designations and preferences. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors. To date no preferred shares have been issued by the Company.

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


13.   RECENT ACCOUNTING PRONOUNCEMENTS
      --------------------------------

      In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment:
      An Amendment of FASB Statement No. 123". This statement replaces SFAS 123 and supersedes APB 25. SFAS 123(R) will require the Company to measure the cost of all employee stock-based compensation rewards that are expected to be exercised and which are granted after the effective date based on the grant date fair value of those awards and to record that cost as compensation expense over the period during which the employee is required to perform service in exchange for the award (generally over the vesting period of the award). Excess tax benefits, as defined by SFAS 123(R), will be recognized as an addition to paid-in-capital. However, if the tax benefit ultimately realized is less than the amount recognized for financial purposes, the difference will be recognized as tax expense. SFAS 123(R) addresses all forms of share-based payment awards, including shares issued under employee stock purchase plan, stock option, restricted stock and stock appreciation rights. In addition, the Company is required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. SFAS 123(R) will become effective as of the first interim or annual reporting period that begins after December 15, 2005. SFAS 123(R) permits public companies to adopt its requirements using one of two methods:

            1. A "modified prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123(R) that remain unvested on the effective date.

            2. A "modified retrospective" method which includes the requirements of the modified prospective method described above, but also permits entities to restate their financial statements based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures for either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

      The Company is currently evaluating the alternative method of adoption as described above. As permitted by SFAS 123, the Company currently accounts for share-based payments to employee using APB 25's intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. The impact of adoption of SFAS 123(R) cannot be predicted at this time because it will depend on the level of share-based payments granted in the future.

      In December 2004, the FASB also issued Statement No. 152 "Accounting for Real Estate Time Sharing Transactions," and No. 153, "Exchanges of Nonmonetary Assets." In May 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections" which superseded APB Opinion No. 20 and FASB Statement No.3. These pronouncements are not expected to have any impact on the Company's future operations.


      In January 2004, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46") and in December 2004, the FASB revised FIN 46 to codify certain FASB Staff positions previously issued for FIN 46 ("FIN 46R"). The objective of FIN 46 as originally issued, and as revised by FIN 46R, was to improve financial reporting by companies involved with variable interest entities ("VIEs"). Prior to the effectiveness of FIN 46, a Company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 changed that standard by a Company if that company was subject to a majority of the risk of loss from the variable interest entity's activities or if that company is entitled to receive a majority of the entity's residual returns or both.

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


13.   RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)
      --------------------------------

      The consolidation requirements of FIN 46 apply immediately to variable interest entities crated after January 31, 2003. Consolidation requirements applied to older entities in the first fiscal year or interim period beginning after June 15, 2003. The adoption of FIN 46 and FIN 46R did not have any impact on financial position, results of operations or cash flows of the Company.


14.   SUBSEQUENT EVENTS
      -----------------

      On January 4, 2006, the Company formed an entity named TexTerra Exploration Partners, LP, a Delaware limited partnership, in contemplation of an exploration project. The Company's wholly-owned subsidiary, Terra Resources, Inc., is the general partner of the entity.

      DAVIDSON LEASEHOLD TRANSACTION. On January 26, 2006, TexTerra Exploration Partners, LP entered into a "Farmout Agreement" with Davidson Energy, L.L.C. and Johnson Children's Trust No. 1, dated January 10, 2006. The Farmout Agreement regards the development of the Richard Bellows 1280-acre oil and gas lease, covering two 640 acre tracts in La Salle County, Texas. TexTerra's leasehold interest is subject to an approximate 25% royalty interest to the assignors to Davidson and the Johnson Children's Trust, leaving an approximately 75% net revenue interest to be split between Davidson Energy and the Johnson Children's Trust, on the one hand, and TexTerra, on the other hand.

      Subject to the conditions set forth in the Farmout Agreement, Davidson Energy and Johnson Children's Trust are to assign to TexTerra a 70% working interest (70% of the 75% net revenue interest) in and to the first well and a defined area around such well as specified under Texas law (the Railroad Commission spacing unit). The purchase price for TexTerra's 70% working interest is TexTerra's agreement to pay up to the budgeted amount of $1,417,150 for drilling, testing, stimulating, completing and equipping the initial well. Any additional costs are to be paid 70% by TexTerra and 30% by Davidson Energy.

      After the initial well, Davidson Energy and Johnson Children's Trust shall have the right, but not the obligation, to participate in a 50% interest in future wells on the lease. The rights of the parties pursuant to the Farmout Agreement will be subject to the terms of a joint operating agreement. In the event Davidson Energy and Johnson Children's Trust elect not to participate in future wells on the lease, they shall receive a 10% working interest after certain costs are recouped By TexTerra. Such interest shall occur if and when TexTerra reaches payout on the lease. Payout shall be deemed to have occurred as of the first day of the month following the month in which the result of the following formula is equal to or greater than one: (a) TexTerra cumulative net production revenue (from initial well plus subsequent wells on the property which Davidson Energy and Johnson Children's Trust have an interest), divided by (b) TexTerra cumulative cost (from such wells).

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


14.   SUBSEQUENT EVENTS (CONTINUED)
      -----------------

      SALE OF INTEREST IN DAVIDSON LEASEHOLD TRANSACTION. In January 2006, to fund its obligations under the Farmout, TexTerra entered into The Limited Partnership Agreement of TexTerra, dated as of January 22, 2006, between TexTerra, Terra Resources, Inc., the general partner, and Enficon Establishment, a limited partner, which sets forth the rights and duties of the partners. Pursuant to the Limited Partnership Agreement, Enficon is responsible for $1,133,720, which is 80% of the budgeted costs ($1,417,150) for the initial well on the Davidson Project, and 80% of the expenditures for professional fees, including TexTerra's oil and gas consultant, legal costs, title review fees, the costs of the Company's technical studies, and additional cash calls made by Terra Resources to cover the direct costs from third parties directly related to the Davidson Project.

      If additional funding is required for the initial well, Terra Resources and Enficon are to be responsible for such additional costs in the ratio of 20% to 80%, respectively. Enficon's interest in TexTerra is limited to the initial well to be drilled in the Davidson Project, to the extent of 65% of the net revenue interest received by TexTerra from the initial well after payment of a 5% overriding royalty to Terra Insight Corporation and after repayment of the budgeted costs paid by Enficon and Terra Resources. Until such budgeted costs are paid back in full to Enficon and Terra Resources, TexTerra will pay net revenue it receives from the initial well 80% to Enficon and 20% to Terra Resources after payment of its own costs and the 5% overriding royalty to Terra Insight Corporation. Enficon has no equity interest in Terra Resources.

      In furtherance of Terra Resources obligations in the Davidson Project, in December 2005, Terra Resources deposited $800,000 into an escrow account held by the Law Offices of Dan Brecher. This amount is included with cash on the subsequent balance sheet. As the result of the sale to Enficon of an interest in the Davidson project, $516,570 was returned to Terra Resources in February 2006. The balance is to be used to pay Terra Resources portion of the expense associated with the Davidson Project.

      SALE OF COMMON STOCK TO ESTERNA LIMITED. On December 28, 2005, the Company entered into an agreement, the Statement of Understanding for Purchase of Shares of CompuPrint, Inc. ("Statement of Understanding"), with Esterna Limited, a Cyprus limited liability company. Subject to various conditions precedent, the Statement of Understanding provides for the sale to Esterna of an additional 49,500,000 shares of the Company's common stock, on an "all or none" basis, for $49,500,000, at a closing that must be held by March 31, 2006. The transactions contemplated by the Statement of Understanding are subject to due diligence investigations by the parties and various conditions precedent. Conditions precedent to a closing include entering into such contracts of sale and other ancillary agreements that are commonly associated with similar transactions, for example, a shareholders' agreement, voting proxies, and certain other agreements, including new employment agreements with the Company's management for five year terms with increased compensation. As of March 10, 2006, management does not believe that consummation of the transaction by March 31, 2006 would be likely.

                        COMPUPRINT, INC. AND SUBSIDIARIES

                   Unaudited Consolidated Financial Statements for the Fiscal Quarter Ended March 31, 2006

                                                                          Page

Consolidated Statements of Operations
   For the Three Months Ended March 31, 2006 and 2005 (Unaudited)         F2-2

Consolidated Balance Sheets
   As of March 31, 2006 (Unaudited) and December 31, 2005                 F2-3

Consolidated Statements of Cash Flows
   For the Three Months Ended March 31, 2006 and 2005 (Unaudited)         F2-4

Notes to Consolidated Financial Statements                                F2-6


                                      F2-1

                        COMPUPRINT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                              Three Months Ended   Three Months Ended
                                                March 31, 2006       March 31, 2005
                                              ------------------   ------------------
REVENUES                                      $          260,000   $          100,000

COST OF REVENUES                                          49,000               70,000
                                              ------------------   ------------------

GROSS PROFIT                                             211,000               30,000

OPERATING EXPENSES                                    (1,398,429)            (201,414)
                                              ------------------   ------------------

OPERATING LOSS BEFORE
  OTHER  INCOME (EXPENSE),
   PROVISION FOR INCOME TAXES
   AND NONCONTROLLING INTEREST                        (1,187,429)            (171,414)


OTHER INCOME (EXPENSE):

INTEREST EXPENSE                                        (123,125)                --
INTEREST INCOME                                            5,793                 --
                                              ------------------   ------------------
      NET INTEREST EXPENSE                              (117,332)                --
                                              ------------------   ------------------

LOSS BEFORE PROVISION FOR INCOME
TAXES AND NONCONTROLLING INTEREST                     (1,304,761)            (171,414)

PROVISION FOR INCOME TAXES (Note 9)                         --                   --
NONCONTROLLING INTEREST                                    2,932                 --
                                              ------------------   ------------------

NET LOSS                                      $       (1,301,829)  $         (171,414)
                                              ==================   ==================

NET LOSS PER COMMON SHARE-
   BASIC AND DILUTED                          $            (0.03)  $            (0.02)
                                              ==================   ==================

WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING - BASIC
      AND DILUTED                                     43,008,338           10,000,000
                                              ==================   ==================

See notes to consolidated financial statements.


                                      F2-2

                        COMPUPRINT, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                    March 31,    December 31,
                                                                      2006          2005

                                                                   -----------    -----------
                                       ASSETS                      (Unaudited)
                                       ------
CURRENT ASSETS
--------------

CASH                                                               $ 1,091,932    $ 2,300,925
RESTRICTED CASH                                                           --          800,000
DEFERRED COSTS  (Note 2)                                                  --           49,000
PREPAID EXPENSES AND OTHER CURRENT ASSETS                               94,217         96,621
                                                                   -----------    -----------

         TOTAL CURRENT ASSETS                                        1,186,149      3,246,546

OTHER ASSETS

OIL AND GAS PROPERTIES, UNPROVED, FULL COST METHOD (Note 6)          3,707,616      1,663,999
PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION (Note 7)       205,799        129,651
OTHER ASSETS                                                            41,057         36,955
                                                                   -----------    -----------


         TOTAL ASSETS                                              $ 5,140,621    $ 5,077,151
                                                                   ===========    ===========


                        LIABILITIES AND SHAREHOLDERS' EQUITY
                        ------------------------------------

CURRENT LIABILITIES
-------------------

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                              $   383,418    $   659,316

DEFERRED REVENUE                                                          --          260,000
                                                                   -----------    -----------

         TOTAL CURRENT LIABILITIES                                     383,418        919,316


CONVERTIBLE DEBENTURES PAYABLE ($3,000,000 NET OF UNAMORTIZED
   DISCOUNT OF $539,916 and $617,772) (Note 8)                       2,460,084      2,382,228
ACCRUED INTEREST ON CONVERTIBLE DEBENTURES                             123,082         78,082
                                                                   -----------    -----------

         TOTAL LIABILITIES                                           2,966,584      3,379,626
                                                                   -----------    -----------


COMMITMENT AND CONTINGENCIES (Notes 10 and 11)

SHAREHOLDERS' EQUITY
--------------------

PREFERRED STOCK; $.0001 PAR VALUE, 1,000,000 SHARES
   AUTHORIZED, NO SHARES ISSUED AND OUTSTANDING
COMMON STOCK; $.0001 PAR VALUE
   SHARES AUTHORIZED: 100,000,000
   SHARES ISSUED AND OUTSTANDING: 43,008,338                             4,301          4,301
ADDITIONAL PAID IN CAPITAL                                           6,412,937      6,406,187
STOCK OPTIONS OUTSTANDING (Note 5)                                   1,332,500           --
DEFERRED COMPENSATION (CONSULTANTS) (Note 5)                          (105,217)      (272,933)
DEFERRED COMPENSATION (EMPLOYEES) (Note 5)                            (999,375)          --
NONCONTROLLING INTEREST                                              1,270,750           --
ACCUMULATED DEFICIT                                                 (5,741,859)    (4,440,030)
                                                                   -----------    -----------

TOTAL SHAREHOLDERS' EQUITY                                           2,174,037      1,697,525
                                                                   -----------    -----------

TOTAL LIABILITIES,AND SHAREHOLDERS' EQUITY                         $ 5,140,621    $ 5,077,151
                                                                   ===========    ===========

See notes to consolidated financial statements.


                                      F2-3

                        COMPUPRINT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                    Three Months Ended
                                                               ------------------------------
                                                               March 31, 2006  March 31, 2005
                                                               --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   NET LOSS                                                        (1,301,829)       (171,414)
   ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED
      IN OPERATING ACTIVITIES:
         NONCASH ITEMS:
            DEPRECIATION                                                1,835             151
            AMORTIZATION OF FINANCING COSTS                             6,938            --
            ACCRETION ON CONVERTIBLE DEBENTURES                        77,856            --
            AMORTIZATION OF CONSULTING FEES                           174,466            --
            AMORTIZATION OF DEFERRED COMPENSATION (EMPLOYEES)         333,125            --
             NONCONTROLLING INTEREST                                   (2,932)           --
         CHANGES IN ASSETS AND LIABILITIES:
            (INCREASE) DECREASE IN ASSETS:
                RESTRICTED CASH                                       800,000            --
                ACCOUNTS RECEIVABLE                                      --          (250,506)
                OFFICE EQUIPMENT                                         --            (3,969)
                DEFERRED COSTS                                         49,000        (171,322)
                PREPAID EXPENSES AND OTHER CURRENT ASSETS               2,404         (33,133)
                OTHER  ASSETS                                         (11,040)           --
            INCREASE (DECREASE) IN LIABILITIES:
                 ACCOUNTS PAYABLE AND ACCRUED EXPENSES               (275,898)        263,272
                 DEFERRED REVENUE                                    (260,000)        345,250
                 TAXES PAYABLE                                           --            44,434
                                                               --------------  --------------
                 ACCRUED INTEREST ON CONVERTIBLE DEBENTURES            45,000            --
                                                               --------------  --------------
      NET CASH (USED IN) OPERATING ACTIVITIES                        (361,075)         22,763
                                                               --------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
           ACQUISITION OF OIL AND GAS PROPERTIES                   (2,043,617)           --
           PURCHASES OF PROPERTY AND EQUIPMENT                        (77,983)           --
                                                               --------------  --------------
      NET CASH (USED IN) INVESTING ACTIVITIES                      (2,121,600)           --
                                                               --------------  --------------

NET CASH FROM FINANCING ACTIVITIES:
                  PROCEEDS FROM NONCONTROLLING INTEREST
                  IN LIMITED PARTNERSHIP                            1,273,682            --
                                                               --------------  --------------
          ISSUANCE OF COMMON STOCK                                     --               4,000
                                                               --------------  --------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                  1,273,682           4,000
                                                               --------------  --------------

NET CHANGE IN CASH                                                 (1,208,993)         26,763

CASH - BEGINNING OF PERIOD                                          2,300,925            --
                                                               --------------  --------------

CASH - END OF PERIOD                                           $    1,091,932  $       26,763
                                                               ==============  ==============

(Continued on next page)


                                      F2-4

                        COMPUPRINT, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                   (UNAUDITED)


                                                                    Three Months Ended
                                                            -----------------------------------
                                                             March 31, 2006     March 31, 2005
                                                            -----------------   ---------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION:
      Cash paid during the period for:
            Interest                                        $            --     $          --
            Income taxes                                    $            --     $          --

SUPPLEMENTAL DISCLOSURES OF NONCASH
   FINANCING ACTIVITIES :

         Value of stock options  issued to consultant for
         services to be provided to the Company             $           6,750   $          --
                                                            =================   ===============

         Value of stock options issued to employees for
         services to be provided to the Company             $       1,332,500   $          --
                                                            =================   ===============

See notes to consolidated financial statements.


                                      F2-5

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


1.    ORGANIZATION AND BASIS OF PRESENTATION
      --------------------------------------

      The consolidated balance sheet of CompuPrint, Inc. ("CompuPrint"), a North Carolina corporation, and Subsidiaries (identified below) (collectively, the "Company") as of March 31, 2006, and the related statements of operations and cash flows for the three months ended March 31, 2006 and 2005 have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). In the opinion of management, the accompanying consolidated financial statements include all adjustments (consisting of normal, recurring adjustments) necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the three months ended March 31, 2006 are not necessarily indicative of the results of operations for the full year or any other interim period. These financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, filed on March 31, 2006 with the Commission. The results presented for the three months ended March 31, 2005 are those of the accounting acquirer, Terra Insight Corporation. (See Note 3).

      Basis of Consolidation
      ----------------------

      The consolidated financial statements include the accounts of CompuPrint and its wholly owned entities, Terra Insight Corporation, Terra Resources, Inc., Tierra Nevada Exploration Partners, LP, New Found Oil Partners, LP, and TexTerra Exploration Partners, LP. NamTerra Mineral Resources (Proprietary) Limited is 95% owned by Terra Resources, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

      Principal Business Activity
      ---------------------------

      The Company, through its wholly owned subsidiary Terra Insight Corporation ("Terra"), a Delaware corporation formed January 7, 2005, provides mapping, surveying and analytical services to exploration, drilling and mining companies. The Company manages and interprets geologic and satellite data to improve the assessment of natural resources. The Company provides these services to (1) its customers utilizing services provided to the Company through an outsourcing relationship (see below) and (2) joint ventures in exchange for oil or mineral rights, licenses for oil and mineral rights, or royalties and working interests in exploration projects. The services are provided through a services arrangement whereby the Company outsources the mapping, surveying and analytical services to the Institute of Geoinformational Analysis of the Earth ("Institute"), a related entity controlled by the majority shareholder of the Company.

      On July 6, 2005, the Company formed an entity named Tierra Nevada Exploration Partners, LP ("Tierra"), a Delaware limited partnership, in furtherance of a proposed exploration agreement with Enficon Establishment ("Enficon"), a Liechtenstein company. The Company's wholly-owned subsidiary, Terra Resources, Inc. ("TRI"), is the general partner of Tierra with an initial 100% interest. The Company has advanced $2 million into the limited partnership in furtherance of the exploration project. On April 6, 2006, Kiev Investment Group ("KIG"), an affiliate of Enficon, agreed to fund certain Tierra projects. In the event such funding occurs, the Company's interest in Tierra would be diluted.

      On January 4, 2006, the Company formed TexTerra Exploration Partners, LP, a Delaware limited partnership, in contemplation of an exploration project. TRI is the general partner of this new entity with an initial 100% interest. TexTerra has commenced drilling its first well and is in the process of completing such well. Enficon has provided equity funding covering 80% of the costs and is entitled to 80% of the cash distributed, until it receives back its capital contribution. Further, Enficon is entitled to 65% of the profits, as defined, on the initial well. (See Note
      6). Enficon's funding of TexTerra is shown as "noncontrolling interest" in the accompanying consolidated balance sheet. Enficon's share of the income
      (loss) of TexTerra is shown as "noncontrolling interest" in the accompanying consolidated statement of operation.


                                      F2-6

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


1.    ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)
      --------------------------------------

      On July 12, 2005, the Company formed an entity named New Found Oil Partners, LP, a Delaware limited partnership, in contemplation of an exploration project. The Company's wholly-owned subsidiary, TRI, is the general partner of this new entity with an initial 100% interest. On January 17, 2006, the Company acquired through TRI a 95% interest in NamTerra Mineral Resources (Proprietary) Limited ("NamTerra"), a Namibia company. NamTerra is currently inactive.

      On March 20, 2006, we formed an entity named Terra Resources Operations Co., Inc. ("TRO"), a Texas corporation. Our wholly-owned subsidiary, TRI, is the sole shareholder of the entity. TRO was inactive through March 31, 2006.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      ------------------------------------------

      Revenue Recognition
      -------------------

      Revenue is recognized when the survey is delivered to the customer and collectibility of the fee is reasonably assured. Amounts received in advance of performance and/or completion of such services are recorded as deferred revenue.

      Deferred Costs
      --------------

      Deferred costs represent costs incurred in connection with services yet to be completed.

      Accounts Receivable
      -------------------

      Accounts receivable are reported as amounts expected to be collected, net of allowance for non-collection due to the financial position of customers. It is the Company's policy to regularly review accounts receivable for specific accounts past due and set up an allowance when collection is uncertain.

      Credit Risk
      -----------

      Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality financial institutions and limits the amount of credit exposure to any single financial institution or instrument. As to accounts receivable, the Company performs credit evaluations of customers before services are rendered and generally requires no collateral.

      Significant Customers
      ---------------------

      The Company derived all of its revenue for the period ended March 31, 2006 from one customer. The Company has adopted a business model which places emphasis on seeking joint venture and similar relationships with third parties to map and explore for mineral and oil and gas deposits.


                                      F2-7

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
      ------------------------------------------

      Oil and Gas Properties, Unproved, Full Cost Method
      --------------------------------------------------

      The Company uses the "full cost" method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized. As of March 31, 2006 and December 31, 2005, the Company has capitalized lease acquisition and land costs related to oil and gas properties. TexTerra has commenced drilling its first well and is in the process of completing such well. The Company has not commenced any other drilling operations.

      All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized. In addition, the capitalized costs are subject to a "ceiling test" which basically limits such costs to the aggregate of the estimated present value of future net revenues from proved reserves, based on current economic and operational conditions, plus the lower of cost or estimated fair value of unproved properties.

      Sales of proved and unproved properties are accounted for as adjustments of capitalized costs to the full cost pool with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case, a gain or loss is recognized.

      Noncontrolling Interest
      -----------------------

      The financing received by TexTerra from Enficon Establishment is shown as a "Noncontrolling Interest" in the accompanying consolidated financial statements.

      Other Property, Equipment and Depreciation
      ------------------------------------------

      Other property and equipment, consisting of office and transportation equipment, are stated at cost. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the assets. (See
      Note 7).

      Income Taxes
      ------------

      The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the provisions of this Statement, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred income tax provisions are based on the changes to the respective assets and liabilities from period to period. A valuation allowance is recorded to reduce deferred tax assets when uncertainty regarding realization of the deferred tax assets exists. (See Note 9).


                                      F2-8

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
      ------------------------------------------

      Stock Options
      -------------

      As permitted under SFAS No. 123, "Accounting for Stock-Based Compensation", the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based compensation arrangements as defined by Accounting Principle Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees". Under APB No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the stock at the date of grant over the option price. However, companies that do not adopt SFAS 123 must provide additional pro forma disclosure as if they had adopted SFAS 123 for valuing stock based compensation to employees. (See Note 5). Effective for the first quarter of 2006, the Company adopted SFAS No. 123(R). (See Note 5). As a result of adopting SFAS No. 123(R), compensation expense related to the amortization of deferred compensation (consultants) and deferred compensation (employees) amounted to $174,466 and $333,125, respectively, for the three months ended March 31, 2006. (See Note 5).

      Convertible Debentures
      ----------------------

      In June and September 2005, the Company sold an aggregate of $3,000,000 of 6% convertible debentures which contained a beneficial conversion feature. In accordance with Emerging Issues Task Force ("EITF") Issues 98-5 and 00-27, since the conversion price of the debentures was less than the closing trading prices of the Company's shares on the commitment date, the embedded beneficial conversion feature is recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature.

      Earnings (Loss) Per Share
      -------------------------

      Basic earnings (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the year. Dilutive earnings per share reflect, in periods in which they have a dilutive effect, the effect of the common shares issuable upon exercise of stock options. For the three month period ended March 31, 2006, the effect of stock options has been excluded from the dilutive calculation as the impact of the stock options would be anti-dilutive.

      Estimates
      ---------

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, if any, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.


                                      F2-9

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


3.    REVERSE MERGER AND STOCK SPLIT
      ------------------------------

      REVERSE MERGER. On May 19, 2005, CompuPrint, which was inactive at the time, entered into an agreement and plan of reorganization (the "Agreement") with Terra Insight Corporation ("Terra"). Pursuant to the Agreement, CompuPrint acquired Terra through an exchange of 35,029,980 post-split shares of its common stock for all of the outstanding shares of Terra's common stock. The shares issued by CompuPrint to Terra's shareholders constitute approximately 85% of CompuPrint's common shares outstanding as of May 19, 2005. A "reverse merger" transaction resulted because the shareholders of Terra became the controlling shareholders of CompuPrint. The reverse merger was accounted for as a recapitalization. It is anticipated that CompuPrint will change its name to Terra Insight Corporation.

      In connection with the reverse merger, CompuPrint entered into a Split-Off Agreement with David Allison, CompuPrint's former sole officer and director and its former controlling shareholder. Pursuant to the split off, CompuPrint transferred all of its assets and liabilities to CompuPrint Ventures, Inc., a newly formed North Carolina corporation, in exchange for 100% of the equity of CompuPrint Ventures, Inc. Immediately following the transfer, CompuPrint transferred 100% of the equity of CompuPrint Ventures, Inc. to Mr. Allison in exchange for 13,086,360 post-split shares (see below) of CompuPrint's common stock that he held, which were then cancelled.

      STOCK SPLIT. On May 9, 2005, CompuPrint filed an Articles of Amendment to its Articles of Incorporation to increase its authorized shares of common stock from 9,000,000 shares to 100,000,000 shares and in connection with the increase in shares of common stock, to affect a forward split at a ratio of 4.36212 to 1.

      The retroactive effect of the split of 1 share of the common stock for
      4.36212 shares of common stock would have resulted in 16,978,580 shares being outstanding on December 31, 2004. On May 19, 2005, the Company cancelled 13,086,360 of the post-split shares it received from the former major shareholder of the Company in return for the transfer to him of the residual assets and liabilities of the former business of the Company pursuant to a Split-Off Agreement with such former shareholder.


4.    EQUITY TRANSACTIONS
      -------------------

      SALE OF COMMON STOCK TO ACCREDITED INVESTORS. On May 19, 2005, the Company sold 2,411,138 shares of common stock to two accredited investors for gross proceeds of $1,750,000. In connection with the sale of securities, the Company granted the investors certain registration rights, agreeing to file a registration statement for the resale of restricted shares that were sold. The proceeds from the sale of securities were used for working capital purposes.

      SALE OF COMMON STOCK TO BELHASA INTERNATIONAL CO. LLC. On December 12, 2005, the Company entered into a Securities Purchase Agreement with Belhasa International Co. LLC, a United Arab Emirates entity, for the sale of 1,000,000 shares of the Company's common stock, 150,000 warrants exercisable for one year, and 2,000,000 warrants exercisable for six months. The 150,000 one-year warrants are exercisable for six months at $1.25 per share and are thereafter exercisable at $1.50 per share. The 2,000,000 six-month warrants are exercisable for three months at $1.15 per share and are thereafter exercisable at $1.50 per share, provided that the initial exercise of these six-month warrants must be for the purchase of at least 1,000,000 shares of common stock. As of December 31, 2005, the warrants had no value. The proceeds of $1,000,000 will be used for working capital purposes.

      SALE OF COMMON STOCK TO ESTERNA LIMITED. On December 29, 2005, the Company entered into a Securities Purchase Agreement with Esterna Limited, a Cyprus limited liability company, for the sale of 500,000 shares of the Company's common stock at $1 per share yielding proceeds of $500,000.


                                     F2-10

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


5.    STOCK BASED COMPENSATION
      ------------------------

      On December 29, 2005, the Company's Board of Directors adopted the CompuPrint, Inc. 2005 Stock Incentive Plan (the "Plan"). The Plan has not yet been submitted for shareholder approval. The Plan provides for various types of awards, including stock options, stock awards, and stock appreciation rights, denominated in shares of the Company's common stock to employees, officers, non-employee directors and agents of the Company. The purposes of the Plan are to attract and retain such persons by providing competitive compensation opportunities, to provide incentives for those who contribute to the long-term performance and growth of the Company, and to align employee interests with those of the Company's shareholders. The Plan is to be administered by the Board of Directors.

      In accordance with SFAS 123(R), the Company has accounted for its employee stock options and other stock options issued to outside consultants under the "modified prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and
      (b) based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123(R) that remain unvested on the effective date. Accordingly, the fair market value for these options was estimated at the date of grant using a Black-Scholes option-pricing model and the following assumptions for the three months ended March 31, 2006:

                             Risk-free rate             4.33%
                             Dividend yield             0.00%
                             Volatility factor           4.77
                             Average life             5 years

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

      Compensation expense related to the amortization of deferred compensation (consultants) and deferred compensation (employees) amounted to $174,466 and $333,125, respectively, for the three months ended March 31, 2006.

      The following tables summarize information about the stock option transactions.

                                                At March 31, 2006
                                         --------------------------------
                                                              Weighted
                                         Number of             Average
                                          Options          Exercise Price
                                         ---------         --------------

Outstanding, December 31, 2005           7,013,333           $       0.51
   Granted                                 415,000                   0.89
   Exercised                                  --                     --
   Cancelled/forfeited                        --                     --
                                         ---------         --------------

Outstanding, March 31, 2006              7,428,333           $   0.56
                                         =========         ==============


                                     F2-11

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


5.    STOCK BASED COMPENSATION (CONTINUED)
      ------------------------

                                       At March 31, 2006
                 ------------------------------------------------------------
                               Outstanding                  Exercisable
                 ---------------------------------------  -------------------

                                 Weighted
                                  Average       Weighted             Weighted
                                 Remaining       Average              Average
   Range of       Number of       Years of      Exercise  Number of  Exercise
Exercise Prices    Options    Contractual Life    Price    Options     Price
---------------  ----------   ----------------  --------  ---------  --------

     $0.32        3,100,000          3.8        $   0.32       --        --
     $0.50        2,265,000          4.7        $   0.50    577,500  $   0.50
     $0.80        1,163,333          4.2        $   0.80  1,163,333  $   0.80
     $0.90          400,000          5.0        $   0.90    100,000  $   0.90
     $1.00          500,000          4.2        $   1.00    500,000  $   1.00
                 ----------   ----------------  --------  ---------  --------

                  7,428,333          4.2         $  0.56  2,340,833  $   0.77
                 ==========   ================  ========  =========  ========

      OPTIONS GRANTED TO EMPLOYEES. During the first three months of 2006, the Company granted stock options to employees to purchase up to an aggregate of 400,000 shares of common stock which are exercisable over a period of 5 years at an exercise price of $0.90 per share. The stock options are to vest over one year in increments of 25% per fiscal quarter.

      In May 2005, 3,100,000 stock options were granted to employees at the Company. The stock options are exercisable at $0.32 per share and vest only upon the Company achieving certain profitability levels, as defined. At March 31, 2006, these profitability levels have not been reached and these options remain unvested.

      In the three months ended June 30, 2005, an aggregate of 1,163,000 stock options were granted to employees of the Company, of which 663,333 stock options are exercisable at $0.80 per share and 500,000 stock options are exercisable at $1.00 per share. At December 31, 2005, all of these stock options had vested.

      In December 2005, 2,250,000 stock options were granted to employees at the Company. These stock options are exercisable at $0.50 per share and vest 25% each quarter of 2006.

      The fair value of employee stock options that will vest during 2006 amounted to $1,332,500 and is shown as stock options outstanding in the accompanying consolidated balance sheet. Deferred compensation (employees) of $999,375 is net of amortization of $333,125.

      CONSULTANTS. On June 30, 2005, the Company granted stock options to an outside consultant under the terms of a one year consulting agreement to purchase up to 500,000 shares of its common stock which are exercisable over a period of 5 years at an exercise price of $.80 per share. The value of the options will be recognized as consulting expense over the one year term of the agreement on a straight-line basis.

      On October 1, 2005, the Company entered into an agreement with another outside consultant, for a term of up to one year, pursuant to which the Company issued 175,000 shares of its common stock. Pursuant to the Agreement, as amended, the Company is required to issue an additional 325,000 shares of common stock if it does not opt to terminate the agreement prior to September 30, 2006.


                                     F2-12

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


5.    STOCK BASED COMPENSATION (CONTINUED)
      ------------------------

      On March 7, 2006, the Company issued to Norman Sheresky, pursuant to an oral consulting agreement for legal services, stock options to purchase 15,000 shares of the Company's common stock. The stock options are exercisable until March 6, 2011 at $0.50 per share. The Company recognized $6,750 in legal expenses in connection with such issuance.

      Compensation expense related to the amortization of deferred compensation (consultants) amounted to $174,466 for the three months ended March 31, 2006.

6.    OIL AND GAS PROPERTIES
      ----------------------

      TEXTERRA EXPLORATION PARTNERS, LP
      ---------------------------------

      DAVIDSON LEASEHOLD TRANSACTION. On January 26, 2006, TexTerra Exploration Partners, LP entered into a "Farmout Agreement" with Davidson Energy, L.L.C. and Johnson Children's Trust No. 1, dated January 10, 2006. The Farmout Agreement regards the development of the Richard Bellows 1280-acre oil and gas lease, covering two 640 acre tracts in La Salle County, Texas. TexTerra's leasehold interest is subject to an approximate 25% royalty interest to the assignors to Davidson and the Johnson Children's Trust, leaving an approximately 75% net revenue interest to be split between Davidson Energy and the Johnson Children's Trust, on the one hand, and TexTerra, on the other hand.

      Davidson Energy and Johnson Children's Trust assigned to TexTerra a 70% working interest (70% of the 75% net revenue interest) in and to the first well and a defined area around such well as specified under Texas law (the Railroad Commission spacing unit). The purchase price for TexTerra's 70% working interest is TexTerra's agreement to pay up to the budgeted amount of $1,417,150 for drilling, testing, stimulating, completing and equipping the initial well. Any additional costs are to be paid 70% by TexTerra and 30% by Davidson Energy.

      After the initial well, Davidson Energy and Johnson Children's Trust shall have the right, but not the obligation, to participate in a 50% interest in future wells on the lease. The rights of the parties pursuant to the Farmout Agreement will be subject to the terms of a joint operating agreement. In the event Davidson Energy and Johnson Children's Trust elect not to participate in future wells on the lease, they shall receive a 10% working interest after certain costs are recouped by TexTerra. Such interest shall occur if and when TexTerra reaches payout on the lease.

      SALE OF INTEREST IN DAVIDSON LEASEHOLD TRANSACTION. In January 2006, to finance its obligations under the Farmout Agreement, TexTerra entered into The Limited Partnership Agreement of TexTerra, dated as of January 22, 2006, between TexTerra, Terra Resources, Inc., the general partner, and Enficon Establishment, a limited partner, which sets forth the rights and duties of the partners. Pursuant to the Limited Partnership Agreement, Enficon is responsible for $1,133,720, which is 80% of the budgeted costs ($1,417,150) for the initial well on the Davidson Project, and 80% of the expenditures for professional fees, including TexTerra's oil and gas consultant, legal costs, title review fees, the costs of the Company's technical studies, and additional cash calls made by Terra Resources to cover the direct costs from third parties directly related to the Davidson Project.

      Until the budgeted costs are paid back in full to Enficon and Terra Resources, TexTerra will pay net revenue it receives from the initial well 80% to Enficon and 20% to Terra Resources after payment of its own costs and the 5% overriding royalty to Terra Insight Corporation.


                                     F2-13

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


6.    OIL AND GAS PROPERTIES (CONTINUED)
      ----------------------

      MODIFICATION OF DAVIDSON LEASEHOLD TRANSACTION. On March 22, 2006, the Farmout Agreement was modified. In the modification, TexTerra waived its interest in the second well to the lesser of the maximum depth drilled or 8,000 feet and as consideration, Davidson and Johnson Children's Trust reduced their working interests in the third and fourth wells from 50% to 25% should they choose to participate.

      DRILLING ACTIVITY ON DAVIDSON LEASEHOLD. TexTerra hired a driller in January 2006 and has drilled its first well on the Davidson Leasehold. TexTerra is in the process of completing the well.

      TIERRA NEVADA EXPLORATION PARTNERS, LP.
      ---------------------------------------

      In September 2005, the Company through its wholly-owned subsidiary, Tierra Nevada Exploration Partners, LP, a wholly-owned subsidiary of the Company, was the successful bidder in auctions for nine separate oil and gas leases on Federal lands in the State of Nevada, conducted by the Bureau of Land Management (BLM), an agency within the U.S. Department of the Interior. The parcels total 15,439 acres, at an aggregate purchase price of $435,516. Leases from BLM are for a primary term of 10 years, and continue beyond the primary term as long as the lease is producing, as defined. Rental is $1.50 per acre for the first 5 years ($2 per acre after that) until production begins. Once a lease is producing, the BLM charges a royalty of 12.5% on the production. The bids were made without detailed knowledge of the condition of the properties, their suitability for oil and gas operations, the history of prior operations on such properties, if any, or the potential economic significance of the property. The leases are effective November 1, 2005.

      On December 13, 2005, Tierra Nevada Exploration Partners, LP submitted bids at a competitive oral sale of Federal lands in the State of Nevada for oil and gas leasing, conducted by the Bureau of Land Management, an agency within the U.S. Department of the Interior. Tierra Nevada's bids for two separate parcels of land, totaling approximately 1,240.44 acres, were accepted at the auction, at an aggregate price of approximately $30,935. Leases from the Bureau of Land Management are issued for a primary term of 10 years, and continue beyond the primary term as long as the lease is producing. Rental is $1.50 per acre for the first 5 years, and $2 per acre after that period, until production begins. Once a lease is producing, the Bureau of Land Management charges a royalty of 12.5% on the production. The leases are effective as of January 1, 2006. As of March 31, 2006, no activity has occurred.

      TOTAL INVESTMENT. As of March 31, 2006 the Company has invested an aggregate of $3,707,616 in land leases, consultants fees, site preparation costs and drilling costs.



                                     F2-14

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


7.    PROPERTY AND EQUIPMENT
      ----------------------

      Property and equipment are stated at cost at March 31, 2006 and consist of the following:

                                      Estimated
                                        Useful
                                     Lives - Years    Amount
                                     -------------   ---------

Computer Equipment                         5         $  80,864
Office Equipment                           5            14,811
Transportation Equipment                   5            85,750
Furniture & Fixtures                       7            34,395
                                                     ---------
                                                       215,820
Less accumulated depreciation                          (10,021)
                                                     ---------
                                                     $ 205,799
                                                     =========

      Depreciation expense for the three months ended March 31, 2006 was $1,835.


8.    CONVERTIBLE DEBENTURES
      ----------------------

      Pursuant to a Securities Purchase Agreement (the "Agreement") entered into on June 30, 2005, the Company received proceeds of $2,000,000 and $1,000,000 upon the issuance of convertible debentures on July 5, 2005 and September 8, 2005, respectively. All of the debentures mature on December 31, 2007. The holder of the debentures is entitled, at any time, to convert the principal amount of the debenture or any portion, into shares of the Company's common stock at $1 per share. Upon conversion, any accrued interest on the converted principal amount is forfeited. If upon election of conversion, the Company's issuance would cause it to violate any listing requirements, then in lieu of such stock issuance, the Company will pay the holder cash in the amount equal to the amount elected for conversion.

      The debentures are subject to mandatory conversion in the event that the Company's common stock trades in a public market at a price of $2 per share or more with a mean average weekly volume of 250,000 shares or more in eight consecutive weeks.

      Based upon a debenture conversion price of $1 per share and a market value of the Company's common stock of $1.25 per share on the commitment date, a "beneficial conversion feature" of the convertible debentures was recognized and valued at $750,000. This will accrete over the redemption period through December 31, 2007.

      There is no market for the convertible debentures of the Company. As a result, the current fair value of the convertible debenture, which management believes approximates carrying value is based on management's estimate as to the fair value of such instrument given the Company's cash flows, its credit status and its discussions with potential investors.


                                     F2-15

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


9.    INCOME TAXES
      ------------

      The following summarizes the provision for income taxes:

                                                        At March 31, 2006
                                                        -----------------
               Currently payable                        $            --
               Deferred tax (benefit)                            (520,904)

                                                        -----------------
               Total                                             (520,094)
               Valuation allowance                                520,904
                                                        -----------------
               Net provision for income taxes           $            --
                                                        =================

      At March 31, 2006, the Company has an aggregate deferred tax asset of approximately $2,296,000, representing the net operating loss carry forwards which expire in 2021 through 2026. This deferred tax benefit has been reduced in full by a valuation allowance due to uncertainty regarding its ultimate utilization.


10.   RELATED PARTY TRANSACTIONS
      --------------------------

      TECHNOLOGY LICENSE AGREEMENT. The Company licenses, under a 30-year Technology License Agreement entered into January 7, 2005, certain mapping technology from The Institute of Geoinformational Analysis of the Earth (the "Institute"), a foreign-based related company controlled by the majority shareholder of the Company. Under the Technology License Agreement, the Company is required to pay the Institute an annual license fee of $600,000 (subject to certain credits as specified in the Services Agreement below), payable on or before December 31 of each year.

      SERVICES AGREEMENT. The Company entered into a Services Agreement with the Institute on January 7, 2005 for consulting and advisory services including analysis, surveying, and mapping as well as recommendations related to the utilization of the Institute's mapping technologies. Under the terms of the Services Agreement, the Institute will charge the Company not more than 40% of its published standard rates for such services subject to an annual minimum charge (see below).

      The minimum annual service fees for 2005 and 2006 are $500,000. Subsequent to 2006, the minimum annual service fee will increase by the lesser of 4% or the percentage increase in the Consumer Price Index (CPI) using 2005 as the base year. Until such time as the Company has annual revenues of at least $10 million or until such time as the market capitalization of the Company exceeds $100 million, 83.334% of the license fees paid by the Company to the Institute pursuant to the Technology License Agreement will be credited against service fees pursuant to the Services Agreement.

      The Company may terminate the Services Agreement by giving the Institute four weeks' prior notice. If the Company does not provide such notice, the Company is obligated to pay a termination fee equal to 8.33% of the prior calendar year's service fee payments to the Institute. Termination of the Services Agreement does not relieve the Company of its obligations under the Technology License Agreement.

      For the year ended December 31, 2005, the Company met the minimum payment for both the Technology License Agreement and Services Agreements.


                                     F2-16

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


10.   RELATED PARTY TRANSACTIONS (CONTINUED)
      --------------------------

      OPERATING LEASE. The Company leases office space from one of its directors on a month-to-month basis pursuant to an oral agreement. The rent was $1,500 per month through November 2005, and was $2,250 per month through March 2006, and is currently at the rate of $4,500 per month. The increases in rent have been due to our occupancy of additional space.

      Effective January 1, 2006 the Company leased an apartment in Moscow, Russia, at a monthly rent of $5,000, to be used by executives of the Company when visiting Moscow.

      LEGAL SERVICES. The Company paid or accrued legal fees for the three month period ended March 31, 2006 and for the year ended December 31, 2005 of approximately $264,000 and $672,000, respectively, to a law firm the proprietor of which is an attorney who is a director, officer, and shareholder of the Company.


11.   COMMITMENTS
      -----------

      EMPLOYMENT AGREEMENTS. On January 7, 2005, the Company entered into three, 3-year employment agreements with certain of its executives. These agreements include automatic increases if the Company achieves certain financing and revenue goals.

      In connection with these employment agreements, the executives received performance-based stock options to purchase up to 3.1 million shares of the Company's common stock at a price of $0.32 per share. The stock options are exercisable over a 5-year period. The stock options vest as follows:

      1/2 of the total           When EBITDA exceeds $2 million or
                                 revenue exceeds $6 million

      1/2 of the total             When EBITDA exceeds $4 million or
                                 revenue exceeds $10 million

      The employment agreements also contain a "change of control" provision, as defined, whereby the executives would be entitled to 290% of their base compensation in effect at that time. All stock options would automatically vest in the event of a "change of control". No options were vested at March 31, 2006 or December 31, 2005.

      Operating Leases. Effective December 5, 2005, the Company entered into a two year lease for office space on 57th Street in Manhattan, New York at a monthly rent of $4,600. The lease expires in 2007. Minimum rent under the lease is as follows:

                        Year
                        Ended
                        December 31,       Amount
                        ------------      --------
                        2006              $ 55,200
                        2007                50,700
                                          --------
                                          $105,900

      Effective January 1, 2006, the Company entered into a one year lease for an apartment in Moscow at a monthly rent of $5,000. (See Note 10). Minimum rent under the lease for 2006 is $60,000.


                                     F2-17

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


12.   PREFERRED STOCK
      ---------------

      The Board of Directors is expressly authorized to provide for the issue of all or any shares of the preferred stock, in one or more series, and to fix for each such series such voting powers, full or limited, and other such designations and preferences. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors. To date no preferred shares have been issued by the Company.


13.   RECENT ACCOUNTING PRONOUNCEMENTS
      --------------------------------

      In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement No. 123 (R), Share-Based Payment ("SFAS 123(R)"), which revised SFAS No. 123, Accounting for Stock-Based Compensation, and replaced APB Opinion 25, Accounting for Stock Issued to Employees. SFAS 123 (R) requires that all share-based payments to employees be recognized in the financial statements based on their fair values on the date of grant. The Company currently uses the intrinsic value method to measure compensation expense for stock-based awards. On April 4, 2005, the SEC amended the compliance dates for SFAS 123(R), which extended the Company's required adoption date of SFAS 123(R) to its fiscal third quarter in its fiscal year ended June 30, 2006. Going forward, the impact of adoption will depend on the number of stock based awards granted in the period.

      Also in December 2004, the FASB issued Statement No. 153, Exchanges of Nonmonetary Assets ("SFAS No. 153") which addresses the measurement of exchanges of non-monetary assets and eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, with earlier application permitted. The adoption of SFAS No. 153 has not had any impact on the Company's results of operations or its financial position.

      In June 2005, the FASB issued Statement No. 154, Accounting Changes and Error Corrections, ("SFAS No. 154") which changes the requirements for accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. SFAS No. 154 also requires that a change in method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made for fiscal years beginning after December 15, 2005, but does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of the Statement. The adoption of SFAS No. 154 has not had a material effect on the Company's results of operations or its financial position.

      In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and No. 140, which simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation, and eliminates a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold. SFAS No. 155 is effective for all financial instruments acquired, issued or subject to a remeasurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. The adoption of SFAS No. 155 is not expected to have any impact on our results of operations of our financial position.


                                     F2-18

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


13.   RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)
      --------------------------------

      In January 2004, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46") and in December 2004, the FASB revised FIN 46 to codify certain FASB Staff positions previously issued for FIN 46 ("FIN 46R"). The objective of FIN 46 as originally issued, and as revised by FIN 46R, was to improve financial reporting by companies involved with variable interest entities ("VIEs"). Prior to the effectiveness of FIN 46, a Company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 changed that standard by a company if that company was subject to a majority of the risk of loss from the variable interest entity's activities or if that company is entitled to receive the majority of the entity's residual returns, or both.

      The consolidation requirements of FIN 46 apply immediately to variable interest entities crated after January 31, 2003. Consolidation requirements applied to older entities in the first fiscal year or interim period beginning after June 15, 2003. The adoption of FIN 46 and FIN 46R did not have any impact on financial position or results of operations of the Company.


14.   SUBSEQUENT EVENTS
      -----------------

      Protocol Agreement with Kiev Investment Group

      On April 6, 2006, the Company entered into an agreement with Kiev Investment Group, pursuant to a Protocol Agreement dated April 5, 2006. Kiev Investment Group is an affiliate of Enficon Establishment, a holder of the Company's debentures. This Protocol Agreement relates to, modifies and supplements the terms of a Securities Purchase Agreement with Enficon dated June 30, 2005 and of an exploration agreement with Enficon dated June 30, 2005. Certain matters governed by those two agreements dated June 30, 2005 remain subject to negotiations.

      Under the Protocol Agreement, Kiev Investment Group undertook the following obligations:

      (1) To purchase, pursuant to the Securities Purchase Agreement, the fourth tranche of $1 million of convertible debentures, which was purchased on April 12, 2006, and to purchase of the fifth and final tranche of $1 million of convertible debentures by May 15, 2006;
      (2) By June 15, 2006, along with Enficon, to convert their aggregate $5 million of convertible debentures at $1 per share into an aggregate of 5,000,000 shares of common stock;
      (3) To make capital contributions, pursuant to the exploration agreement with Enficon, in the aggregate amount of $3 million to our subsidiary, Tierra Nevada Exploration Partners, with a $1 million capital contribution made on April 13, 2006, and additional contributions of $600,000 and $1.4 million to be made by June 15, 2006 and July 5, 2006, respectively; and
      (4) By June 29, 2006, to purchase from the Company 5,000,000 shares of common stock at $1.05 per share.


                                     F2-19

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


14.   SUBSEQUENT EVENTS (CONTINUED)
      -----------------

      The Protocol Agreement also provides that, by June 29, 2006, the parties are to enter into a stock option agreement that would grant Kiev Investment Group the right to purchase such additional amount of the Company's common stock that when combined with 5 million shares issuable upon conversion of the debentures by June 15, 2006 and the purchase of 5 million shares by June 29, 2006, would equal 25% of the Company's then outstanding shares of common stock. The stock option is to be exercisable, on an all or none basis, until October 1, 2006 at $1.20 per share, and thereafter, exercisable until December 31, 2006 at a price of the greater of (a) $1.50 per share or (b) 60% of the average trading price of the Company's common stock for the 20 day period preceding such exercise, with an upper cap on the exercise price of $1.75 per share. Other terms for the stock options are yet to be fully negotiated, and Kiev Investment Group does not have such a stock option until a definitive stock option agreement is executed.

      Under the Protocol Agreement, the Company undertook the following obligations:

      (1) To use certain of the funds invested by Kiev Investment Group in accordance with the terms of the agreement, and in accordance with a business plan for 2006/2007 and a strategic development plan for the next three to five years, which plans are yet to be written;
      (2)   Subject to fulfillment of certain Kiev Investment Group obligations under the Protocol Agreement, to grant a seat on our Board of
            Directors to one nominee of Kiev Investment Group that is acceptable to the Company. The seat shall be forfeited if Kiev Investment Group does not exercise its stock option in its entirety by October 1, 2006, or if Kiev Investment Group does not exercise its stock option to purchase at least 50% of the underlying shares by December 31, 2006.

      Subject to fulfillment of Kiev Investment Group's obligations under the Protocol Agreement, Kiev Investment Group will have the right and obligation to finance certain future joint projects for a period of five years. The right to finance joint projects will be forfeited if the stock option is not exercised in its entirety by October 1, 2006, or if the stock option is not exercised as to at least 50% of the underlying shares by December 31, 2006, or if Kiev Investment Group breaches the terms of the Protocol Agreement or any future agreements to be entered into in connection with the joint projects. Kiev Investment Group is to provide 75% of the financing for such joint projects and is to receive a variable net profit participation right, after accounting for our entitlement to a 5% overriding royalty and reimbursement of expenses and return of investment capital. Kiev Investment Group's net profit participation right shall be: 70% for the first year after reimbursement, 60% for the second year after reimbursement, and 50% for the third to fifth years after reimbursement. The Company will be able to pursue other third party financing as to such joint projects if the Company obtains a financing commitment for at least 90% of the project costs on terms more favorable to the Company than the terms on which Kiev Investment Group is willing to provide financing.


                                     F2-20

                        COMPUPRINT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


14.   SUBSEQUENT EVENTS (CONTINUED)
      -----------------

      The Company also agreed to give Kiev Investment Group the opportunity to finance the Company's interests in the development and exploitation of a third and fourth well on a leasehold in LaSalle County, Texas, in which the Company's lease rights are pursuant to a Farmout Agreement with Davidson Energy, L.L.C. and Johnson Children's Trust No. 1, dated January 10, 2006. Kiev Investment Group is to provide 80% of the future financing in connection with those wells, and it will be entitled to a 65% net profit participation right, after accounting for our entitlement to a 5% overriding royalty and reimbursement of expenses and return of investment capital.

      EXPLORATION AGREEMENT WITH CALIK

      On April 11, 2006, the Company entered into an Exploration Agreement with Calyk Enerji Sanayi ve Ticaret A.(a)., a corporation formed under the laws of Turkey, to jointly explore eight onshore blocks in the Erzurum area of eastern Turkey, comprising approximately 961,875 acres. Pursuant to the agreement, the Company will provide certain services to identify hydrocarbon exploration targets. The Company is to receive a 20% working interest in the project.

      OTHER MATTERS

      On April 5, 2006, the Company granted to two employees, Kimberly Reilly and Eric Robins, stock options under the Company's 2005 Stock Incentive Plan to purchase an aggregate of 35,000 shares of common stock. The stock options are to vest over one year in increments of 25% per fiscal quarter. The stock options are exercisable until April 4, 2011 at $1.07 per share.

      On April 17, 2006, the Company granted to Dmitry Vilbaum, its Chief Operating Officer, stock options under the Company's 2005 Stock Incentive Plan to purchase an aggregate of 50,000 shares of common stock. The stock options are to vest over one year in increments of 25% per fiscal quarter. The stock options are exercisable until April 16, 2011 at $1.38 per share.

      On April 15, 2006, the Company entered into a second amendment to a consultant agreement, pursuant to which the Company agreed to issue 325,000 shares of common stock if it does not opt to terminate the agreement prior to May 1, 2006. As amended, the Company is required to issue such shares of common stock if it does not opt to terminate the agreement prior to September 30, 2006.



                                     F2-21

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The North Carolina Business Corporation Act, in section 55-8-51 - Authority to indemnify, provides that: a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he conducted himself in good faith, he reasonably believed in the case of conduct in his official capacity with the corporation that his conduct was in its best interests, and in all other cases, that his conduct was at least not opposed to its best interests, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

The North Carolina Business Corporation Act, in section 55-8-52 - Mandatory indemnification, provides that: unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The North Carolina Business Corporation Act, in section 55-8-54 - Court-ordered indemnification, provides that: unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.

The North Carolina Business Corporation Act, in section 55-8-56 -
Indemnification of officers, employees, and agents, provides that: unless a corporation's articles of incorporation provide otherwise:

      (1) An officer of the corporation is entitled to mandatory indemnification under section 55-8-52, and is entitled to apply for court-ordered indemnification under section 55-8-54, in each case to the same extent as a director;

      (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

      (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Neither the Company's Articles of Incorporation, as amended, nor Bylaws contains provisions concerning indemnification of officers and directors.

ITEM 25. EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the offer and sale of the common stock being registered.

         SEC registration fee               $      973.49
         Legal fees and expenses            $  100,000.00
         Blue Sky fees and expenses         $    1,000.00
         Accounting fees and expenses       $   30,000.00
         Transfer agent fees                $      500.00
         Printing expenses                  $      500.00
                                            -------------

         Total                              $  132,973.49

The foregoing items, except for the Securities and Exchange Commission registration fee, are estimated. We will pay all of the expenses listed above. The selling stockholders will not pay any of those expenses. The selling stockholders are responsible for any stock transfer taxes, transfer fees, and brokerage commissions or underwriting discounts and commissions.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Each of the issuance and sale of securities described below was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. No advertising or general solicitation was employed in offering the securities. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

On May 9, 2005, the Company filed an Articles of Amendment to the Company's Articles of Incorporation to increase the Company's authorized shares of common stock from 9,000,000 shares to 100,000,000 shares, and in connection with the increase in shares of common stock, to effect a forward split at a ratio of
4.36212 to 1. For stock issuances prior to May 19, 2005, the number of shares issued has not been adjusted to reflect the stock split and are referred to as pre-split shares. For issuances on May 19, 2005 and thereafter, the number of shares issued reflects the forward stock split and are referred to as post-split shares.

In January 2002, the Company issued 1,500 pre-split shares of its common stock, at $1.00 per share, to an independent contractor for partial compensation for web site development.

In January 2002, the Company issued 25,000 pre-split shares of its common stock to KGL Investments, Ltd., the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, the former counsel to the Company. The shares were issued in exchange for $25,000 worth of legal services rendered.

On December 29, 2003, the Company issued 3,000,000 pre-split shares of its common stock to its president, David Allison in consideration for his duties relating to his appointment as the Company's sole officer.

On May 19, 2005, the Company entered into an Agreement and Plan of Reorganization with Terra Insight Corporation, a Delaware corporation, and the three shareholders of Terra Insight Corporation. Pursuant to the reorganization agreement, the Company acquired the business of Terra Insight Corporation, together with its inactive subsidiary, Terra Resources, Inc., a Delaware corporation. Pursuant to the reorganization agreement, the Company exchanged 35,029,980 post-split shares of its common stock in exchange for all of the shares of common stock of Terra Insight Corporation in a transaction viewed as a reverse acquisition. The three shareholders of Terra Insight Corporation received the following number of post-split shares:

                    Ivan Railyan             29,775,483
                    Roman Rozenberg           3,502,998
                    Dan Brecher               1,751,499

On May 19, 2005, as a consequence of the Agreement and Plan of Reorganization with Terra Insight Corporation, the Company assumed the obligations of three executive employment agreements of Terra Insight Corporation. Ivan Railyan, Roman Rozenberg, and Dan Brecher have stock options to purchase shares of the Company's common stock, exercisable for five years from January 7, 2005 at $0.32 per share. Mr. Railyan is entitled to acquire up to 1,033,334 post-split shares of the Company's common stock, and each of Mr. Rozenberg and Mr. Brecher are entitled to acquire up to 1,033,333 post-split shares of the Company's common stock. The stock options are subject to future vesting. One-half of the stock options shall vest following the first fiscal year end in which the Company's earnings before interest, taxes, depreciation, and amortization (EBITDA) exceeds $2,000,000 or its gross revenues exceed $6,000,000. The remaining stock options shall vest following the first fiscal year end in which the Company's EBITDA exceeds $4,000,000 or its gross revenues exceed $10,000,000.

On May 19, 2005, the Company sold 2,411,138 post-split shares of common stock to two accredited investors for gross proceeds of $1,750,000. In connection with the sale of securities, the Company granted the investors certain registration rights, agreeing to use its best efforts to file a registration statement for the resale of the shares that they purchased within ninety days, and seeking effectiveness within 180 days. If the Company fails to perform its obligations in connection with the filing of the registration statement, for each thirty day period that the registration statement is not timely filed, the Company is to pay the investors as liquidated damages a number of shares equal to two percent of the total outstanding capital. The proceeds of the sale of securities were used for working capital.

On May 20, 2005, the Company entered into an agreement with Kenneth Oh, pursuant to which the Company issued stock options to purchase 250,000 post-split shares of the Company's common stock. The stock options are exercisable for five years at $0.80 per share. The stock options were to vest, subject to conditions of services to the Company, as follows: options to purchase 187,500 shares on May 20, 2006; additional options to purchase 31,250 shares on May 20, 2007; and the remaining options to purchase 31,250 shares on May 20, 2008. On December 29, 2005, the agreement was amended to accelerate the vesting date for the options to December 30, 2005.

On June 13, 2005, in connection with the employment agreement, the Company granted Dmitry Vilbaum stock options to purchase 413,333 post-split shares of the Company's common stock. The stock options are exercisable for five years at $0.80 per share. The stock options were to vest, subject to conditions of services to the Company, as follows: options to purchase 310,000 shares on June 13, 2006; additional options to purchase 51,667 shares on June 13, 2007; and the remaining options to purchase 51,666 shares on June 13, 2008. On December 29, 2005, the agreement was amended to accelerate the vesting date for the options to December 30, 2005.

On June 29, 2005, the Company entered into an agreement with Dmitry Vilbaum, pursuant to which the Company issued stock options to purchase 500,000 post-split shares of the Company's common stock. The stock options are exercisable for five years at $1.00 per share. The stock options were to vest, subject to conditions of services to the Company, as follows: options to purchase 375,000 shares on June 29, 2006; additional options to purchase 62,500 shares on June 29, 2007; and the remaining options to purchase 62,500 shares on June 29, 2008. On December 29, 2005, the agreement was amended to accelerate the vesting date for the options to December 30, 2005.

On June 29, 2005, the Company entered into a consulting agreement with Stuart Sundlun, pursuant to which the Company issued stock options to purchase 500,000 post-split shares of the Company's common stock. The stock options are exercisable for five years at $0.80 per share.

On June 30, 2005, the Company entered into a Securities Purchase Agreement with Enficon Establishment, a Liechtenstein company, for the sale of up to a principal amount of $5 million in 6% convertible debentures due December 31, 2007. On July 5, 2005, Enficon purchased a $2 million debenture, and on September 8, 2005, Enficon purchased an additional $1 million debenture. We allocated $1 million of $3 million in proceeds from the sale of debentures to our working capital, and the other $2 million in furtherance of an exploration project being conducted by Tierra Nevada Exploration Partners, LP, in which we currently hold a 100% partnership interest. The debentures are convertible into shares of the Company's common stock at $1.00 per share. Interest accrues on the principal amount of the debenture at the simple rate of 6% per year from the date of issuance. Interest is payable at maturity. In the event of conversion of the debenture, in whole or in part, the holder forfeits any accrued interest on the converted principal amount. The debentures are subject to a mandatory conversion in the event that the Company's non-insider common stock trades in the public securities market at a price of $2.00 per share or more with a mean average weekly volume of 250,000 shares or more in eight consecutive weeks. In connection with the sale of securities, the Company granted Enficon certain registration rights, agreeing to include, in a registration statement that the Company files, the resale of the shares underlying the debentures that Enficon purchased. The Company intends to file a separate registration statement at a later date for the resale of the shares underlying the debentures that Enficon purchased on September 8, 2005.

On October 1, 2005, the Company entered into a consulting agreement with CEOcast, Inc., pursuant to which the Company issued 175,000 shares of its common stock to the consultant. The agreement is for a term of up to one year. The consulting agreement provided that if the Company does not opt to terminate the agreement after four months, the Company is to issue an additional 325,000 shares of common stock in February 2006. Pursuant to amendments to the consulting agreement, the Company is to issue the additional 325,000 shares of common stock in September 2006, unless the agreement is terminated prior to that date.

On December 12, 2005, the Company entered into a Securities Purchase Agreement with Belhasa International Co. LLC, a United Arab Emirates entity, for the sale of 1,000,000 shares of common stock, 150,000 warrants exercisable for one year, and 2,000,000 warrants exercisable for six months. The 150,000 one-year warrants are exercisable for six months at $1.25 per share and are thereafter exercisable at $1.50 per share. The 2,000,000 six-month warrants are exercisable for three months at $1.15 per share and are thereafter exercisable at $1.50 per share, provided that the initial exercise of these six-month warrants must be for the purchase of at least 1,000,000 shares of common stock. The Company applied the proceeds of $1,000,000 to its working capital.

On December 29, 2005, the Company entered into a Securities Purchase Agreement with Esterna Limited, a Cyprus limited company, for the sale of 500,000 shares of common stock. The Company applied the proceeds of $500,000 from the sale of the securities to its working capital.

On December 29, 2005, the Company granted nonincentive stock options to purchase shares of the Company's common stock, exercisable for a period of up to five years from the date of grant at $0.50 per share and vesting over one year at the rate of 25% per calendar quarter, pursuant to the Company's 2005 Stock Incentive Plan, to the following employees:

       Ivan Railyan, President                              500,000 options
       Roman Rozenberg, Chief Executive Officer             500,000 options
       Dan Brecher, Managing Director                       500,000 options
       Dmitry Vilbaum, Chief Operating Officer              250,000 options
       Kenneth Oh, Secretary                                250,000 options
       Viktor Andreev                                       250,000 options

On March 7, 2006, the Company issued to Norman Sheresky, pursuant to an oral consulting agreement for legal services, stock options to purchase 15,000 shares of the Company's common stock. The stock options are exercisable for five years at $0.50 per share.

On March 14, 2006, the Company granted nonincentive stock options to purchase shares of the Company's common stock, exercisable for a period of up to five years from the date of grant at $0.90 per share and vesting over one year at the rate of 25% per calendar quarter, pursuant to the Company's 2005 Stock Incentive Plan, to the following employees:

       Eric Weiss                                           375,000 options
       Susan Fox                                             25,000 options

On April 5, 2006, the Company granted nonincentive stock options to purchase shares of the Company's common stock, exercisable for a period of up to five years from the date of grant at $1.07 per share and vesting over one year at the rate of 25% per calendar quarter, pursuant to the Company's 2005 Stock Incentive Plan, to the following employees:

       Kimberly Reilly                                       25,000 options
       Eric Robins                                           10,000 options

On April 6, 2006, we entered into an agreement with Kiev Investment Group, pursuant to a Protocol Agreement dated April 5, 2006. Kiev Investment Group is an affiliate of Enficon Establishment, a holder of our debentures. Kiev Investment Group has stated its intention to assign its obligations under the Protocol Agreement. This Protocol Agreement relates to, modifies and supplements the terms of our Securities Purchase Agreement with Enficon dated June 30, 2005 and of our exploration agreement with Enficon dated June 30, 2005. Pursuant to the Protocol Agreement, on April 12, 2006, Kiev Investment Group purchased from us a 6% convertible debenture due December 31, 2007 in the principal amount of $1 million. The purchase of this debenture represents the fourth million of an aggregate of $5 million in debentures that Enficon and Kiev Investment Group may purchase from us pursuant to our Securities Purchase Agreement with Enficon dated June 30, 2005. The debentures are convertible into shares of the Company's common stock at $1.00 per share. Interest accrues on the principal amount of the debenture at the simple rate of 6% per year from the date of issuance. Interest is payable at maturity. In the event of conversion of the debenture, in whole or in part, the holder forfeits any accrued interest on the converted principal amount. The debentures are subject to a mandatory conversion in the event that the Company's non-insider common stock trades in the public securities market at a price of $2.00 per share or more with a mean average weekly volume of 250,000 shares or more in eight consecutive weeks. We allocated $500,000 of the proceeds for our working capital, and the balance as a capital contribution to our subsidiary, Tierra Nevada Exploration Partners, LP, which is to use such funds for oil and gas drilling operations in the State of Nevada. Under the Protocol Agreement, Kiev Investment Group undertook the following obligations:

      (1) to purchase, pursuant to the Securities Agreement, the fifth and final tranche of $1 million of convertible debentures by May 15, 2006;
      (2) by June 15, 2006, along with Enficon, to convert their aggregate $5 million of convertible debentures at $1 per share into an aggregate of 5,000,000 shares of common stock;
      (3) to make capital contributions, pursuant to the exploration agreement with Enficon, in the aggregate amount of $3 million to our subsidiary, Tierra Nevada Exploration Partners, with a $1 million capital contribution made on April 13, 2006, and additional contributions of $600,000 and $1.4 million to be made by June 15, 2006 and July 5, 2006, respectively; and
      (4) by June 29, 2006, to purchase from us 5,000,000 shares of our common stock at $1.05 per share.

The Protocol Agreement also provides that by June 29, 2006, the parties are to enter into a stock option agreement that would grant Kiev Investment Group the right to purchase such additional amount of our common stock, that when combined with 5 million shares issuable upon conversion of the debentures by June 15, 2006 and the purchase of 5 million shares by June 29, 2006, would equal 25% of our then outstanding shares of common stock. The stock option is to be exercisable, on an all or none basis, until October 1, 2006 at $1.20 per share, and thereafter, exercisable until December 31, 2006 at a price of the greater of
(a) $1.50 per share or (b) 60% of the average trading price of our common stock for the 20 day period preceding such exercise, with an upper cap on the exercise price of $1.75 per share. Other terms for the stock options are yet to be fully negotiated, and Kiev Investment Group does not have such a stock option until a definitive stock option agreement is executed.

Subject to fulfillment of Kiev Investment Group obligations under the Protocol Agreement, we agreed to grant one nominee of Kiev Investment Group that is acceptable to us a seat on our Board of Directors. The seat shall be forfeited if (a) Kiev Investment Group does not exercise its stock option in its entirety by October 1, 2006 or (b) Kiev Investment Group does not exercise its stock option to purchase at least 50% of the underlying shares by December 31, 2006.

On April 17, 2006, the Company granted nonincentive stock options to purchase 50,000 shares of the Company's common stock, exercisable for a period of up to five years from the date of grant at $1.38 per share and vesting over one year at the rate of 25% per calendar quarter, pursuant to the Company's 2005 Stock Incentive Plan, to Dmitry Vilbaum, our Chief Operating Officer.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2.

Exhibit
Number    Description of Exhibit
------    ----------------------

2.1       Split-Off Agreement (Incorporated by reference to Exhibit 2.1 of
          Form 8-K filed on May 25, 2005)
2.2       Agreement and Plan of Reorganization (Incorporated by reference to
          Exhibit 2.2 of Form 8-K filed on May 25, 2005)
2.3       Statement of Understanding for Purchase of Shares of CompuPrint,
          Inc. (Incorporated by reference to Exhibit 2.1 of Form 8-K filed on January 4, 2006)
3(i)(1) Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to Registration Statement on Form SB-2, No. 333-90272, filed on June 11,
          2002)
3(i)(2) Articles of Amendment of Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to Registration Statement on Form SB-2, No. 333-90272, filed on June 11, 2002)
3(i)(3) Articles of Amendment of Articles of Incorporation of CompuPrint, Inc. (Incorporated by reference to Exhibit 3(i)(1) of Form 8-K filed on May 25, 2005)
3(i)(4) Certificate of Incorporation of Terra Insight Corporation (Incorporated by reference to Exhibit 3(i)(2) of Form 8-K filed on May 25, 2005)
3(i)(5) Certificate of Incorporation of Terra Resources, Inc. (Incorporated by reference to Exhibit 3(i)(3) of Form 8-K filed on May 25, 2005)
3.3 By-Laws (Incorporated by reference to Exhibit 3.3 to Registration Statement on Form SB-2, No. 333-90272, filed on June 11, 2002)
4.1       Specimen Common Stock Certificate (Incorporated by reference to
          Exhibit 4.1 to Registration Statement on Form SB-2, No. 333-90272, filed on June 11, 2002)
5*        Opinion and Consent of Counsel
10.1 Securities Purchase Agreement and Supplement (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on May 25, 2005)
10.2      Registration Rights Agreement (Incorporated by reference to
          Exhibit 10.2 of Form 8-K filed on May 25, 2005)
10.3 Securities Purchase Agreement and Supplement (Incorporated by reference to Exhibit 10.3 of Form 8-K filed on May 25, 2005)
10.4      Registration Rights Agreement (Incorporated by reference to
          Exhibit 10.4 of Form 8-K filed on May 25, 2005)
10.5      Escrow Agreement (Incorporated by reference to Exhibit 10.5 of
          Form 8-K filed on May 25, 2005)
10.6      Employment Agreement with Ivan Railyan (Incorporated by reference to Exhibit 10.6 of Form 8-K filed on May 25, 2005)
10.7      Employment Agreement with Roman Rozenberg (Incorporated by reference to Exhibit 10.7 of Form 8-K filed on May 25, 2005)
10.8      Employment Agreement with Dan Brecher (Incorporated by reference to Exhibit 10.8 of Form 8-K filed on May 25, 2005)
10.9**    License Agreement with the Institute, dated January 7, 2005
10.10**   Services Agreement with the Institute, dated January 7, 2005
10.11**   Amended and Restated License Agreement with the Institute
10.12**   Amended and Restated Services Agreement with the Institute
10.13**   Addendum to Employment Agreements, dated May 19, 2005
10.14 Option Agreement with Kenneth Oh, dated May 20, 2005 (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on July 6, 2005)
10.15     Employment Agreement with Dmitry Vilbaum (Incorporated by
          reference to Exhibit 10.2 of Form 8-K filed on July 6, 2005)
10.16**   Addendum to Employment Agreement with Dmitry Vilbaum

10.17 Option Agreement with Dmitry Vilbaum, dated June 29, 2005 (Incorporated by reference to Exhibit 10.3 of Form 8-K filed on July 6, 2005)
10.18 Securities Purchase Agreement, dated June 30, 2005 (Incorporated by reference to Exhibit 10.4 of Form 8-K filed on July 6, 2005)
10.19**   Debenture issued pursuant to June 30, 2005 Securities Purchase
          Agreement
10.20 Tierra Nevada Exploration Corporation Agreement, dated June 30, 2005 (Incorporated by reference to Exhibit 10.6 of Form 8-K filed on July 6, 2005)
10.21**   Consulting Agreement, Stuart Sundlun, June 30, 2005
10.22     Second Debenture issued September 8, 2005, pursuant to June 30,
          2005 Securities Purchase Agreement (Incorporated by reference to
          Exhibit 10.3 of Form 10-QSB filed on November 17, 2005)
10.23 Consultant Agreement, CEOcast, October 1, 2005 (Incorporated by reference to Exhibit 10.4 of Form 10-QSB filed on November 17, 2005)
10.24 Securities Purchase Agreement entered December 2005 (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on December 15, 2005)
10.25 Securities Purchase Agreement, with Esterna Limited, December 2005 (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on January 4, 2006)
10.26 Addendum to Employment Agreement, Dmitry Vilbaum, December 2005 (Incorporated by reference to Exhibit 10.2 of Form 8-K filed on January 4, 2006)
10.27 Addendum to Option Agreement, Dmitry Vilbaum, December 2005 (Incorporated by reference to Exhibit 10.3 of Form 8-K filed on January 4, 2006)
10.28 Addendum to Option Agreement, Kenneth Oh, December 2005 (Incorporated by reference to Exhibit 10.4 of Form 8-K filed on January 4, 2006)
10.29     2005 Stock Incentive Plan (Incorporated by reference to
          Exhibit 10.5 of Form 8-K filed on January 4, 2006)
10.30 Form of Grant Award of Nonincentive Options issued December 2005 pursuant to 2005 Stock Incentive Plan (Incorporated by reference to
          Exhibit 10.6 of Form 8-K filed on January 4, 2006)
10.31 Addendum to Employment Agreement, Ivan Railyan, December 2005 (Incorporated by reference to Exhibit 10.7 of Form 8-K filed on January 4, 2006)
10.32 Addendum to Employment Agreement, Roman Rozenberg, December 2005 (Incorporated by reference to Exhibit 10.8 of Form 8-K filed on January 4, 2006)
10.33 Addendum to Employment Agreement, Dan Brecher, December 2005 (Incorporated by reference to Exhibit 10.9 of Form 8-K filed on January 4, 2006)
10.34**   Amendment to Consultant Agreement, CEOcast, December 30, 2005
10.35     Farmout Agreement between Davidson Energy, L.L.C., Johnson
          Children's Trust No. 1, and TexTerra Exploration Partners LP, dated January 10, 2006 (Incorporated by reference to Exhibit
          10.1 of Form 8-K filed on February 3, 2006)
10.36 Limited Partnership Agreement of TexTerra Exploration Partners, LP, dated as of January 22, 2006 (Incorporated by reference to Exhibit
          10.2 of Form 8-K filed on February 3, 2006)


10.37**   Form of Option Agreement with Norman Sheresky, dated March 7,
          2006
10.38** Form of Grant Award of Nonincentive Options to Employees issued pursuant to 2005 Stock Incentive Plan
10.39** Modification No. 1, dated March 22, 2006, to Farmout Agreement between Davidson Energy, L.L.C., Johnson Children's Trust No. 1, and TexTerra Exploration Partners LP


10.40 Protocol Agreement with Kiev Investment Group, dated April 5, 2006 (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on April 12, 2006)
10.41 Form of Debenture issued pursuant to Protocol Agreement (Incorporated by reference to Exhibit 10.2 of Form 8-K filed on April 12, 2006)

10.42** Exploration Agreement with Calik Enerji Sanayi ve Ticaret, dated April 11, 2006
10.43 Second Amendment to Consultant Agreement, dated April 15, 2006 (Incorporated by reference to Exhibit 10.9 of Form 10-QSB filed on May 18, 2006)


21**      List of Subsidiaries
23.1*     Consent of Rosen Seymour Shapss Martin & Company LLP
23.2* Consent of legal counsel (incorporated by reference to Exhibit 5.1 filed herewith)
-----
*  Filed herewith.
** Previously filed as an exhibit to Registration Statement on Form SB-2, File No. 333-127815.

ITEM 28. UNDERTAKINGS.

(a)   The undersigned registrant hereby undertakes that it will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

            (iii) Include any additional or changed material information on the plan of distribution.

            Provided, however, that the registrant does not need to make post-effective amendments with respect to the information set forth in paragraphs (a) and (b) above if the information is incorporated by reference from periodic reports filed by the registrant under the Exchange Act.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(c) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on June 14, 2006.


                                     COMPUPRINT, INC.

                                     By: /s/ Roman Rozenberg
                                        -----------------------
                                        Roman Rozenberg,
                                        Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                       TITLE                                       DATE
/s/ Ivan Railyan        Chairman of the Board and President             June 14, 2006
--------------------
Ivan Railyan

/s/ Roman Rozenberg     Director and Chief Executive Officer            June 14, 2006
--------------------
Roman Rozenberg

/s/ Dan Brecher         Director, Managing Director                     June 14, 2006
--------------------
Dan Brecher             and Treasurer (Principal Financial Officer)

/s/ Dmitry Vilbaum      Chief Operating Officer                         June 14, 2006
--------------------
Dmitry Vilbaum

                                COMPUPRINT, INC.

                                  EXHIBIT INDEX

Exhibit
Number    Description of Exhibit
------    ----------------------

2.1       Split-Off Agreement (Incorporated by reference to Exhibit 2.1 of
          Form 8-K filed on May 25, 2005)
2.2       Agreement and Plan of Reorganization (Incorporated by reference to
          Exhibit 2.2 of Form 8-K filed on May 25, 2005)
2.3       Statement of Understanding for Purchase of Shares of CompuPrint,
          Inc. (Incorporated by reference to Exhibit 2.1 of Form 8-K filed on January 4, 2006)
3(i)(1) Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to Registration Statement on Form SB-2, No. 333-90272, filed on June 11,
          2002)
3(i)(2) Articles of Amendment of Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to Registration Statement on Form SB-2, No. 333-90272, filed on June 11, 2002)
3(i)(3) Articles of Amendment of Articles of Incorporation of CompuPrint, Inc. (Incorporated by reference to Exhibit 3(i)(1) of Form 8-K filed on May 25, 2005)
3(i)(4) Certificate of Incorporation of Terra Insight Corporation (Incorporated by reference to Exhibit 3(i)(2) of Form 8-K filed on May 25, 2005)
3(i)(5) Certificate of Incorporation of Terra Resources, Inc. (Incorporated by reference to Exhibit 3(i)(3) of Form 8-K filed on May 25, 2005)
3.3 By-Laws (Incorporated by reference to Exhibit 3.3 to Registration Statement on Form SB-2, No. 333-90272, filed on June 11, 2002)
4.1       Specimen Common Stock Certificate (Incorporated by reference to
          Exhibit 4.1 to Registration Statement on Form SB-2, No. 333-90272, filed on June 11, 2002)
5*        Opinion and Consent of Counsel
10.1 Securities Purchase Agreement and Supplement (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on May 25, 2005)
10.2      Registration Rights Agreement (Incorporated by reference to
          Exhibit 10.2 of Form 8-K filed on May 25, 2005)
10.3 Securities Purchase Agreement and Supplement (Incorporated by reference to Exhibit 10.3 of Form 8-K filed on May 25, 2005)
10.4      Registration Rights Agreement (Incorporated by reference to
          Exhibit 10.4 of Form 8-K filed on May 25, 2005)
10.5      Escrow Agreement (Incorporated by reference to Exhibit 10.5 of
          Form 8-K filed on May 25, 2005)
10.6      Employment Agreement with Ivan Railyan (Incorporated by reference to Exhibit 10.6 of Form 8-K filed on May 25, 2005)
10.7      Employment Agreement with Roman Rozenberg (Incorporated by reference to Exhibit 10.7 of Form 8-K filed on May 25, 2005)
10.8      Employment Agreement with Dan Brecher (Incorporated by reference to Exhibit 10.8 of Form 8-K filed on May 25, 2005)
10.9**    License Agreement with the Institute, dated January 7, 2005
10.10**   Services Agreement with the Institute, dated January 7, 2005
10.11**   Amended and Restated License Agreement with the Institute
10.12**   Amended and Restated Services Agreement with the Institute
10.13**   Addendum to Employment Agreements, dated May 19, 2005
10.14 Option Agreement with Kenneth Oh, dated May 20, 2005 (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on July 6, 2005)
10.15     Employment Agreement with Dmitry Vilbaum (Incorporated by reference to
          Exhibit 10.2 of Form 8-K filed on July 6, 2005)
10.16**   Addendum to Employment Agreement with Dmitry Vilbaum

10.17 Option Agreement with Dmitry Vilbaum, dated June 29, 2005 (Incorporated by reference to Exhibit 10.3 of Form 8-K filed on July 6, 2005)
10.18 Securities Purchase Agreement, dated June 30, 2005 (Incorporated by reference to Exhibit 10.4 of Form 8-K filed on July 6, 2005)
10.19**   Debenture issued pursuant to June 30, 2005 Securities Purchase
          Agreement
10.20 Tierra Nevada Exploration Corporation Agreement, dated June 30, 2005 (Incorporated by reference to Exhibit 10.6 of Form 8-K filed on July 6, 2005)
10.21**   Consulting Agreement, Stuart Sundlun, June 30, 2005
10.22     Second Debenture issued September 8, 2005, pursuant to June 30,
          2005 Securities Purchase Agreement (Incorporated by reference to
          Exhibit 10.3 of Form 10-QSB filed on November 17, 2005)
10.23 Consultant Agreement, CEOcast, October 1, 2005 (Incorporated by reference to Exhibit 10.4 of Form 10-QSB filed on November 17, 2005)
10.24 Securities Purchase Agreement entered December 2005 (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on December 15, 2005)
10.25 Securities Purchase Agreement, with Esterna Limited, December 2005 (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on January 4, 2006)
10.26 Addendum to Employment Agreement, Dmitry Vilbaum, December 2005 (Incorporated by reference to Exhibit 10.2 of Form 8-K filed on January 4, 2006)
10.27 Addendum to Option Agreement, Dmitry Vilbaum, December 2005 (Incorporated by reference to Exhibit 10.3 of Form 8-K filed on January 4, 2006)
10.28 Addendum to Option Agreement, Kenneth Oh, December 2005 (Incorporated by reference to Exhibit 10.4 of Form 8-K filed on January 4, 2006)
10.29     2005 Stock Incentive Plan (Incorporated by reference to
          Exhibit 10.5 of Form 8-K filed on January 4, 2006)
10.30 Form of Grant Award of Nonincentive Options issued December 2005 pursuant to 2005 Stock Incentive Plan (Incorporated by reference to
          Exhibit 10.6 of Form 8-K filed on January 4, 2006)
10.31 Addendum to Employment Agreement, Ivan Railyan, December 2005 (Incorporated by reference to Exhibit 10.7 of Form 8-K filed on January 4, 2006)
10.32 Addendum to Employment Agreement, Roman Rozenberg, December 2005 (Incorporated by reference to Exhibit 10.8 of Form 8-K filed on January 4, 2006)
10.33 Addendum to Employment Agreement, Dan Brecher, December 2005 (Incorporated by reference to Exhibit 10.9 of Form 8-K filed on January 4, 2006)
10.34**   Amendment to Consultant Agreement, CEOcast, December 30, 2005
10.35     Farmout Agreement between Davidson Energy, L.L.C., Johnson
          Children's Trust No. 1, and TexTerra Exploration Partners LP, dated January 10, 2006 (Incorporated by reference to Exhibit
          10.1 of Form 8-K filed on February 3, 2006)
10.36 Limited Partnership Agreement of TexTerra Exploration Partners, LP, dated as of January 22, 2006 (Incorporated by reference to Exhibit
          10.2 of Form 8-K filed on February 3, 2006)


10.37**   Form of Option Agreement with Norman Sheresky, dated March 7,
          2006
10.38** Form of Grant Award of Nonincentive Options to Employees issued pursuant to 2005 Stock Incentive Plan
10.39** Modification No. 1, dated March 22, 2006, to Farmout Agreement between Davidson Energy, L.L.C., Johnson Children's Trust No. 1, and TexTerra Exploration Partners LP


10.40 Protocol Agreement with Kiev Investment Group, dated April 5, 2006 (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on April 12, 2006)
10.41 Form of Debenture issued pursuant to Protocol Agreement (Incorporated by reference to Exhibit 10.2 of Form 8-K filed on April 12, 2006)

10.42** Exploration Agreement with Calik Enerji Sanayi ve Ticaret, dated April 11, 2006
10.43 Second Amendment to Consultant Agreement, dated April 15, 2006 (Incorporated by reference to Exhibit 10.9 of Form 10-QSB filed on May 18, 2006)


21**      List of Subsidiaries
23.1*     Consent of Rosen Seymour Shapss Martin & Company LLP
23.2* Consent of legal counsel (incorporated by reference to Exhibit 5.1 filed herewith)
-----
*  Filed herewith.
** Previously filed as an exhibit to Registration Statement on Form SB-2, File No. 333-127815.